As filed with the Securities and Exchange Commission on August 15, 1997
                                                      Registration No. 333-05569

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                                 AMENDMENT NO. 6
                                       TO
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                          WESTMARK GROUP HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      6531                                      84-1055077
         (State or other jurisdiction                      (Primary Standard                          (I.R.S. Employer
              of incorporation or                      Industrial Classification                   Identification Number)
                 organization)                               Code Number)


             355 N.E. FIFTH AVENUE                                                                     MARK SCHAFTLEIN
          DELRAY BEACH, FLORIDA 33483                                                           WESTMARK GROUP HOLDINGS, INC.
                (561) 243-8010                                                                      355 N.E. FIFTH AVENUE
            (Address and telephone                                                               DELRAY BEACH, FLORIDA 33483
              number of principal                                                                      (561) 243-8010
              executive offices)                                                                     (Name, address and
                                                                                                     telephone number of
                                                                                                     agent for service)

                                   COPIES TO:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 659-1744
                              ---------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act number of the earlier effective registration statement for the same offering. [ ]

           If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X] -----------------------

                        CALCULATION OF REGISTRATION FEE

                                                                               Proposed             Proposed
               Title of Each Class of                           Amount          Maximum              Maximum              Amount of
                  Securities To Be                               Being        Offering Price        Aggregate           Registration
                     Registered                               Registered       Per Share(1)     Offering Price(1)            Fee
====================================================================================================================================
Resale of Shares Underlying Preferred Stock (2)......           4,841,904          $.53(3)         $  2,566,209           $   778
Resale of Shares Underlying Warrants (2).............           1,608,188          $.89(3)         $  1,431,287           $   434
Resale of Shares Underlying Convertible Debt.........             444,326          $.62(3)         $    275,482           $    78
Outstanding Shares of Common Stock to be Resold......           4,442,442          $.59(4)         $  2,621,040           $   794
   TOTAL                                                       11,336,860            -                      -             $ 2,084(5)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This registration statement also covers any additional securities which may become issuable pursuant to adjustment provisions.

(3) Based upon the average conversion price for the Preferred Stock and convertible debt and the average exercise price for the warrants.

(4) Based on the closing bid price of Common Stock as reported by Nasdaq on July 30, 1997.

(5) The amount of $2,606 was paid in original filing.

                            -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ---------------------

                          WESTMARK GROUP HOLDINGS, INC.
                              Cross-Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                                  LOCATION IN PROSPECTUS
 1.      Front of Registration Statement and
         Outside Front Cover of Prospectus.......................  Outside Front Cover Page
 2.      Inside Front and Outside Back Cover
         Pages of Prospectus.....................................  Inside Front Cover Page; Outside Back
                                                                   Cover Page
 3.      Summary Information and Risk Factors....................  Prospectus Summary; Risk Factors; The
                                                                   Company
 4.      Use of Proceeds.........................................  Use of Proceeds
 5.      Determination of Offering Price.........................  Outside Front Cover Page; Risk Factors;
                                                                   Plan of Distribution and Selling
                                                                   Stockholders
 6.      Dilution................................................  *
 7.      Selling Security-Holders................................  Plan of Distribution and Selling
                                                                   Stockholders
 8.      Plan of Distribution....................................  Outside Front Cover Page; Risk Factors;
                                                                   Plan of Distribution and Selling
                                                                   Stockholders
 9.      Legal Proceedings.......................................  Business
10.      Directors, Executive Officers, Promoters
         and Control Persons.....................................  The Company; Management -- Executive
                                                                   Officers and Directors
11.      Security Ownership of Certain Beneficial
         Owners and Management...................................  Principal Stockholders
12.      Description of Securities...............................  Description of Capital Stock
13.      Interest of Named Experts and Counsel...................  Experts
14.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.............................................  *
15.      Organization Within Last Five Years.....................  The Company
16.      Description of Business.................................  Business
17.      Management's Discussion and Analysis
         or Plan of Operation....................................  Management's Discussion and Analysis of
                                                                   Financial Condition and Results of
                                                                   Operations
18.      Description of Property.................................  Business
19.      Certain Relationships and Related
         Transactions............................................  Management -- Certain Transactions
20.      Market for Common Equity and Related
         Stockholder Matters.....................................  Risk Factors; Description of Capital Stock;
                                                                   Shares Eligible for Future Sale; Price
                                                                   Range of Common Stock and Dividend
                                                                   Policy
21.      Executive Compensation..................................  Management -- Executive Compensation
22.      Financial Statements....................................  Financial Statements
23.      Changes in and Disagreements with
         Accountants on Accounting and Financial
         Disclosure..............................................  Experts

-----------------------------

(*)      None or Not Applicable

                  SUBJECT TO COMPLETION, DATED August 15, 1997


                          WESTMARK GROUP HOLDINGS, INC.

                   RESALE OF 11,336,860 SHARES OF COMMON STOCK

           This Prospectus relates to the resale of 11,336,860 shares of Common Stock which may be sold by the holders thereof ("Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock to be resold include 4,442,442 shares currently issued and outstanding and up to 6,894,418 shares to be issued upon (i) exercise of warrants outstanding to purchase an aggregate of 1,608,188 shares ("Warrants"), (ii) conversion of outstanding shares of the Company's Series A, Series B, Series D, Series E and Series F Preferred Stock (collectively, "Preferred Stock") presently convertible to purchase an aggregate of 4,841,904 shares, subject to adjustment, and (iii) conversion of $274,501 of debt for 444,326 shares ("Convertible Debt"). Shares offered by the Selling Stockholders may be sold by one or more of the following methods without limitation: (i) ordinary brokerage transactions in which a broker solicits purchases; and (ii) face to face transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. See "Management--Stock Options," "--Certain Transactions," "Description of Capital Stock--Preferred Stock" and "Plan of Distribution and Selling Stockholders." The Company will retain all proceeds from the exercise of the Warrants, regardless of the number exercised. Such proceeds (a maximum amount of approximately $1,812,965) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders or upon conversion of the Preferred Stock or upon conversion of the Convertible Debt. The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "WGHI." On July 30, 1997, the last sales price of the Common Stock as reported by Nasdaq was $.59.

                        --------------------------------

           THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
              A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
                ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE
                  INVESTMENT. THE MARKET FOR THE COMMON STOCK
                   IS LIMITED, SPORADIC AND HIGHLY VOLATILE.
                         SEE "RISK FACTORS" ON PAGE 5.

                          ----------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                          ----------------------------

                 The date of this Prospectus is August __, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                TABLE OF CONTENTS
                                                                           PAGE
Available Information......................................................  2
Prospectus Summary.........................................................  3
Risk Factors...............................................................  5
The Company................................................................ 11
Use of Proceeds...........................................................  13
Price Range of Common Stock and Dividend Policy...........................  14
Capitalization............................................................  15
Management's Discussion and Analysis of Financial Condition
   and Results of Operations..............................................  15
Business................................................................... 22
Management................................................................. 27
Principal Stockholders..................................................... 33
Description of Capital Stock............................................... 33
Plan of Distribution and Selling Stockholders.............................. 37
Legal Matters.............................................................. 46
Experts.................................................................... 46
Index to Financial Statements............................................. F-1

           NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS FURNISHED.

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files periodic reports, proxy materials and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy materials and other information are available for inspection at, and copies of such materials may be obtained upon payment of the fees prescribed therefor by the Commission from, the Commission at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

           The Company has filed a registration statement on Form SB-2 ("Registration Statement") under the Act with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission. The Company will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, attention Mr. Schaftlein, at 355 N.E. Fifth Avenue, Delray Beach, Florida 33483.

           The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http://www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

                               PROSPECTUS SUMMARY

           THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO GIVE EFFECT TO (I) A 1-FOR-30 REVERSE STOCK SPLIT EFFECTED IN JULY 1995, AND (II) THE REINCORPORATION OF THE COMPANY IN DELAWARE IN JUNE 1996, WHICH RESULTED IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK INCREASING TO 50,000,000, $.001 PAR VALUE, AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK INCREASING TO 10,000,000, $.001 PAR VALUE.

                                   THE COMPANY

           The Company is primarily a financial services company that, through its wholly-owned subsidiary Westmark Mortgage Corporation ("Westmark Mortgage"), is engaged in the business of originating, purchasing and selling mortgage loans secured primarily by single family, multi-family and condominium residences. Investors purchase conforming loans (generally those borrowers with perfect or good credit) and non-confirming loans (generally below average and delinquent credit). Westmark Mortgage is registered and/or licensed to originate, purchase closed loans, underwrite, fund or sell residential mortgage loans in the states of Arkansas, California, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Tennessee, Utah and Washington. The Company pools and sells loans to third-party institutional investors. The primary non-conforming investors are Household Financial Services which provided 65%, of the Company's revenue from gain on sale in 1996 and The Money Store.

           While the Company is primarily a financial services business operation, in July 1996, the Company acquired Green World Technologies, Inc. ("Green World"), a wholly owned development-stage subsidiary that markets, nationally and internationally, the Talon Refrigerant Management System ("Talon"), an energy-saving add-on to air-cooled condensers found in air conditioners, heat pumps and refrigeration systems. The marketing campaign consists of establishing dealer networks and warehousing. In addition, testing is currently underway with several manufacturers for the purpose of having the Talon included as an other equipment manufacturer ("OEM") in these manufacturers' product lines. The business operations of Green World constitute an insignificant portion of the Company's business. Results of operations of Green World for the period after acquisition by the Company (July 18, 1996) through September 30, 1996 (its fiscal year-end) are as follows: (i) revenue of $29,221; (ii) cost of goods sold of $10,311; and (iii) general and administrative expenses of $85,496, selling expenses of $24,651 and research and development expenses of $21,919. The Company does not anticipate entering into any further diversified lines of business. See "The Company-Recent Developments
- Green World Acquisition".

                                                             THE OFFERING

Common Stock Outstanding
  Prior to Offering....................................      9,523,082 (1)
Common Stock Outstanding
 After Offering, Assuming Exercise
 and Conversion of the Derivative Securities
 of which the resale of the underlying Common
 Stock is being registered hereby......................     16,417,500 (2)

Common Stock, the Resale of Which is
 Being Registered Hereby...............................      11,336,860 (2)

Use of Proceeds........................................      Working capital and
                                                             general corporate
                                                             purposes. See "Use
                                                             of Proceeds."

Risk Factors...........................................      Prospective
                                                             purchasers are
                                                             urged to carefully
                                                             review the factors
                                                             set forth in
                                                             "Risk Factors."

Nasdaq Symbol..........................................  WGHI

---------------------

(1) Does not include (i) 1,608,188 underlying the Warrants, (ii) 4,841,904 shares underlying outstanding shares of Preferred Stock, (iii) shares of Common Stock underlying currently exercisable options ("Options"), (iv) 444,326 shares issuable upon conversion of Convertible Debt, and (v) 1,000,000 shares underlying options that are not currently exercisable. See "Company-Recent Developments," "Management -- Certain Transactions," "Description of Capital Stock - Warrants," and " Preferred Stock".

(2) Includes (i) the resale of 1,608,188 shares underlying the Warrants, (ii) the resale of 4,841,904 shares underlying outstanding shares of Preferred Stock, and (iii) the resale of 444,326 shares underlying Convertible Debt.

                          SUMMARY FINANCIAL INFORMATION
                      (In thousands, except per share data)

                                                                    YEAR ENDED DECEMBER 31                     PERIOD ENDED
                                                                           (AUDITED)                              JUNE 30
                                                                                                                (UNAUDITED)
STATEMENTS OF INCOME DATA:                                         1996                1995               1997               1996
                                                                  -------            --------            -------            -------
Total revenues ........................................           $ 2,933            $  3,107            $ 3,157            $ 1,401

Total expense .........................................             6,972              10,595              3,460              2,364
Loss from continuing operations .......................            (4,038)             (7,488)              (303)              (963)
Provisions for income tax benefit .....................                39                 180               --                 --
Gain on extinguishment of debt (1) ....................              --                   270                 69               --
Net loss ..............................................            (3,801)             (7,038)              (234)              (963)
Net loss per share ....................................             (1.04)              (6.50)             (0.04)             (0.33)
Weighted average
   shares outstanding .................................             3,660               1,082              5,581              3,016

BALANCE SHEET DATA:
                                                         DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                           (AUDITED)(UNAUDITED)
Working capital deficit ................................    (5,079)   (1,776)

Total assets (2) .......................................    10,325     8,918

Long-term obligations (3) ..............................      --        --


Stockholders' equity ...................................       201     1,613


(1) Includes non-cash compensation items of $1,153,318 and $1,099,000 in 1996 and 1995, respectively.

(2) Net of tax of $39,000 at December 31, 1996 and $180,000 at December 31,
    1995.

(3) Includes investment in loans in process of $4,995,193 at December 31, 1996 and $19,480,029 at December 31, 1995.

                                  RISK FACTORS

           AN INVESTMENT IN THE COMPANY COMMON STOCK INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

CONTINUING OPERATING LOSSES; ACCUMULATED DEFICIT

           The Company had losses from continuing operations before provision for income tax and other extraordinary items of ($3,898,366) and ($7,488,060) for the years ended December 31, 1996 and 1995, respectively, and ($233,944) for the six months ended June 30, 1997. At December 31, 1996 and June 30, 1997, the Company had an accumulated deficit of ($26,655,416) and ($26,997,731), respectively. The Company's prospects, therefore, must be considered in light of the risks, expenses and difficulties frequently encountered in operating a business in a highly competitive industry. There can be no assurance that the Company will experience profitability in the future, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CAPITAL REQUIREMENT; LIMITED SOURCES OF LIQUIDITY; NEED FOR ADDITIONAL CAPITAL; QUALIFIED OPINION REGARDING FINANCIAL STATEMENTS; WEAKNESS IN ACCOUNTING CONTROLS

           The Company requires substantial capital to pursue its operating strategy. To date, the Company has relied primarily upon net cash provided by financing activities to fund its capital requirements. Net cash provided by financing activities, exclusive of transactions on its line of credit, was $1,704,445 and $3,431,298 for the years ended December 31, 1996 and 1995, respectively, and $833,812 for the six months ended June 30, 1997. Net cash used by operating activities before working capital changes was $2,487,936 and $5,198,712 for the years ended December 31, 1996 and 1995, respectively, and net cash provided before working capital changes was $833,812 for the six months ended June 30, 1997. The Company expects that operations before working capital changes will not generate significant cash flow until the Company has net income. These results will continue to impact the Company's capital position and cause continued reliance upon external sources of liquidity for at least the near future. There can be no assurance the Company will generate sufficient cash in future periods to satisfy the Company's capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

           At December 31, 1996 and June 30, 1997, the Company had a working capital deficit of $5,079,003 and $1,776,153, respectively. The Company maintains a $10 million warehouse line of credit with Princap Mortgage, Inc., a $5 million Warehouse line of credit with The Money Store, and a $5 million Warehouse line of credit with Household Financial Services, Inc. secured by the mortgages purchased by the Company from these warehouse lines of credit ("Warehouse Facilities"). The terms of the Princap line of credit are prime + 2%, $140 per loan transaction fee and funding at 98% of the loan amount. At December 31, 1996 and June 30, 1997, the Company had $4,748,021 and $4,559,687,
respectively, outstanding under the Princap Warehouse Facility. Pursuant to The Money Store Warehouse Facility, the Company has available a $5 million line of credit with an interest rate of 1.5% above prime and no transaction fee. Pursuant to Household Financial Services Warehouse Facility, the Company has available a $5 million line of credit with an interest rate of 2% above prime and a $100 transaction fee. The Company does not have any other external lines of credit for financing. At June 30, 1997, the Company had total short-term indebtedness (exclusive of the warehouse line of credit) of $2,377,058, and long-term indebtedness of $1,760,778 of which $1,727,569 and $192,222, respectively, is owed to Medical Industries of America Inc., formerly known as Heart Labs of America, Inc. ("MIOA"). See "The Company-Recent Developments" for a description of the terms of the Westmark-Medical Industries Agreement pursuant to which this sum will be paid. The Company funds substantially all of the loans which it originates and purchases through borrowings under its Warehouse Facilities. These borrowings are in turn repaid with the proceeds received by the Company from selling such loans either through whole loan sales or bulk sales. Any failure to renew or obtain adequate funding under this Warehouse Facilities, or other borrowings, or any substantial reduction in the size of or pricing in the markets for the Company's loans, could have a material adverse effect on the Company's operations. To the extent that the Company is not successful in maintaining or replacing its Warehouse

Facilities, it would have to curtail its loan production activities or sell loans earlier than is optimal, thereby having a material adverse effect on the Company's results of operations and financial conditions. The Company may need additional capital to satisfy future capital requirements. There can be no assurance that the Company will obtain any additional financing or that the Company will be able to raise needed capital from other sources on terms favorable to the Company, if at all. If the Company is unable to secure sufficient capital in the future, its ability to pursue its business strategy and result of operations for future periods may be impaired. The Company has not established any other lines of credit or other similar financial arrangements with any lenders. If it appears at any time in the future that the Company is again approaching a condition of cash deficiency, the Company will be required to seek additional debt or equity financing, sell assets or otherwise bring cash flow in balance. There can be no assurance that the Company will be able to obtain external sources for liquidity on acceptable terms, if at all. Management does not have any firm commitments for significant financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

           The Company's internally generated cash flows from operations have historically been insufficient for cash needs. The Company's independent accountants have qualified their opinion with respect to the Company's financial statements for the year ended December 31, 1996 to reflect that incurred losses from operations, a deficit in working capital and insufficient equity for contractual commitments, have raised substantial doubt about the ability of the Company to continue as a going concern. Furthermore, the financial statements do not include any adjustments that might result from the outcome of such uncertainty.

           In 1993, the Company was advised by its independent auditors that there were material weaknesses in its system of internal accounting controls. Since that time, the Company has continued to exhibit material weaknesses in accounting practices relating to timing of revenue and expense recognition, consistent and timely performance of monthly closing procedures including appropriate account reconciliations, recognition of non-cash compensation, and the recording of other significant non-cash transactions. Effective in 1997, management adopted a corrective action plan to its system of accounting controls which includes the following elements: (i) monthly closing procedures, including systematic account reconciliations and internal review are documented and consistently applied; (ii) interim financial statements are produced monthly and are reviewed on a timely basis by responsible parties including upper management; (iii) quarterly reporting has been automated to ensure consistency both between quarters and as compared to year end; and (iv) appropriate consideration is given to proper accounting treatment of significant, unusual and non-cash transactions, including the requirement for consultation with experts, as necessary see "Financial Statements."

ABILITY TO MAINTAIN NASDAQ LISTING AND PUBLIC MARKET

           The Company Common Stock is currently listed for quotation on the Nasdaq SmallCap Market. The trading market for the Common Stock is sporadic, limited and highly volatile. In order for the Common Stock to be eligible for continued listing on the Nasdaq SmallCap Market, the Company must (i) have total assets of at least $2 million, (ii) total capital and surplus of at least $1 million, and (iii) maintain a minimum bid price of $1.00 or, if the minimum bid price is less than $1.00, the Company must maintain capital and surplus of $2 million and a market value of the public float of its securities of not less than $1 million. Nasdaq recently proposed new criteria for listing on the Nasdaq SmallCap Market. The requirements for continued inclusion under the proposed standards include: (i) net tangible assets of at least $2 million, or net income of $500,000 in two of the last three years, or a market capitalization of at least $35 million and (ii) maintain a minimum bid price of $1.00. In May 1997, the Company was notified that it would be de-listed from Nasdaq for failure to maintain listing requirements. The Company appealed the decision, and was granted a temporary exception until August 31, 1997 to meet the minimum bid price requirement and to have its Common Stock trade with a minimum bid price of $1.00 for a period of 10 days. During that time the stock symbol shall be "WGHIC." In order to meet the minimum $1.00 bid price requirement, the Company has requested its shareholders to approve a minimum of a 3-for-1 reverse split of its issued and outstanding Common Stock prior to August 31, 1997. Disclosure in this Prospectus does not give effect to any contemplated reverse split. Even if the Company is successful in meeting the terms of the exception, there can be no assurances that it will be able to maintain its listing once the proposed new criteria are adopted. If the Company is unsuccessful in maintaining its listing, trading, if any, in the securities would be conducted in the over-the-counter market of the National Quotation Bureau, Inc., or on the OTC Electronic Bulletin Board. There can be no assurance that any trading market will continue to exist for the Common Stock. See "Price Range of Common Stock and Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE; POTENTIAL DEPRESSION EFFECT ON MARKET

           Of the 9,523,082 shares of Common Stock issued and outstanding, the Company is registering the resale of the 4,442,442 issued and outstanding shares of Common Stock. Substantially all of the balance of the shares of Common Stock outstanding are freely tradeable as such shares were issued pursuant to registration statements registering the issuance of such shares under the Act or such shares have been outstanding for over one year and can be sold pursuant to Rule 144 promulgated under the Act. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell through ordinary brokerage transactions or to market makers an amount of shares up to the greater of 1% of the Company's then outstanding stock or the average weekly trading volume for the four weeks prior to the proposed sale. The sale of a substantial amount of restricted and unrestricted Common Stock by shareholders of the Company under Rule 144, or even the potential for such sales, could have an depressive effect on the market price of the shares of Common Stock and could impede the Company's ability to raise additional capital through the sale of its equity securities. A depressive effect on the market price of the Common Stock could require the Company to issue additional shares of Common Stock to its creditors or make additional cash payments to creditors pursuant to settlement agreements for which the resale of 1,254,002 shares of Common Stock under this Prospectus is being provided for. See "Management Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources" for a discussion of the terms under which additional shares may be issued to creditors. See "Plan of Distribution and Selling Stockholders."

ECONOMIC CONDITIONS THAT MAY ADVERSELY EFFECT BUSINESS OPERATIONS

      GENERAL

           The Company's business may be adversely affected by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because of the Company's focus on borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the mortgage lending industry in general. Any sustained period of such increased delinquencies, foreclosures or losses could adversely affect the pricing of the Company's loan sales. While the Company believes the underwriting criteria and collection methods it employs enable it to mitigate the higher risks inherent in loans made to these borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks.

           The success of Company's business is predicated upon the use of its services in connection with the purchase or refinancing of residential real estate. The mortgage origination market and real estate market are often adversely effected, usually on a short-term basis, by unusual climatic events in any single geographic area such as hurricanes, earthquakes and tornadoes. The happening of such events or recurrence of such events in a particular area may increase the rates for mortgage and homeowners insurance causing a decline in the number of home purchasers and mortgage borrowers. Since 1994, the Company has undertaken a geographic expansion to avoid concentration in any single geographic location.

      EFFECT OF FLUCTUATING INTEREST RATES

           Fluctuations in interest rates and increases and decreases of the prime rate may directly impact the mortgage market and the ability of the Company to attract "A" or "B/C" or other classes of mortgage loans. If interest rates should rise, the number of applications for new mortgages may fall. Management believes that the "B/C" mortgage market is not as particularly interest-rate sensitive as is the "A" mortgage market. The "A" mortgage market is primarily composed of borrowers who are interest-rate-driven or for purchasing homes; that is, "A" mortgage borrowers refinance current mortgages for ones with lower interest rates and terms. As interest rates increase, such refinancing diminishes purchase activities and the number of loan applications in that "A" market decreases. The "B/C" market is primarily composed of borrowers who are payment-driven with a use of the mortgage loan as a source of equity. Often a common goal of the "B/C" borrower is to leverage available equity for immediate use, and despite increases in interest rates, the "B/C" borrower focuses primarily on the monthly payment. Thus, the decrease in loan applications in the "B/C" market which may occur when interest rates increase, is typically not as significant as in the "A" mortgage market. However, there can be no assurances that interest rates will not rise and negatively impact the Company's financial position by causing fewer "B/C" mortgages to be processed by the Company.

RISKS OF "B/C" MORTGAGE MARKET AS COMPARED WITH "A" MORTGAGE MARKET

           The Company has diversified its mortgage banking strategy to include lending to additional categories of borrowers, such as the "B/C" mortgage market, a nationally growing segment of the mortgage industry. The "B/C" mortgage market serves borrowers whose credit history or amount of debt increases the risk associated with mortgage loans and puts such loans outside the guidelines established by Fannie Mae and Freddie Mac. Thus, the "B/C" mortgage loans cannot be resold to those institutions and the Company must locate buyers outside that established market. The Company's strategy in reducing its risk associated with funding "B/C" loans is to obtain commitments from outside investors for the resale to them of such "B/C" loan mortgages before the Company funds such mortgages. The "B/C" mortgage loan is particularly dependent on the accuracy of the appraisal of the underlying property because of the higher risk of lack of repayment and the consequent mortgage originator's increased reliance on such underlying mortgage assets. Because of such risk in funding, "B/C" mortgages require the borrower to place a larger down payment on the purchased property which permits a higher-debt-to-income ratio. In addition, because of the inherent risks, the "B/C" loan originator charges greater loan origination fees and mortgage rates generating a higher yield than those of the "A" mortgage market. Consequently, the profit margins that can be realized by the Company on the resale of such "B/C" loans is greater than those realizable from the "A" loan mortgage market. There is no assurance that the Company will be able to continue to achieve a higher profit margin from the resale of its loans or will be able to continue to locate buyers from such "B/C" loan packages. Occasionally, as part of such resale of the mortgages, the Company issues certain representations to repurchase defective loans, but only as to defective loans arising from an incidence of fraud. While there can be no assurance that the Company will not be required to repurchase a significant amount of such loans, this has not traditionally been a serious consideration for the Company. In fiscal 1995, the Company paid a total of $480,000 for repurchased defective loans, or .3038% of its total loan originations, which amount related to loans originated prior to the purchase of Westmark Mortgage by the Company. As of June 30, 1997 the portfolio of loans Household Financial Services, Inc. purchased from Westmark totaled approximately $19 million. The portfolio had a delinquency rate of less than 1%, an amount well within its established guideline.

CONTINGENT RISKS OF LOAN SALES

           Although the Company sells substantially all loans which it originates and purchases on a nonrecourse basis, the Company retains some degree of risk on substantially all loans sold. During the period of time that loans are held pending sale, the Company is subject to the various business risks associated with the lending business including the risk of borrower default, the risk of foreclosure and the risk that a rapid increase in interest rates would result in a decline in the value of loans to potential purchasers.

           In the ordinary course of its business, the Company is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company (including its appraisers), incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business. The Company believes that liability with respect to any currently asserted claims or legal actions is not likely to be material to the Company's consolidated results of operation or financial condition; however, any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on the Company's results of operations and financial condition.

           Likewise with the repurchase scenario discussed above, the Company at any one time is potentially subject to past portfolio liabilities, particularly from the conforming business. Periodically, the Company will receive demands for repurchase from various investors. Though the Company has been successful in having individual requests rescinded or cured, there can be no assurance that individual defects will be cured. Management does not feel that this risk could seriously impair the Company's ability to operate.

RELATED PARTY INVOLVEMENT IN GREEN WORLD ACQUISITION

           The prior shareholder of Green World is currently a beneficial principal stockholder of the Company. In connection with the acquisition of Green World by GTB Company from MIOA and the subsequent acquisition of Green World by the Company from GTB Company, the sole shareholder of GTB Company was Charles Chillingworth, who for a brief period prior to the Green World transaction was corporate counsel for the Company and MIOA. In the Green World transaction, Mr. Chillingworth solely represented the interest of GTB Company in its dealing with both MIOA and the Company. Mr. Birmingham was an officer and director of the Company at the time of the Green World acquisition and currently serves in those positions with the Company. During the Green World acquisition by MIOA, Mr. Birmingham was an officer and director of MIOA, and upon the sale of Green World to GTB Company, Mr. Birmingham was only a director of MIOA. In August 1996, Mr. Birmingham resigned as a director of MIOA. Mr. Morrell was an officer and director of MIOA at the time of the acquisition and prior to the acquisition was an officer and director of the Company. Mr. Birmingham abstained from voting on the proposed sale of Green World by MIOA to GTB Company. Upon such acquisition, the board of directors of the Company believed that the transaction to acquire Green World was conducted on an arms'-length basis. See "The Company-Recent Development-Green World Acquisition."

DEPENDENCE UPON KEY PERSONNEL

           The Company's success depends, in part, upon a number of key managerial personnel and employees, including Mark Schaftlein and Payton Story, the loss of whom could adversely affect the Company. The Company believes that its future success depends in part on its ability to continue to attract and retain highly skilled employees. The Company has entered into employment agreements with Messrs. Schaftlein, Birmingham, and Story.

REGULATORY COMPLIANCE

           Members of Congress and government officials have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Company's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by the Company.

           The Company's domestic business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. The Company is subject to the rules and regulations of, and examinations by HUD and state regulatory authorities with respect to originating, processing, underwriting and selling loans. These rules and regulations, among other things, impose licensing obligations on the Company, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to demands for indemnifications or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

           Although the Company believes that it has systems and procedures to facilitate compliance with these requirements and believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future that could make compliance more difficult or expensive.

INTENSE COMPETITION FACED BY COMPANY

           As a marketer of mortgage loans, the Company faces intense competition, primarily from mortgage banking companies, commercial banks, credit unions, thrift institutions, and finance companies. Many of these competitors are substantially larger and have more capital and other resources than the Company. Competition can take many forms, including convenience in obtaining a loan, customer service, marketing and distribution channels and interest rates. Furthermore, the current level of gains realized by the Company and its competitors on the sale of the type of loans they originate and purchase is attracting additional competitors into this market with the possible effect of lowering gains that may be realized on the Company's future loan sales. Competition may be affected by fluctuations in interest rates and general economic conditions. During periods of rising rates, competitors which have "locked in" low borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Company's customers to refinance their loans. During economic slowdowns or recessions, the Company's borrowers may have new financial difficulties and may be receptive to offers by the Company's competitors.

           The Company depends largely on independent mortgage brokers, financial institutions and other mortgage bankers for its originations and purchases of new loans. The Company's competitors also seek to establish relationships with the Company's independent mortgage brokers, financial institutions and other mortgage bankers, none of whom is obligated by contract or otherwise to continue to do business with the Company. In addition, the Company expects the volume of wholesale loans purchased by the Company to increase and the relative proportion of wholesale loans to total loans originated and purchased by the Company to expand. The Company's future results may become more exposed to fluctuations in the volume and cost of its wholesale loans resulting from competition from other purchasers of such loans, market conditions and other factors.

SIGNIFICANT NUMBER OF AUTHORIZED BUT UNISSUED PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECT

           The Board of Directors has total discretion in the issuance and the determination of the rights and privileges of any shares of Preferred Stock which may be issued in the future, which rights and privileges may be detrimental to the holders of the Common Stock of the Company. The Board of Directors could issue shares of Preferred Stock with such rights and preferences that could discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Company is authorized to issue 10 million shares of its Preferred Stock, and only 739,897 shares of which are presently issued and outstanding. Additionally, the Board of Directors has been authorized to issue up to 50 million shares of Common Stock, of which only 9,523,082 shares are issued and outstanding as of the date of this Prospectus. See "Description of Capital Stock."

NECESSITY FOR CONTINUING REGISTRATION

           The resale of the registered shares hereby, as well as the resale of the shares issuable upon exercise of the Warrants, Options and Preferred Stock registered hereby, can be publicly sold only pursuant to an effective registration statement and a current Prospectus under the Act. There is no assurance that the Company will be able to keep the registration statement of which this Prospectus is a part current or pay the legal and related costs of doing so. In addition, it is a condition to the Company's ability to issue free-trading shares of Common Stock upon such resale that such securities remain qualified for resale under the securities laws of the states in which holders of such securities reside, and there is no assurance that such securities will remain so qualified. If a holder moves, or subsequent purchaser resides, in a jurisdiction in which the Company has not registered the transactions set forth in this Prospectus, the benefits of this Prospectus may not be available. If the Prospectus ceases to be current with respect to such securities, the Company may be precluded from issuing free-trading shares of Common Stock upon resale.

                                   THE COMPANY

           The Company is a financial services company that, through its wholly-owned subsidiary Westmark Mortgage, is engaged in the business of originating, purchasing and selling mortgage loans secured primarily by single family, multi-family and condominium residences. Investors purchase conforming loans (generally those borrowers with perfect or good credit) and non-confirming loans (generally below average and delinquent credit). Westmark Mortgage is registered and/or licensed to originate, purchase closed loans, underwrite, fund or sell residential mortgage loans in the states of Arkansas, California, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Tennessee, Utah and Washington. The Company pools and sells loans to third-party institutional investors. The primary non-conforming investor is Household Financial Services which provided 65% of the Company's revenues from gain on sale in 1996.

           The Company was incorporated in Colorado during 1986 under the name Eagle Venture Acquisitions, Inc. From inception until May 1990, the Company was engaged in business operations unrelated to its current business strategy. In May 1990, the Company changed its name to Network Real Estate of California, Inc. and commenced providing a variety of real estate services through its wholly-owned subsidiary, Network Real Estate, Inc. ("Network Real Estate"), including real estate brokerage, mortgage banking services and insurance services. In July 1992, the Company changed its name to Network Financial Services, Inc. From May 1990 through August 1993, the Company conducted substantially all of its business operations through its subsidiary, Network Real Estate.

           In August 1993, the Company acquired Westmark Mortgage from Primark Corporation, an unaffiliated third party ("Primark"). Westmark Mortgage was engaged in essentially the same business as it is today, except that the Company serviced certain originated mortgage loans and was heavily concentrated in conforming "A" paper. In August 1994, Freddie Mac agreed to the sale by the Company of the mortgage servicing portfolio. In September 1994, the Company sold its entire mortgage servicing portfolio to Crown Bank.

           In 1993, the Company ceased operating Network Capital Group, a wholly-owned mortgage banking subsidiary, in a transaction that had no significant impact on the Company's financial condition. In an April 1994 agreement, effective December 31, 1993, the Company sold Network Real Estate to a former president of the Company.

           While the Company is primarily a financial services business operation, in July 1996, the Company acquired Green World which markets, nationally and internationally, the Talon Refrigerant Management System ("Talon"), an energy saving add-on to air cooled condensers found in air conditioners, heat pumps and refrigeration systems. The marketing campaign consists of establishing dealer networks and warehousing. In addition, testing is currently underway with several manufacturers for the purpose of having the Talon included as an OEM in these manufacturers product lines. The business operations of Green World constitute an insignificant portion of the Company's business. The Company does not anticipate entering into any further diversified lines of business. See "- Recent Developments Green World Acquisition."

           In June 1994, the Company changed its name to Westmark Group Holdings, Inc. Currently, the Company conducts its business through two operating subsidiaries, Westmark Mortgage and Green World, and references to the Company or Westmark include Westmark Mortgage and Green World, unless otherwise indicated. The principal executive office of the Company is located at 355 N.E. Fifth Avenue, Delray Beach, Florida 33483 and its telephone number is (561) 243-8010.

RECENT DEVELOPMENTS

      GREEN WORLD ACQUISITION

           Effective July 21, 1996, the Company and GTB Company entered into an agreement which was amended August 22,1996 whereby the Company acquired all of the issued and outstanding capital stock of Green World in consideration for (i) 130,000 shares of Series E Preferred Stock, stated value $10.00 per share, which Preferred Stock is convertible into 2,888,889 shares of Company Common Stock, and (ii) payment of royalties of 14% of the gross sales of Green World for a period of two years from the date of this agreement and payment of royalties of 12% of the gross sales of Green World for a period of three years from the date of this agreement, which payments are to be made on a quarterly basis. Green World is in the business of refrigerant management systems for energy savings. GTB Company had acquired Green World from MIOA, for consideration including (i) the executed non-interest bearing promissory note in the amount of $380,000, and
(ii) the agreement to a royalty payment of 7% of the gross sales of Green World until July 1998, and 5% until July 1999. Within one month of acquiring Green World, GTB Company sold it to the Company for the above-captioned terms and conditions. The Company acquired Green World pursuant to a prior corporate strategy to diversify its business operations. Management has determined not to pursue any further diversification strategies at this time, and intends to focus its resources on its mortgage operations. As of the date hereof, the board of directors of the Company has determined to spin-off a minimum of 51% and a maximum of 100% of the Green World capital stock owned by the Company. As of the date of this Prospectus, neither the record date or the amount of capital stock to be spun-off has been determined. The timing in terms of the spin-off will be disclosed through appropriate SEC filings when determined.

            Green World is a nationwide marketer of Talon, an energy-saving add-on to air-cooled condensers found in air conditioners, heat pumps and refrigeration systems. Green World has been establishing a dealer network to market its products. Green World has executed an exclusive contract for the sales of its Talon with Trane Specialty A/C Products ("Trane"). The contract calls for Trane to purchase no less than 7,125 units over the next 24 months, with 2,535 units in the first 12 months and 4,800 the remaining 12 months and is renewable for an additional 24 months. Additionally, the contract allows the distributor the exclusive right to market in 16 California counties including those counties in the San Francisco Bay area. In July 1997, the Company gave Trane its thirty (30) day notice to terminate the contract.

           The Company's decision to acquire Green World was based upon management's strategy of diversification. In an attempt to diversify the business in order to off-set the potential cyclical nature of the "A" mortgage market, the Company embarked on a two-prong diversification strategy. The Company (i) entered into the Green World acquisition with the purpose of developing a revenue stream from a less cyclical business and (ii) determined to aggressively process loan applications in the "B/C" mortgage market. In 1995, the Company determined that the "B/C" mortgage market was not as particularly interest-rate sensitive as the "A" mortgage market and after results of operations were analyzed in the 1996 fiscal year, management determined that the "B/C" mortgage market resulted in a better yields for the Company than mortgages originated in the "A" mortgage market. During 1996, the Company met with numerous financing sources in order to obtain funds to be better able to take advantage of participating in the "B/C" mortgage market as well as to develop the Green World business opportunity. In connection with pursuing such financing, potential investor response led management to conclude that the Company was better able to take advantage of a "B/C" mortgage market than the Green World opportunity, management elected in 1997 to spin-off the Green World business and to concentrate on originating, purchasing and selling "B/C" mortgage loans.

           In connection with the acquisition of Green World by GTB Company from MIOA and the subsequent acquisition of Green World by the Company from GTB Company, the sole shareholder of GTB Company was Charles Chillingworth, who for a brief period prior to the Green World transaction was corporate counsel for the Company and MIOA. In the Green World transaction, Mr. Chillingworth solely represented the interest of GTB Company in its dealing with both MIOA and the Company. Mr. Birmingham was an officer and director of the Company at the time of the Green World acquisition and currently serves in those positions with the Company. During the Green World acquisition by MIOA, Mr. Birmingham was an officer and director of MIOA, and upon the sale of Green World to

GTB Company, Mr. Birmingham was only a director of MIOA. In August 1996, Mr. Birmingham resigned as a director of MIOA. Mr. Morrell was an officer and director of MIOA at the time of the acquisition and prior to the acquisition was an officer and director of the Company.

      WESTMARK-MEDICAL INDUSTRIES AGREEMENT

           The Company and MIOA entered into an agreement dated January 23, 1997 ("Westmark-Medical Industries Agreement") which was amended March 31, 1997, and June 26, 1997. MIOA presently owns 1,667,284 shares of Company Common Stock, and 200,000 shares of the Company's Series C Preferred Stock ($3.50 stated value). A contractual right provided to MIOA upon issuance of a portion of its shares of Common Stock afforded MIOA the right to maintain a 49% ownership interest in the Company. At June 26, 1997, the Company owed MIOA $1,953,000, less interest in the sum of $47,000 which represents interest forgiveness for the second quarter. MIOA agreed to the termination of the 49% anti-dilution protection. Payment of the indebtedness shall be made upon the following terms. The Company executed a three year promissory note in the sum of $1,953,000, bearing interest at 10% per annum, with monthly payments in the amount of $25,000 which commenced June 30, 1997. In the event the Company receives additional capitalization of a minimum amount of $300,000 and a maximum amount of $1.5 million, MIOA shall be entitled to receive the first $300,000. In the event the additional capitalization exceeds $1.5 million, MIOA will be entitled to receive the first $500,000 of additional capitalization in excess of $1.5 million. In the event additional capitalization exceeds $3 million, MIOA shall be entitled to receive 50% of the excess until the above captioned indebtedness is paid in full.

           In addition, MIOA shall be entitled to 15% of the net cash of the Company in excess of operating expenses and settlement payments on a consolidated basis during the calendar year 1997, and 20% of said net cash flow in the calendar year 1998. In the event the Company should sell or spin-off either of its subsidiaries, MIOA shall be entitled 50% of the cash proceeds received by the Company resulting from the sale or spin-off up to the maximum of their indebtedness. Pursuant to a separate agreement, MIOA is also entitled to demand registration rights for its shares of Common Stock.

HOLLENBECK CONVERSION

           In March 1996, Mr. Hollenbeck agreed with the Company to provide for the redemption of his 290,000 shares of Common Stock based on the then market price in exchange for, among other consideration, a two-year consulting agreement providing for the payment of $75,000 in the first year and $90,000 in the second year, $400,000 cash, and the issuance of 100,000 shares of Series A Preferred Stock in April 1996. The Company also agreed to obtain written consent from Mr. Hollenbeck prior to the issuance of any convertible preferred stock or other debt or equity security convertible into Common Stock, and to pay certain of Mr. Hollenbeck's legal fees. In December 1996, Mr. Hollenbeck relinquished his right to force the Company to redeem the Series A Preferred Stock. In addition, Mr. Hollenbeck agreed to convert 35,500 shares of the Series A Preferred Stock contingent upon the Company receiving minimum additional capitalization of $3,000,000 and the payment to Mr. Hollenbeck of $64,000 in attorneys' fees and costs. The Company is currently in default in the payment of legal fees to Mr. Hollenbeck and payment of interest on the shares of Series A Preferred Stock (which in the aggregate is approximately $100,000) and in obtaining the necessary consent to issue debt or equity securities convertible into Common Stock subsequent to March 1996.

                                 USE OF PROCEEDS

      Assuming exercise of all the Warrants, the Company will receive aggregate proceeds of approximately $1,812,965, prior to deducting estimated offering expenses of approximately $200,000. The Company will use these proceeds for working capital and general corporate purposes and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Warrants to exercise such securities, there can be no assurance that the Warrants will be exercised. The Company will receive no proceeds from the resale of shares by the Selling Stockholders upon conversion of the Preferred Stock or upon conversion of the Convertible Debt. See "Plan of Distribution and Selling Stockholders."

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

           The Company's Common Stock is listed on the Nasdaq SmallCap Market under the symbol "WGHI." The following table sets forth the high and low last sales prices of the Common Stock for the periods indicated:


                                              PRICE RANGE
                                           ----------------
FISCAL YEAR                                 HIGH       LOW
                                           ------    -------
1995
    First Quarter ....................     $11.40    $  3.60
    Second Quarter ...................       8.40       3.60
    Third Quarter ....................       8.50       5.40
    Fourth Quarter ...................       6.50       1.62
1996
    First Quarter ....................     $ 3.23    $  2.13
    Second Quarter ...................       1.75        .81
    Third Quarter ....................       1.44        .53
    Fourth Quarter ...................       1.37        .47
1997
    First Quarter ....................       1.34        .62
    Second Quarter ...................       1.00        .53

         On July 30, 1997, the last sales price for the Common Stock was $.59, and the Company believes there were approximately 759 beneficial owners of its Common Stock.

           The Company has not paid, and the Company does not currently intend to pay, cash dividends on its Common Stock. The current policy of the Company's Board of Directors is to retain earnings, if any, to provide funds for operation and expansion of the Company's business. Such policy will be reviewed by the Board of Directors of the Company from time to time in light of, among other things, the Company's earnings and financial position.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company at June 30, 1997 and on a pro-forma basis to reflect the Westmark-Medical Industries Agreement This table should be read in conjunction with the Company's financial statements and notes thereto that are included elsewhere in this Prospectus.

                                  JUNE 30, 1997
                                  -------------

                                                                       ACTUAL
Liabilities
     Current Liabilities ...............................           $  5,544,413

     Long-Term Debt, Less
       Current Portions ................................                   --
Stockholders' equity:
     Preferred stock (1) (2) (3) .......................              2,459,755
Common stock (4) .......................................              9,523,082
Additional Paid-In Capital and
     Other Equity ......................................             27,733,111
   Accumulated deficit .................................            (26,997,731)
Total stockholders' equity .............................              1,612,723
Total capitalization ...................................           $  8,912,914
                                                                   ============

-----------------------

(1) At June 30, 1997 consists of (i) 118,750 shares of Series A Preferred Stock,
    (ii) 123,125 shares of Series B Preferred Stock, (iii) 200,000 shares of Series C Preferred Stock, (iv) 6,722 shares of Series D Preferred Stock, (v) 130,000 shares Series E Preferred Stock and (vi) 80,000 shares of Series F Preferred Stock.

(2) Subsequent to June 30, 1997, 18,750 shares of Preferred Stock converted to150,000 shares of Common Stock.

(3) Series G Preferred Stock. See description of Capital Stock - Preferred
    Stock.

(4) Does not include (i) 1,608,188 shares issuable upon exercise of the Warrants, (ii) 355,917 issuable upon the exercise of currently exercisable options, and (iii) 6,241,904 shares issuable upon conversion of outstanding shares of Preferred Stock. See "Description of Capital Stock Warrants," and " - Preferred Stock."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and accompanying Notes to the Consolidated Financial Statements.

GENERAL

          The Company is primarily a mortgage banking company engaged in the business of originating, purchasing and selling sub-prime "B/C" mortgage loans secured primarily by one-to-four family residences. The Company primarily generates income from (i) gains recognized from premiums on loans sold through whole loan sales to institutional purchasers, (ii) investment income earned on loans held for sale, and (iii) origination fees and related revenue received as part of loan closings. Gain on sale of loans, which represents the sales price in excess of loan acquisition and related costs from whole loan sales, constituted 65% and 50% of total revenues in 1996 and 1995, respectively. Investment income earned on loans held for sale constituted 20% and 30% of total revenues in 1996 and 1995, respectively. Loan origination fees and related revenue represented 12% and 18% of total revenues in 1996 and 1995, respectively.

          The Company currently has purchase agreements with Household Financial Services, The Money Store, Greentree Mortgage, Southern Pacific and various non-conforming mortgage conduits whereby the Company originates and sells loans to them. The Company sells virtually all of the loans it originates. These agreements are for specific terms or are open ended, and require the loans to satisfy the underwriting criteria described therein. During 1996 and

1995, the Company sold loans totaling $89.5 million and $158 million, respectively. The Company does not service any of the loans it originates and sells all loans primarily in whole loan sales. The gain on sale of loans was $1,881,068 and $1,544,556 in 1996 and 1995, respectively.

          Loans held for sale were comprised of 78% "A" (conforming) loans and 22% "B/C" (non-conforming) loans at December 31, 1995 and 10% "A" loans and 90% "B/C" loans at December 31, 1996. When the Company commits to fund loans, the parties agree upon an interest rate. Until the Company obtains a commitment to sell the loan to an investor, the Company is subject to interest-rate fluctuations. Interest rate commitments are not typically made to B/C borrowers until the loan funds. In order to mitigate interest-rate fluctuations, the Company's strategy in committing to make "B/C" loans has been to negotiate a 30 day forward commitment containing minimum pricing by credit class of loans by investor.

          Investment income earned on loans held for sale is derived primarily from interest payments on loans in inventory. Certain fixed rate "B/C" loans generally carry a note rate in excess of the cost to borrow. This results in a positive revenue differential between cost to borrow (at the time the loan funds) and the loan sale. Management's strategy is to sell those loans in whole loan sales and in bulk sales as quickly as practicable in order to optimize cash flow from the sale of the loans. In addition, the Company realizes revenue from loan origination fees and certain loan discount fees.

          The Company was advised by its independent auditors that there were material weaknesses in its system of accounting controls, and has implemented a corrective action plan. For a complete description of the plan, see "Financial Statements."

SIGNIFICANT ACCOUNTING POLICIES

          Mortgage loans are originated to be sold to investors and are reported at the lower of cost or market. Loans covered by commitments are valued as specified in the commitment. Loans not covered by commitments are valued at market, as determined by reference to the Company's normal market outlets. Loan origination fees and certain direct costs are deferred and reflected in operations when the underlying loan is sold. Investment income on loans held for sale is recognized as earned. Sales and expenses of Green World are recognized as incurred.

INVESTMENT IN REAL ESTATE AND PREFERRED STOCK

          In July 1995, the Company settled certain pending litigation arising out of a claim by Dolan Development Partners, Ltd. and related parties ("Dolan") that the Company defaulted on certain promissory notes. The settlement reduced the amount of principal and interest payable by the Company to Dolan pursuant to two promissory notes from $1.5 million to approximately $1 million. The Company owned a 50% interest in the property securing the payment of the notes and Dolan, the payee, owns the remaining 50% undivided interest in the property. The Company's interest in this real estate at December 31, 1995 was valued at $2,115,000. The balance on the note payable to Dolan, secured by such property, was $1 million as of December 31, 1995. This note bears interest at the rate of 9.75% per annum and matures, with principal payable in one lump sum, on June 1, 1998. The modifications of the amount owed to Dolan resulted in a pre-tax gain of extinguishment of debt of $450,000 in 1995.

          On July 10,1996, the Company sold all of its capital stock of Network Capital Group, Inc. to PBF Land Company ("PBF"), an affiliate of GTB Company, in exchange for various parcels of real property in Florida with a market value appraised at $1,298,000 (Parcel A). In addition, PBF placed an attorney's opinion letter of title for Quit Claim Deeds for additional parcels (Parcel B) valued at up to $5 million into escrow. In exchange for the additional property, the Company placed preferred stock with a stated value of $5 million into escrow. The preferred stock may be convertible into Common Stock beginning April 1, 1997. The minimum conversion price is $1 and no more than a cumulative total of $200,000 worth of preferred stock may be converted per quarter. For any additional shares to be issued, certain sales by PBF must be completed. Further due diligence regarding appraisal, title and legal issues are necessary in order for the Company to exercise the option to acquire the additional parcels.

          The subject property consists of various strips of 25-30 foot and 50 foot (perimeter) platted road rights of way, located in Palm Beach County. Parcel 1 contains 165,00 square feet ($2.25/sq.ft.), Parcel 2 contains 51,300 square feet ($3.50/sq.ft.) and Parcel 3 contains 1,150,150 square feet ($.60/sq.ft.), combined, these rights of way total 1,366,450 square feet for a total value of $1.3 million. The Company valued for accounting purposes, the strips at a cost of $1.0 million. The Company has received an attorney's opinion letter of title.

           Whitehall Financial Services, Inc. claimed a third party beneficial interest in and to the PBF agreement. PBF agreed to return 88,963 shares of Company Common Stock to the Company which was issued to Whitehall in full and final settlement of all claims.

          The Company received an unsolicited offer to buy the capital stock of Network Capital Group which owned developed and undeveloped land in California, in exchange for undeveloped property located within a 30-mile radius of the Company's headquarters. Management determined that it lacked the technical and financial resources to monitor the property as well as the complicated and ever-changing land use and regulatory laws affecting the California real estate and believed that it was more prudent to own and operate real estate within a 30-mile radius of its corporate headquarters. Moreover, the property in California was subject to a foreclosure action. Management weighed the tax factors with the proximity of the Florida real estate, causing management to effect the trade in Network Capital Group with the underdeveloped property previously owned by PBF.

RECENT FINANCING

          In July 1997, the Company entered into a financing agreement with MCA Financial Corp. ("MCA") whereby MCA agreed to pay the Company $500,000 in exchange for the issuance to MCA of 100,000 shares of series G convertible redeemable preferred stock ("Series G Convertible Preferred Stock") having a stated value of $5 per share and more particularly described in "Description of Capital Stock-Preferred Stock" and the delivery of certain loan packages to MCA. Payment of the $500,000 shall be made in installments through January 30, 1998 and are conditioned upon the loan packages eligible to be purchased having certain aggregate principle balances. The Company's obligation to deliver loans to MCA terminates immediately upon the effective date of the Company's redemption of the Series G Preferred Stock.

RESULTS OF OPERATIONS

          SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

          On a consolidated basis, total revenues increased to $3,087,459 in the six months ended June 30,1997 from $1,330,772 in the six months ended June 30, 1996, an increase of 132%. The increase is a result of substantial growth in loan volume and loan sales as well as the addition of sales from a subsidiary. The net profit margins on loan sales have increased to an average of 4.19% from an average of 1.04% for the respective periods an increase of 303%. This increase is due to the completion of the shift from originating conforming "A" loans to the more profitable non-conforming B/C mortgages. Interest income rose even with the reduction of holding periods prior to sale because of the increased rates charged on non-conforming loans.

           Expenses for the six months ended June 30, 1997 increased to $3,460,379 from $2,364,470 for the six months ended June 30, 1996, a 46%
increase. The primary reasons for the increases were the expenses incurred for startup in a subsidiary and the costs of professional services as well as costs associated with securing financing and the resulting need for increased public relations expenses. Loan origination costs decreased 678% to $73,549 for the six months ended June 30, 1997 from $572,747 in the six months ended June 30, 1996. General and administrative expenses increased 167% to $1,933,846 for the six months ended June 30, 1997 from $722,085 for the six months ended June 30, 1996. Marketing and advertising expense decreased 129% to $13,959 for the six months ended June 30, 1997 from $32,053 for the six months ended June 30, 1996.

           A net loss resulted for the six months ended June 30, 1997 of $233,944 or $0.04 per share as compared to a net loss of $963,698 or $.33 per share for the six months ended June 30, 1996. This decreased loss is due primarily to an increase in net revenues for Westmark Mortgage Corporation. The profit/loss breakdown is as follows: Westmark Mortgage Corporation $.16, Green World $(.05) WGHI $(.15).

          During the period ended June 30, 1997, the Company continued to focus its business to funding non-conforming, B/C paper with approximately 94% of all closed loan volume being B/C loan fundings. Total B/C loan fundings increased from $14.4 million in the six months ended June 30, 1996 to $49.4 million for the six months ended June 30, 1997, an increase of 191%.

             The Company expanded its B/C lending program through bulk sales during the last year and saw record revenue generated in the first six months of 1997 from this expansion. B/C loans are for borrowers with credit histories that fall below the guidelines set forth by Fannie Mae and Freddie Mac. The Company is focusing its marketing efforts in the B/C loan market due to the perceived enhanced returns. The increase in the B/C loans has come primarily from an increased market share in Florida and California. Management intends to continue its marketing strategy in additional states where licensing and/or sales activities began or expanded this period. Further expansion is expected in the Northwestern and Midwestern sections of the country in the third and fourth quarters of 1997.

           The Company continues to sell loan origination's on a "servicing-released" basis to investors in the normal course of business. The Company's bulk sales program for B/C paper in which loans are pooled and sold in packages ranging from $500,000 to $4,000,000 remains an integral key to future growth. During the first quarter, bulk sales deliveries were completed successfully with institutional investors, such as Household Financial Services, Inc., The Money Store, MorCap, Inc., Greentree Mortgage and Aames Capital Corporation. The Company anticipates further growth of interested institutional buyers and is negotiating for participation into loan securitization pools to further enhance revenue. The expansion of the warehouse line of credit is integral for participation in the securitization pools.

FISCAL 1996 COMPARED TO FISCAL 1995

          Total revenues decreased 6% to $2,933,173 in 1996 from $3,106,900 in 1995. This was primarily due to a shift in focus to originating non-conforming mortgages and the disposal of previously unsold loans whose gain on sales were minimal. In particular, $15,000,000 of 1995 ending inventory was sold for a net gain of 60 basis points. This inventory comprised 20% of total sales in 1996.

          Gain on sale of loans, all of which was derived from premiums on whole loan sales, increased 20% to $1,881,068 in 1996 from $1,544,556 in 1995. This increase was due as a result of management's decision to originate and sell "B/C" loans along with increased premiums on "A" whole loan sales. Management intends to continue to originate and sell "B/C" loans as part of its overall strategy. The volume of "B/C" loans sold during 1996 was approximately $41 million compared to $25 million in 1995. Generally, the "A" loans provide less income to the Company than "B/C" loans. Due to the Company's strategy of selling loans prior to the first payment, management believes that there is no greater substantive risk in original "B/C" loans than "A" loans.

          Loan origination fees decreased 35% to $355,255 in 1996 from $544,386 in 1995. This decrease is primarily due to originating fewer government-backed loans, resulting in less loan origination fees. Traditionally, conforming "A" and non-conforming "B/C" loans, at the wholesale level, do not contain loan origination fees. Management has adjusted the loan origination pricing structure to provide for an increase in per loan origination fees on non-conforming "B/C" product. Initially, this change could reduce the cash requirements at the time of loan funding, thereby possibly reducing gain on sale of these loans; however, management's goal is to increase the volume of loans, creating larger pools of loans to sell to investors, which should allow the Company to maintain its current premium rate on ultimate gain on sale of loans.

          Investment income, comprised primarily of interest earned on loans held for sale, decreased 38% to $584,399 in 1996 from $938,657 in 1995. This decrease is due primarily to a more rapid sale of loans in 1996 as compared with 1995.

          Total expenses decreased 34% to $6,971,539 in 1996 from $10,594,920 in 1995. This decrease is primarily due to (i) a decrease in general and administrative expenses and (ii) non-recurring expenses incurred in 1995 financial transactions.

          Direct loan fee expenses increased 104% to $432,425 in 1996 from $212,309 in 1995, due primarily to the fact that the Company incurred substantial loan fees on its warehouse facilities during the entire twelve months of 1996 compared to two months in 1995. In April 1997, the Company obtained a warehouse line of credit with The Money Store, which does not charge loan transaction fees.

          Interest expense decreased 4% to $1,172,852 in 1996 from $1,223,875 in 1995, due primarily to the increased volume of whole loan sales and the borrowing cost associated with the Company's Warehouse Facility.

          General and administrative expense decreased 42% to $3,930,199 from $6,775,395 in 1995, due primarily to a cost containment measure in personnel, overhead and marketing expenses. In March 1996, the Company consolidated its operations to Delray Beach, Florida. In connection with this consolidation, the Company sublet excess rental space in Costa Mesa, California and in Hawaii and negotiated the termination of its San Jose, California lease. The closing of the Hawaii office in March 1996 resulted in a savings of approximately $3,400 per month, the sublease of office space in Costa Mesa in March 1996 resulted in a savings of approximately $8,500 per month, the termination of the San Jose office in October 1996 resulted in savings of approximately $3,500 per month, and where appropriate accruals were established on the income statement.

          In July 1995, the Company entered into a letter of intent to acquire certain assets of Greentree. The aggregate purchase price was $1,575,000 payable in installments with the remaining unpaid purchase price payable from the proceeds of the Company's proposed offering of convertible debentures. The Company paid $100,000 cash and issued 16,667 shares of its Common Stock valued at $125,000 in anticipation of the acquisition. In November 1995, the Company abandoned the proposed convertible debenture offering and terminated the Greentree acquisition. The Company's $225,000 investment in Greentree was charged to expense in 1995. The acquisition agreement provided for Greentree to retain all sums previously paid and required the Company to register the resale of the 16,667 shares of Company Common Stock. The Company failed to register the resale of such shares, providing Greentree with the option of retaining such shares or demanding an additional $125,000 payment. The parties agreed to settle the $125,000 obligation for $35,000, payable through the issuance of shares which, when sold by Greentree, will net $35,000, and a three-year warrant to purchase 150,000 shares of Company Common Stock at $2.62 a share.

          Depreciation and amortization expenses decreased to $185,277 in 1996 from $194,543 in 1995, primarily due to the age of the equipment and the disposal of certain California based assets and was adversely affected by the Green World amortization.

          Net loss decreased to $3,800,995 in 1996 from $7,038,060 in 1995, resulting in a net loss per share of $1.04 in 1996 compared with $6.50 in 1995.

GREEN WORLD RESULTS OF OPERATIONS

          Green World is a development-stage company which began marketing the Talon Refrigerant Management System in February 1996. The results of operations discussed hereafter are for the period after acquisition by Westmark Group Holdings, Inc. from July 18, 1996 through September 30, 1996 per audit. Revenue for the periods was $29,221 while cost of goods sold was $10,311. The expenses of the operation consisted of general and administrative of $85,496, selling expenses of $24,651 and research and development costs of $21,919. There is no comparative data for prior years available.

LIQUIDITY AND CAPITAL RESOURCES

          The Company uses its cash flow from whole loan sales, loan origination fees, net interest income and borrowings under its Warehouse Facility to meet its working capital needs. The Company's cash requirements include the funding of loan originations, purchases, payment of interest expenses, operating expenses, taxes and capital expenditures, along with settlement agreements negotiated during 1996 and 1997.

          On December 31, 1996 and June 30, 1997, the Company had a working capital deficit of $5,079,003 and $1,776,153, respectively, and total stockholders equity of $200,527 and $1,612,723, respectively. Net cash provided by operating activities was $11,893,769 in 1996 compared with net cash used by operating activities of $16,665,858 for 1995. The reason for the significant change is that the Company decreased the amount of mortgage loans held for sale by approximately $14 million at the 1996 year end, as compared to the 1995 year end. The use of operating cash is offset by funds provided by the Princap Warehouse Facility. Net cash used by financing activities was $12,173,400 compared with net cash provided from financing activities of $16,971,281 in 1995, which relates approximately to the amount outstanding pursuant to the Princap Warehouse Facility at the respective year ends. Net cash used in investing activities was ($13,752) in 1996 compared with ($101,080) in 1995.

          Adequate credit facilities and other sources of funding, including the ability of the Company to sell loans, are essential to the continuation of the Company's ability to originate and purchase loans. The Company borrows funds on a short term basis to support the accumulation of loans prior to sale. These short-term borrowings are made under the Warehouse Facilities with Princap Mortgage, Inc., The Money Store and Household Financial Services, Inc. Pursuant to the Princap Warehouse Facility, the Company has available a secured revolving credit line of $10 million to finance the Company's origination or purchase of loans, pending sale to investors. The line of credit, pursuant to the Princap Warehouse Facility, has collateral of the assignment and pledge of eligible mortgage loans, and bears interest at an annual rate of 2% above prime, payable at the time of purchase by the permanent investor. This arrangement allows the Company to utilize interest received from the borrower during the period prior to the sale of the loan. The Princap Warehouse Facility provides for a transaction charge of $140 per loan and requires the Company to possess a minimum net worth of $250,000 and a compensating cash balance on deposit in the amount of $5,000. At December 31, 1996, the balance outstanding, pursuant to this Princap Warehouse Facility, totaled $4,748,021. In 1997, the Company entered into warehouse lines of credit with The Money Store and Household Financial Services, Inc. Pursuant to the Money Store Warehouse Facility, the Company has available a $5 million line of credit with an interest rate of 1.5 % above prime and no transaction fee. Pursuant to the Household Financial Services Warehouse Facility, the Company has available a $5 million line of credit with an interest rate of 2% above prime and a $100 loan transaction fee. At June 30, 1997, the balance outstanding, pursuant to these facilities and lines of credit, totaled $3,167,355. The Company does not have any other external lines of credit for financing.

          From December 31, 1994 through November 22, 1995, the Company had a warehouse agreement with Lomas Mortgage USA, Inc. ("Lomas") in the amount of $15 million. In August 1995, Lomas gave notice of the termination of its commitment with the Company and subsequently declared bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to filing for protection, Lomas notified the Company of its assignment of its repurchase agreement with the Company to PSB. Shortly thereafter, the Company obtained its current Warehouse Facility. At December 31, 1995, the outstanding balance on the line of credit with PSB was $3,333,763, which line was closed in the first quarter of 1996 when all remaining loans, that collateralized this line of credit, were sold.

          Historically, the Company has obtained financing through the issuance of its Common Stock and borrowings on a negotiated basis. During the first two quarters of 1997, the Company issued a total of 860,680 shares for services rendered. During 1996, the Company issued a total of 2,815,046 shares for services rendered and converted $700,000 of indebtedness owed to MIOA into 200,000 shares of Series C Preferred Stock with a stated value of $3.50 per share. See "The Company - Recent Developments" and "Management - Certain Transactions." During 1995, the Company issued 1,958,167 shares of Common Stock for cash and for other consideration as follows: (i) 1,298,388 of Company Common Stock was issued for $1,210,000 of cash and MIOA preferred stock; (ii) an aggregate of 338,000 shares of Common Stock were issued in private placements grossing approximately $875,000; and (iii) 322,167 shares of

Common Stock were issued for general corporate purposes and for services rendered. In May and June 1995, the Company raised $600,000 cash through the issuance of convertible promissory notes in the principal amount of $600,000 and warrants entitling holders to purchase the securities contemplated to have been issued in the failed 1995 convertible debenture offering. In April 1996, the Company and all these investors agreed to restructure the investment and the Company paid such investors an aggregate amount of $600,000 and issued such investors 300,000 shares of Series B Preferred Stock with a stated value of $600,000. See "Description of Capital Stock - Preferred Stock" for a description of the Series B Preferred Stock.

          In addition, MIOA advanced the Company an aggregate amount of $790,000 during the 1996 first quarter (of which $700,000 was converted into 200,000 shares of Series C Preferred Stock with a stated value of $3.50 per share) and $1,503,000 in the second quarter of 1996, primarily to fund outstanding obligations and working capital needs. During 1996, the Company reached agreements to settle approximately $848,714 of outstanding indebtedness through the sale of Common Stock issued to the creditors. In connection therewith, the Company issued these creditors 1,254,002 shares as a settlement. In the event that the sale of shares is insufficient to reach $848,714, the Company is obligated to issue additional shares in order to net the required cash payments or pay the balance in cash. The creditors are obligated to return any excess shares which are not required to be sold once they have received their full payment. The Company has received additional debt capital from external sources in 1996, as it has not relied on any additional capital from MIOA since June 1996. During the second, third and fourth quarters of fiscal 1996, the Company borrowed an aggregate of $379,000 from various individuals for working capital purposes. During the first and second quarter of 1997, the Company borrowed $192,000 from various individuals for working capital purposes. See "Description of Capital Stock-Convertible Debt". The Company's internally generated cash flows from operations has historically been insufficient for its cash needs. Until such time as the Company achieves positive cash flow before working capital changes, the Company will continue to rely on external sources for liquidity. MIOA presently owns 1,667,284 shares of Company Common Stock, and 200,000 shares of the Company's Series C Preferred Stock ($3.50 stated value). A contractual right provided to MIOA upon issuance of a portion of its shares of Common Stock afforded MIOA the right to maintain a 49% ownership interest in the Company. At June 30, 1997, the Company owed MIOA $1,953,000, less interest in the sum of $47,000 which represents interest forgiveness for the second quarter. MIOA agreed to the termination of the 49% anti-dilution protection. Payment of the indebtedness shall be made upon the following terms. The Company executed a three year promissory note in the sum of $1,953,000, bearing interest at 10% per annum, with monthly payments in the amount of $25,000 which commenced June 30, 1997. The Company intends to fund the debt servicing through cash flow, however there can be no assurance that it will be able to meet the required monthly payments. In the event the Company receives additional capitalization of a minimum amount of $300,000 and a maximum amount of $1.5 million, MIOA shall be entitled to receive the first $300,000. In the event the additional capitalization exceeds $1.5 million, MIOA will be entitled to receive the first $500,000 of additional capitalization in excess of $1.5 million. In the event additional capitalization exceeds $3 million, MIOA shall be entitled to receive 50% of the excess until the above captioned indebtedness is paid in full. In addition, MIOA shall be entitled to 15% of the net cash of the Company in excess of operating expenses and settlement payments on a consolidated basis during the calendar year 1997, and 20% of said net cash flow in the calendar year 1998 until the above captioned indebtedness is paid in full. In the event the Company should sell or spin-off either of its subsidiaries, MIOA shall be entitled 50% of the cash proceeds received by the Company resulting from the sale or spin-off up to the maximum of their indebtedness. If it appears at any time in the future that the Company is again approaching a condition of cash deficiency, the Company will be required to seek additional debt or equity financing, sell assets, or otherwise bring cash flow in balance. The board of directors of the Company has determined to spin-off a minimum of 51% and a maximum of 100% of the Green World capital stock it owns as a dividend to its shareholders. By spinning-off all or a substantial interest in Green World, Green World will operate as a separate entity, will seek its own public or private financing (debt or equity) in order to support its operations, and will partially or wholly cease to be an asset of the Company. There can be no assurance that the Company will be able to obtain external sources for liquidity.

INFLATION

          Although the Company believes that inflation has not had any material effect on operating results, it cannot be assured that its business will not be affected by inflation in the future.

                                    BUSINESS

          The Company is a diversified financial holdings company that, through its wholly-owned subsidiary Westmark Mortgage, is engaged in the business of originating, purchasing and selling mortgage loans secured primarily by single family, multi-family and condominium residences. Westmark Mortgage is registered and/or licensed to originate, purchase closed loans, underwrite, fund or sell residential mortgage loans in the states of Arkansas, California, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Tennessee, Utah and Washington. The Company pools and sells loans to third-party investors. The primary non-conforming investor is Household Financial Services which provided 65% of the Company's revenues from gain on sale in 1996.

BUSINESS STRATEGY-MORTGAGE OPERATION

          The Company has historically been a wholesale mortgage lender providing a full range of mortgage lending services which include conventional, governmental, jumbo (large loan amounts) and non-conforming ("B/C") home mortgage loans. The majority of the Company's loans are made to owners of single family, multi-family and condominium residences who use the loan proceeds for purchasing new homes or refinancing existing home mortgages. Westmark provides funds to approved mortgage brokers and correspondent lenders who originate the mortgage for the consumer. Westmark closes and funds the loan through approved correspondent mortgage brokers and lenders. Westmark solicits these brokers for business, competing with other wholesale lenders.

          Westmark provides products to its approved mortgage broker customers related to home loans. In general, Westmark offers brokers products for their clients who have credit from "A" (perfect and good credit) to "D" (below average and delinquent) and who desire conventional loans, government loans, conforming loans, and non-conforming loans. All mortgage products are secured by the property the borrower used as collateral for the mortgage.

          Mortgage brokers submit loan packages to a Westmark representative for review and approval. After the mortgage loan is closed, Westmark packages the loans into groups and sells the loans to mortgage lending conduits. Westmark determines to whom it will sell the loans based on the conduits price and service at the time the specific loans are sold. Westmark does not retain the rights to service the mortgage loans it closes or loans purchased from approved correspondent lenders.

BUSINESS STRATEGY-GREEN WORLD OPERATION

          Green World Technologies, Inc. will continue to market the Talon Refrigerant Management Systems through a network of dealers and expand marketing in a direct to retail approach. The Company may divest itself of all or a portion of Green World as conditions warrant. Green World constitutes an insignificant portion of the Company's business.

PRODUCTION

          Westmark's 1996 closed loan production was $76 million. Of this, approximately $35 million was conforming conventional mortgage home loans (otherwise referred to as "A" product) and approximately $41 million in non-conforming mortgage home loans (otherwise referred to as "B/C" product). Total loan dollar amount originated in 1996 reflected a 52% decrease over 1995. The total number of loans originated decreased 40% to 855 from 1,432 loans. The decrease resulted primarily from a shift to B/C production. Of the total production, approximately 90% was originated from Florida and California. The 1996 average loan amount for conforming "A" production was $95,000 compared to $86,000 for 1995. The 1996 average loan amount for conforming "A" production was $110,000 and the average loan amount for non-conforming "B/C" production was $88,000.

          Westmark's 1995 closed loan production was $158 million. Of this, approximately $133 million was conforming conventional mortgage home loans (otherwise referred to as "A" product) and approximately $25 million in non-conforming mortgage home loans (otherwise referred to as "B/C" product). Westmark's 1994 production was $155 million all in conforming conventional mortgage home loans. Total loan dollar amount originated in 1995 reflected a 2% increase over 1994. However, the total number of loans originated increased 30% from 1,095 to 1,432 loans. The increase resulted primarily from B/C production. Of the total production, approximately 91% was originated from Florida and California. The 1995 average loan amount for conforming "A" production was $114,272 compared to $141,701 for 1994. The 1995 average loan amount for non-conforming "B/C" production was $92,551. In 1996, B/C Production totaled approximately $41 million and total production was $76 million.

          Management's strategy is to expand its geographical production to additional states, while intensifying sales efforts in its home state of Florida. Management's strategy is to expand both the "A" and "B/C" business in Arkansas, California, Florida, Georgia, Missouri and Washington, and developing new markets by utilizing Westmark's inside sales representatives. Westmark has hired six (6) account executives in Florida and two (2) account executives in Georgia focusing on the "B/C" business. In addition, Westmark has hired a national sales manager. Westmark's goal is to build upon its existing sales force every sixty to ninety days with growth into the states where it is currently licensed or approved to conduct business.

"B/C" MORTGAGES

          In January 1995, the Company began marketing its non-conforming ("B/C") mortgage loan products. These mortgages are available for borrowers with credit histories that fall below the guidelines of conforming "A" mortgage loans. The Company believes that the "B/C" mortgage market is a growing segment of the mortgage industry for two reasons: (i) because of the weaker credit ratings, banks and savings and loans typically have not entered this arena; and
(ii) the secondary market for securities and selling "B/C" mortgages has become more prevalent. As demand increases, Westmark believes it can take advantage of this opportunity. Typically, these loans generate a greater gain on sale compared to their conforming "A" loan counterparts. In 1996, "B/C" loans accounted for approximately 54% of the Company's production as compared to approximately 15% of the Company's production in 1995. Management expects the "B/C" loans to account for over 90% of the Company's 1997 production and revenue.

PIPELINE

          The loan pipeline ("Pipeline") is the volume of loans ("A" and "B/C") in the Company's system that have met all of the Company's preliminary qualification criteria and are consequently eligible for funding. These loans have been preapproved and are awaiting final review. Generally, between 60% to 65% of the loans in the Pipeline successfully pass the final review and are funded. The majority of loans that fund will do so within 60 days from entrance into the Pipeline. The total loan Pipeline at June 30, 1997 was $17 million with in excess of 98% of the pipeline consisting of B/C loans.

          The loans generated by the Company can be sold on an individual loan basis (flow) or sold in package form (bulk). A bulk package contains as little as $500,000 in mortgage loans up to an unlimited amount. The Company can form one package or several packages in any given month, depending on the best execution (highest price). Loans sold on a flow (i.e., one at a time) can be sold rapidly and loans sold in bulk generally require more time to assemble, often 15 to 30 days from funding.

OPERATIONS

          Westmark's operations are centralized in the Delray Beach office. In January 1995, Westmark Mortgage had two operation centers located in Florida and California. In 1996, Westmark centralized its operations to Florida, creating more efficiency and lowering overhead. With this centralization, management initiated a new program to create greater profits from the sale of loans. Historically, closed loans have been sold one by one to institutional investors. Westmark began to participate in the "bulk sale" loan process whereby loans are packaged into a group and sold in one transaction. This results in expanded revenue opportunities over typical loan by loan sales and has created greater economies of scale in the operations delivery of closed loans.

MARKETING

          Traditionally, Westmark has marketed its products and services through field sales representatives ("account executives") who are responsible for building relations with brokers in a geographical region. A typical account executive visits prospective clients in a particular territory and reviews specific loans. If the loan can be funded or purchased by Westmark, the account executive obtains the mortgage documentation and provides this to the underwriters.

          In addition to field representatives, Westmark has an inside sales group. These employees usually cover less densely populated states and territories, utilizing telemarketing to prospect for Westmark business. If an opportunity exists, the broker will send the loan application into the operations division directly. Management believes this process is more cost effective for sparsely populated areas.

          Westmark also markets its products at national and regional industry trade shows, utilizing a sales booth and sending representatives to meet new and existing clients. This effort provides continued market recognition for the Westmark account executives and inside sales representatives, as well as the Company. Westmark obtains this information and inputs the data in its computers for marketing use. These new contacts are distributed to the appropriate sales representatives who make sales calls while at the same time the central marketing department sends out marketing literature by mail or facsimile to enhance market recognition of the Company and its products. This process assists the sales representatives in developing new prospects.

COMPETITION

          The Company competes against savings and loan associations, thrifts, commercial banks, consumer finance companies and other mortgage bankers in the origination of single-family, multi-family and condominium residential mortgage loans. Even though some of the competition is large and operates on a nationwide scope, management believes that no single firm controls more than 9% of this market. Furthermore, management believes that mortgage bankers, in general, control more than 55% of the national market. The Company competes on the basis of quality of services along with the relationships established by the sales and operations staff.

REGULATION

          The Company's business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. The Company is subject to the rules and regulations of, and examinations by, HUD and state regulatory authorities with respect to originating, processing, underwriting and selling loans. These rules and regulations, among other things, impose licensing obligations on the Company, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investments and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to demands for indemnifications or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

          The exceptions are that the required corporate tax returns for 1994 and 1995 have not been filed nor have the state returns for which these federal documents must be attached. Further, the Company is in arrears on payment of 1996 employment related taxes of approximately $62,000.

          Except as set forth above, the Company believes that it is in compliance is in all material respects with applicable federal and state laws and regulations.

EMPLOYEES

          As of June 30, 1997, the Company employed 10 full-time administrative employees and 43 full-time production and operations employees. To date, the Company has been able to recruit and retain sufficient qualified personnel. None of the Company's employees are represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

FACILITIES

          The Company maintains its executive offices and a production branch at 355 N.E. Fifth Avenue, Suite #4, Delray Beach, Florida 33483. Suite 4 is comprised of Units 2,3, and 4. This total space consists of 7,800 square feet and is owned by the Company. Suite 4 was purchased from a consultant and former officer and director of the Company, Michael Morrell, for a purchase price of $275,000, an amount believed to be consistent with the surrounding market rate. In 1994, the Company acquired from an unaffiliated third party ownership of Unit 7 (1,100 square feet) in the same complex which is occupied primarily by the loan production department. In 1995, Unit 5 was acquired by the Company from an unaffiliated third party for use by the operations staff, and the mortgage payment is $2,807 per month until maturity in 1998. The Company also operates a 1,500 square foot satellite office in California at a cost of $1,098 per month. The Company rented 800 square feet in Valley Springs, California at a cost of $575 per month. The Company leases Unit #1, approximately 1,200 square feet, at a monthly rate of approximately $700.

LEGAL PROCEEDINGS

          In the matter of SAXON MORTGAGE VS. WESTMARK, Saxon Mortgage obtained a judgment in the amount of $419,348, in connection with various repurchase obligations. An amount of $61,788 has been paid, and the remaining liability of $407,560 is accrued. The Company has reached a settlement which calls for monthly payments of $11,788 for 36 months.

          The Company is a plaintiff in NETWORK FINANCIAL SERVICES, INC. V. MCCURDY RAICHE, RYALS, NASH & MOSS LAND COMPANY, filed March 1993 in Monterey County, California Superior Court. The plaintiff alleges fraud, negligent misrepresentation, breach of fiduciary duty, negligence, quiet title, RICO violations and conversion. Defendant McCurdy initiated a cross-complaint naming, among others, the Company as a cross defendant. The cross-complaint seeks damages for breach of a stock option agreement, breach of contract, and declaratory relief. The Company has finalized a settlement with defendants Raiche and Ryals, wherein defendants Raiche and Ryals transferred 7,166 shares of the Company's Common Stock to the Company in addition to one-half (1/2) interest in certain property. The balance of the pending litigation involving defendant and cross-complaint McCurdy and others is unaffected by the Raiche/Ryals settlement. Management intends to vigorously defend this cross-complaint.

          A settlement has been negotiated wherein and whereby both the Complaint and Cross-Complaint will be dismissed and no monetary compensation paid by either party. The Company has requested several modifications to the proposed settlement agreement.

           The Company is a defendant in KNIGHT V. LOMAS MORTGAGE U.S.A. AND WESTMARK MORTGAGE CORPORATION. The complaint is based upon a contention by the Plaintiff that Lomas Mortgage U.S.A. as the servicing agent wrongfully impaired the credit rating of Plaintiff and breached the written agreement between the parties. A preliminary determination indicated that the basis for the dispute is between Lomas U.S.A. and the Plaintiff, but the Company has been named as a party defendant in view of the original contractual relationship between the Plaintiff and Westmark. The Company considers the risk of loss in this matter to be remote, and consequently, no amount has been accrued as of December 31, 1996.

          The Company and plaintiffs entered into an agreement wherein and whereby the subject litigation was dismissed without prejudice. The case was refiled in Orange County, California Superior Court on October 29, 1996.
The Company does not anticipate any liability with respect to this litigation.

          The Company is a defendant in ORTEGA V. MICHAEL SANTA MARIA ET AL filed in Orange County Superior Court of the State of California. The complaint is based upon a contention by the Borrower Ortega that Santa Maria, individually and as a owner/manager/broker of Bann Cor Mortgage made false presentations of material fact to plaintiffs. The Company acquired this loan from Bann Cor and subsequently sold the loan to Imperial Credit Industries. A preliminary determination indicates that the basis for the dispute is between Santa Maria and Bann Cor. However, the Company has been named as a party defendant. Westmark generally and specifically denies each and every allegation contained in the complaint. The Company considers the risk of loss in this matter to minimal and fully intends to defend this action.

          The Company filed a Demurrer to plaintiff's Complaint and was dismissed from the suit. However, the Company remains as a defendant in a cross-complaint for indemnification filed by Imperial Credit Industries.

          One of the Company's wholly owned subsidiaries, Green World has been named, together with other defendants, in SHAPE UP AMERICA V. PHILIPPE ET AL., filed is in Alameda County, California Superior Court on August 19, 1996. The Complaint alleges breach of contract, conspiracy, fraud, and quantum meruit. The basic premise to plaintiff's Complaint is that plaintiff claims to be entitled to various forms of compensation based upon the sale of certain licensing, patent and marketing rights to the Talon Refrigerant Management System. It is anticipated that venue for this action will be transferred to Sacramento County and to date, no discovery has been undertaken. Based upon a preliminary review of relevant documentation, the Company does not anticipate any liability.

          The Company has received a demand for Arbitration from Amber Capital Corporation, Universal Solutions, Pyramid Holdings, Inc. and Affiliated Services, Inc. which claims the Company breached contracts between the parties and failed to issue and/or register securities pursuant to those contracts and seeks compensating damages in an undetermined amount and recission of the stock purchase agreements between the Company and the various parties.

          The Company is a defendant in CORESTATES BANK, N.A. VS. WESTMARK MORTGAGE CORPORATION, filed in the Circuit Court in Broward County, Florida on June 20, 1997. The Company has reached a settlement of $75,074, to be paid in twelve installments of approximately $6,000 per month, of which $6,000 has been paid.

          Management does not believe that any of these proceedings, individually or in the aggregate, will materially impact the Company's financial condition or results of operations. From time to time the Company is a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse affect on the Company's financial position.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

          The executive officers and directors of the Company are as follows:

           NAME         AGE      POSITION

Mark Schaftlein         39       President, Chief Executive Officer and Director
                                 of the Company

Norman J. Birmingham    42       Chief Financial Officer and Director

Todd Walker             38       Secretary and Director

Louis Resweber          35       Director

Payton Story, III       50       President, Westmark Mortgage Corporation and
                                 Director

           MR. SCHAFTLEIN has served as president and chief executive officer of Westmark Group Holdings, Inc., since May 1997. In May 1997, Mr. Schaftlein became chief executive officer of Westmark Mortgage Corporation ("Westmark Mortgage"), and served as president of Westmark Mortgage from February 1996 until May 1997. Mr. Schaftlein has served as a director of the Company since January 1996. From February 1995 until February 1996, Mr. Schaftlein was director of the non-conforming division of Westmark Mortgage, managing the transition of Westmark Mortgage from a conforming to a non-conforming lender. Mr. Schaftlein established the bulk loan sales with Household Finance Corp. and The Money Store, which the Company presently utilizes. Prior thereto, Mr. Schaftlein was a senior vice president with National Lending Center, Inc., from September 1993 until February 1995. During that time, Mr. Schaftlein expanded operations into multiple states and assisted in their expansion of B/C lending. From January 1993 until September 1993, Mr. Schaftlein served as vice president of Fleet Finance and was responsible for developing a new wholesale division in the non-conforming (B/D) credit market. From 1984 to January 1993, Mr. Schaftlein served as vice president at Citicorp. In 1996, Mr. Schaftlein also served as president of the Gold Coast chapter of the Florida Association of Mortgage Brokers.

           MR. BIRMINGHAM has served as a director since April 1996. Mr. Birmingham served as president from November 1995 to September 1996. Mr. Birmingham has served as chief financial officer since December 1996. Since July 1995, Mr. Birmingham has served as chief operating officer, president, and as a director of Medical Industries of America, Inc., ("MIOA"), whose securities are registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). Mr. Birmingham resigned as an officer of MIOA in June 1996 and as a director in August 1996. Mr. Birmingham has been engaged in an accounting and tax practice since 1986.

           MR. STORY has served as president of Westmark Mortgage since May 1997, prior to that Mr. Story served as senior vice-president of lending since May 1996. Additionally, Mr. Story has served as a director of Westmark Group Holdings, Inc., since February 1997. Formerly, Mr. Story was chief executive officer and president of West Coast Mortgage Services, Inc. from July 1985 to April 1996. Mr. Story was the marketing director of Beneficial Management Corporation in Peapock, New Jersey from January 1969 to July 1985. Additionally, in 1984 Mr. Story served as president of the Florida Association of Mortgage Brokers-Gulf Coast. Currently, Mr. Story is a certified mortgage consultant of Florida and National Association of Mortgage Brokers.

           MR. WALKER has served as a director since January, 1996. In 1987, Mr. Walker founded, and presently serves as president of, Southern Import Distributors, Inc. ("SIDI"). On behalf of SIDI, Mr Walker co-founded Tampa Convention Hotel Associates, Inc., Divot Development Corporation, Herr Damm, Inc., and Mad Dogs & Englishmen. Prior to forming SIDI, Mr. Walker was a tax consultant with Arthur Anderson & Company for two years. Mr. Walker graduated from Tulane University in 1981 and received his Masters of Business Administration degree in 1985 and Juris Doctorate degree in 1985 from the Tulane Graduate Business School and Tulane Law School, respectively.

           MR. RESWEBER has served as a director since December 1996, and became chairman in February 1997. Mr. Resweber has extensive prior experience in the non-conforming industry, as he has served as senior vice president, capital markets, for United Companies Financial Corp., a NYSE-listed financial services company and one of the nation's oldest and largest sub-prime mortgage lenders whose stock price increased from $16 to $132 per share (pre-splits) during Mr. Resweber's tenure. Most recently, Mr. Resweber served as president and chief executive officer of Network Acquisition Corp. from 1995 to 1997, which grew from $4 million to $110 million in revenues through a series of seventeen successful merger and acquisition transactions. Altogether, Mr. Resweber has over fifteen years' experience in corporate finance, capital markets, mergers and acquisitions, strategic planning, business administration and management, investor relations and communications as an executive officer, board member and/or senior consultant to a number of NYSE-listed, Fortune 500 firms including NorAm Energy, Arkla Gas, Entex, Hill & Knowlton, Exxon USA, Celeron Oil, Cabot Energy, and Goodyear Tire & Rubber. Mr. Resweber also currently serves on the Boards of Directors of a number of other companies including Connex Communications, Inc. and Level Best Golf, Inc.

           Directors serve until the expiration of their term at the annual meeting of stockholders. All officers serve at the discretion of the Board of Directors, subject to employment agreements. Effective February 1996, each non-employee director is entitled to receive $500 per month, and all directors are entitled to reimbursement of out-of-pocket expenses to attend Board meetings and 15,000 option upon becoming director and 12,000 options on the first day of each new year provided for in the 1994 Employee Stock Option Plan.

BOARD COMMITTEES

           The Board of Directors has appointed a compensation committee and an audit committee. The members of the compensation committee are Messrs. Resweber and Walker. The compensation committee reviews and recommends to the Board of Directors all forms of remuneration for directors and management of the Company and has the authority to administer the Company's 1994 stock option plan. The members of the audit committee are Messrs. Birmingham, Story and Walker. The audit committee reviews and reports to the Board on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services.

EXECUTIVE COMPENSATION

           Mark Schaftlein served as the chief operating officer of the Company since September 11, 1996. Norman J. Birmingham served as chief executive officer of the Company from January 1, 1996 through September 10, 1996. Michael Morrell served as chief executive officer from January 1995 through November 1995. The following table sets forth the information with respect to the chief executive officers during fiscal 1996. No other executive officer of the Company received total annual salary and bonus for the 1996 fiscal year in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                              ANNUAL COMPENSATION                                                  COMPENSATION
                             ---------------------                                             --------------------------
   NAME AND PRINCIPAL         FISCAL                    OTHER ANNUAL             STOCK           OPTIONS AND ALL OTHER
        POSITION               YEAR      SALARY         COMPENSATION           ISSUANCES       WARRANTS       COMPENSATION
---------------------------- ---------------------   -------------------        ---------       --------      ------------
Mark Schaftlein                1996    $ 143,353(1)          3,353                 -           90,000 (2)
  Chief Executive              1995    $ 100,685              -                    -            1,500             -
  Officer                      1994         -                 -                    -

Norman J. Birmingham           1996    $  87,500              -                    -            90,000 (2)        -
  Chief Financial              1995       -                   -                    -               -              -
  Officer                      1994       -                   -                    -               -              -

                                                                                                     LONG-TERM
                              ANNUAL COMPENSATION                                                  COMPENSATION
                             ---------------------                                             --------------------------
   NAME AND PRINCIPAL         FISCAL                    OTHER ANNUAL             STOCK           OPTIONS AND ALL OTHER
        POSITION               YEAR      SALARY         COMPENSATION           ISSUANCES       WARRANTS       COMPENSATION
---------------------------- ---------------------   -------------------        ---------       --------      ------------
Michael F. Morrell            1996              -                -                 -                -                -
   Chief Executive            1995          55,518            14,220            16,204 (3)       69,000         148,167
   Officer                    1994          90,000            14,220               -             60,000          80,833

--------------------

(1) Includes $3,353 in other annual compensation comprised of a car allowance.

(2) Only 45,000 of these options have vested.

(3) These shares were issued in lieu of $25,000 accrued salary in 1995.

EMPLOYMENT AGREEMENTS

           In April 1996, Mr. Birmingham entered into a three-year employment agreement with the Company which provides for an annual base salary of $100,500. Additionally, Mr Birmingham was issued a warrant to purchase 90,000 shares, 45,000 of which are currently exercisable over a five-year term at $2.25 per share, and 45,000 of which vest in full if the Company's net income in 1996, 1997 or 1998 is $480,000 (and vest on a pro-rata basis if a lesser amount of net income is earned in those periods), exercisable during a five year term from the date of vesting in full. In the event Mr. Birmingham's employment agreement is terminated other than for "just cause," he would be entitled to receive one-year's salary.

           In March of 1997, Mr. Schaftlein entered into a three-year employment agreement which provides for an annual base salary of $150,000 the first year, $162,000 the second year and $174,000 the third year and an aggregate of 600,000 incentive stock options vesting as soon as April 1998 and as late as April 2000, exercisable for a five-year period from vesting at exercise prices ranging from $1.00 to $2.00 per share. Additionally, Mr. Schaftlein was issued a warrant to purchase 90,000 shares, 45,000 of which are currently exercisable over a five-year term at $2.25 per share, and 45,000 of which vest in full if the Company's net income in 1996, 1997 or 1998 is $480,000 (and vest on a pro-rata basis if a lesser amount of net income is earned in those periods), exercisable during a five-year term from the date of vesting in full. In the event an employment agreement is terminated other than for "just cause," such terminated employee would be entitled to receive one-year's salary.

           In March of 1997, Mr. Story entered into a three-year employment agreement which provides for an annual base salary of $126,000 the first year, $138,000 the second year and $150,000 the third year, and an aggregate of 400,000 incentive stock options vesting as soon as April 1998 and as late as April 2000, exercisable for a five-year period from vesting at exercise prices ranging from $1.00 to $2.00.

STOCK OPTIONS AND WARRANTS

           The following table provides information on options granted under the Company's 1994 Stock Option Plan in fiscal 1996 and warrants granted in fiscal 1996 to Messrs. Schaftlein and Birmingham :

                                INDIVIDUAL GRANTS

                                            PERCENT OF
                                               TOTAL
                                         OPTIONS/WARRANTS EXERCISE OR
                     SHARES UNDERLYING      GRANTED TO    BASE PRICE
                     OPTIONS/WARRANTS      EMPLOYEES IN       PER     EXPIRATION
NAME                      GRANTED           FISCAL YEAR      SHARE       DATE
----                      -------          -------------   ---------  -------
Mark Schaftlein           90,000(1)             50%          $2.25       4/01
Norman J. Birmingham      90,000(1)             50%          $2.25       4/01
---------------
(1)   For terms of these warrants, see "--Employment Agreements" above.

          Additionally, as of December 31, 1996, non-executive officers held options to purchase an aggregate of 218,483 shares of Common Stock at exercise prices ranging from $2 to $45 per share. See "--Employment Agreements" for a discussion of warrants issued to current executive officers in April 1996.

          The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

CERTAIN TRANSACTIONS

         Effective November 1995, MIOA purchased 1,298,388 shares of Common Stock for a purchase price of $3,210,000, comprised of $1,210,000 cash and cash equivalents, and the issuance of 200,000 shares of MIOA series B convertible preferred stock with a stated value of $10 per share. The stock purchase agreement provides that MIOA ownership position, equal to 49% of the shares of Company Common Stock actually outstanding, shall not be diluted below 49%, with additional shares to be issued to MIOA to maintain such ownership position. In May 1996, the Company issued MIOA 368,896 shares of Common Stock in order to maintain such percentage ownership. Subsequent to the November 1995 purchase agreement, MIOA loaned the Company an aggregate of $2,388,593 pursuant to one-year notes, bearing interest at the rate of 10% per annum. In March 1996, MIOA converted $700,000 of this indebtedness into 200,000 shares of Series C Preferred Stock with a stated value of $3.50 per share. MIOA presently owns 1,667,284 shares of Company Common Stock, and 200,000 shares of the Company's Series C Preferred Stock ($3.50 stated value). A contractual right provided to MIOA upon issuance of a portion of its shares of Common Stock afforded MIOA the right to maintain a 49% ownership interest in the Company. At June 26, 1997, the Company owed MIOA $1,953,000, less interest in the sum of $47,000 which represents interest forgiveness for the second quarter. MIOA agreed to the termination of the 49% anti-dilution protection. Payment of the indebtedness shall be made upon the following terms. The Company executed a three year promissory note in the sum of $1,953,000, bearing interest at 10% per annum, with monthly payments in the amount of $25,000 which commenced June 30, 1997. In the event the Company receives additional capitalization of a minimum amount of $300,000 and a maximum amount of $1.5 million, MIOA shall be entitled to receive the first $300,000. In the event the additional capitalization exceeds $1.5 million, MIOA will be entitled to receive the first $500,000 of additional capitalization in excess of $1.5 million. In the event additional capitalization exceeds $3 million, MIOA shall be entitled to receive 50% of the excess until the above captioned indebtedness is paid in full. In addition, MIOA shall be entitled to 15% of the net cash of the Company in excess of operating expenses and settlement payments on a consolidated basis during the calendar year 1997, and 20% of said net cash flow in the calendar year 1998. In the event the Company should sell or spin-off either of its subsidiaries, MIOA shall be entitled 50% of the cash proceeds received by the Company resulting from the sale or spin-off up to the maximum of their indebtedness. For a more complete description of the agreement, see "The Company - Recent Developments."

           Messrs. Morrell and Gardener and Linda Moore resigned as officers and Mr. Morrell resigned as a director in November 1995. Subsequent to their resignations, Mr. Morrell and Ms. Moore entered into to termination agreements and consulting agreements with the Company. Various disputes arose in connection with the performance of those agreements, and in January 1997, the parties entered into a settlement agreement. The settlement agreement provides that the Company shall pay unpaid salary to Mr. Morrell in the sum of $115,000 contemporaneously with the close of any transaction by which the Company shall receive additional capitalization in the minimum sum of $3,000,000. If no such capitalization is received, the $115,000 shall be paid through the issuance of shares registered pursuant to form S-8. In addition, Mr. Morrell was paid $114,000 through the issuance of shares registered pursuant to form S-8. Interest in the sum of $31,000 is to be satisfied by the partial assignment of a promissory note receivable or shares of common stock of Green World received by the Company in connection with the spin-off of Green World to its shareholders. Mr. Morrell was reimbursed $1,000 for business expenses in February 1997. The Company acquired certain of its facilities from Mr. Morrell at rates it believes reflect fair market value. See "Business - Facilities." In February 1997, Mr. Morrell was paid $13,800 for past due rental obligations. In January 1997, Mr. Morrell was paid $45,000 in delinquent consulting fees through the issuance of shares registered pursuant to form S-8, and the Company and Mr. Morrell agreed that the remaining monthly consulting fees in the amount of $7,500 per month for 22 months would be paid in cash or through the issuance of shares registered pursuant to form S-8. The Company reimbursed Mr. Morrell $5,400 for automobile lease expenses, and Mr. Morrell returned the vehicle to the Company in February 1997. Mr. Morrell was issued a one year option to purchase 125,000 shares of Common Stock at an exercise price of $1 per share, and a one year warrant to purchase 100,000 shares of Common Stock at an exercise price of $.81 per share. Ms. Moore is to receive unpaid salary in the sum of $40,000 contemporaneously with the close of any transaction by which the Company shall receive additional capitalization in the minimum sum of $3,000,000. If no such capitalization is received, the $40,000 shall be paid through the issuance of shares registered pursuant to form S-8. In addition, Ms. Moore was paid $40,000 through the issuance of shares registered pursuant to form S-8. Interest in the sum of $9,000 is to be satisfied by the partial assignment of a promissory note receivable or shares of Common Stock of Green World received by the Company in connection with the spin-off of Green World to its shareholders. In January 1997, Ms. Moore was paid $24,000 in delinquent consulting fees through the issuance of shares registered pursuant to form S-8, and the Company and Ms. Moore agreed that the remaining monthly consulting fees in the amount of $4,000 per month for four months would be paid in cash or through the issuance of shares registered pursuant to form S-8. Ms. Moore was issued a one year option to purchase 67,000 shares of Common Stock at an exercise price of $1 per share, and a one year warrant to purchase 53,333 shares of Common Stock at an exercise price of $.81 per share. Mr. Gardner was issued 25,000 shares of Common Stock (the resale of which is being registered under the Act hereby) and severance compensation in the amount of $54,000.

          GTB Company is controlled by Charles Chillingworth, the sole stockholder, officer and director. Bradley Ray is a creditor of GTB Company. For a description of the transactions involving GTB Company and the Company, see "The Company-Recent Developments." PBF is controlled by Charles Chillingworth, the sole stockholder, officer and director. For a description of the transactions involving PBF and the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Investment in Real Estate and Preferred Stock." In September 1996, Mr. Chillingworth was issued 36,551 unrestricted shares of Common Stock, registered pursuant to a registration statement on form S-8, for services rendered. In January 1997, Mr. Chillingworth was issued 21,000 shares of Common Stock for services rendered, the resale of which is being registered hereby. In June 1996, Mr. Ray was issued 150,000 unrestricted shares of Common Stock, registered pursuant to a registration statement on form S-8, for services rendered, pursuant to a January 1996 consulting agreement. Furthermore, an affiliate of Mr. Chillingworth loaned the Company $150,000 pursuant to notes that mature in June 1997, and bear interest at the rate of 10% per annum. The approximate balance of this note is $128,000, as $30,000 has been paid. Mr. Ray loaned the Company $61,251 in August 1996, pursuant to a note which bears interest at the rate of 12% per annum payable quarterly, and is convertible at $.56 per share. The note matured in December 1996, and to date, the sum of $49,751 remains outstanding. In March 1997, GTB loaned the Company $150,000 pursuant to a note that matures in March 1998 and bears interest at a rate of 10% per annum.

          In March 1996, Mr. Hollenbeck agreed with the Company to provide for the redemption of his 290,000 shares of Common Stock based on the then market price in exchange for, among other consideration, a two-year consulting agreement providing for the payment of $75,000 in the first year and $90,000 in the second year, $400,000 cash, and the issuance of 100,000 shares of Series A Preferred Stock in April 1996. The Company also agreed to obtain written consent from Mr. Hollenbeck prior to the issuance of any convertible preferred stock or other debt or equity security convertible into Common Stock, and to pay certain of Mr. Hollenbeck's legal fees. In December 1996, Mr. Hollenbeck relinquished his right to force the Company to redeem the Series A Preferred Stock. In addition, Mr. Hollenbeck agreed to convert 35,500 shares of the Series A Preferred Stock contingent upon the Company receiving minimum additional capitalization of $3,000,000 and the payment to Mr. Hollenbeck of $64,000 in attorneys' fees and costs. The Company is currently in default in the payment of legal fees to Mr. Hollenbeck and payment of interest on the shares of Series A Preferred Stock (which in the aggregate is approximately $100,000) and in obtaining the necessary consent to issue debt or equity securities convertible into Common Stock subsequent to March 1996.

          In December 1996, Mr. Resweber was issued five-year warrants currently exercisable to purchase 250,000 shares of Common stock in consideration for his services as a Director of the Company.

          In June 1997, Mark Schaftlein converted $45,416 in accrued salary for 1995-1996 into 72,700 shares of Common Stock. In June 1997, Norman Birmingham converted $21,384 in expenses into 34,000 shares of Common Stock.

LIMITATION ON DIRECTORS' LIABILITY

          The Company's Certificate of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of the Company or its stockholders for monetary damages for breaches of fiduciary duty of such directors. The Certificate of Incorporation does not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions, or (iv) any transaction from which such director derives an improper personal benefit. This provision of the Certificate of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the Company could be injured by a Board's decision and have no effective remedy.

DELAWARE ANTI-TAKEOVER LAW

          The Company is not subject to Section 203 of The Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) before such date the Board of Directors of the Company approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares that are owned, (iii) by persons who are directors and also officers and (iv) by employee stock plans in which employee participants do not have a right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (v) on or after such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

          Section 203 defines "combination" to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, lease, exchange, mortgage, transfer pledge or other disposition involving the interested stockholder of 10% or more of assets of the Company, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested stockholder, (iv) any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder, or (v) the receipt by the interested stockholder of the benefit of any loans, advances guarantees, pledges or other financial benefits provided by or through the Company. Is in general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the Company and any entity or person affiliated with or controlling or controlled by such an entity or person.

                             PRINCIPAL STOCKHOLDERS

          The following table presents certain information regarding the beneficial ownership of all shares of Common Stock at August 15, 1997 by (i) each person who owns beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and officers as a group.

                                                                      PERCENT OF VOTING POWER
                                                                 ------------------------------------
             NAME AND ADDRESS(1)       SHARES OF COMMON STOCK    BEFORE OFFERING    AFTER OFFERING(2)

Medical Industries of America,              3,067,284(3)               28%                 17.2%
Inc.
GTB Company                                 2,888,889(4)              23.3%                17.6%
Drew Hollenbeck                              800,000(5)                7.7%                4.9%
Louis Resweber                               250,000(6)                2.1%                1.5%
Mark Schaftlein                              122,367(7)                1.8%                  *
Norman Birmingham                             80,000(8)                  *                   *
Todd Walker                                       -                     -                    -
Payton Story                                    -(9)                    -                    -
All officers and directors as a
group (five persons)                         452,367(10)               4.6%                 2.7%

*    Less than one percent.

1 The address for the above referenced stockholders is 355 N.E. Fifth Avenue, Delray Beach, FL 334831, except for Medical Industries of America, Inc., which is 1903 S. Congress Avenue, #400, Boynton Beach, FL 33426 and GTB Company which is 2090 Palm Beach Lakes Blvd., West Palm Beach, Florida 33409.

2 Assumes the issuance of 1,608,188 shares upon exercise of all Warrants, conversion of 4,841,904 shares of Preferred Stock, and conversion of Convertible Debt into 444,326 shares.

3   Includes 1,400,000 underlying Series C Preferred Stock.

4   Includes shares underlying Series E Preferred Stock.

5 Includes 800,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock.

6   Includes a warrant to purchase 250,000 shares of Common Stock.

7 Includes options and warrants currently exercisable to purchase an aggregate of 46,500 shares of Common Stock, but excludes option to purchase 600,000 shares that vest no earlier than April 1998.

8 Includes an option presently exercisable to purchase 45,000 shares of Common Stock.

9 Excludes options to purchase an aggregate of 400,000 shares of stock that vest no earlier than April 1998.

10 Includes options and warrants to purchase an aggregate of 342,500 shares of Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

           Under the Company's Certificate of Incorporation, the authorized capital stock of the Company consists of 60 million shares, of which 50 million shares are Common Stock and 10 million shares are preferred stock. As of the date of this Prospectus, the Company had outstanding 9,523,082 shares of Common Stock and 100,000 shares of Series A Preferred Stock, 123,125 shares of Series B Preferred Stock, 200,000 shares of Series C Preferred Stock, 6,722 shares of Series D Preferred Stock, 130,000 shares of Series E Preferred Stock, 80,000 shares of Series F Preferred Stock and 100,000 shares of Series G Preferred Stock. The Company has reserved 355,917 shares for issuance upon exercise of outstanding Options, 1,000,000 shares for issuance underlying options that currently have not vested, 1,608,188 shares for issuance upon exercise of Warrants, and a minimum of 6,241,904 shares for issuance upon conversion of the Preferred Stock, and 444,326 upon conversion of the Convertible Debt.

           The following summary description of the securities of the Company is qualified in its entirety by reference to the Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

           The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Certificate, including provisions governing any preferred stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon payment therefor as contemplated herein, validly issued, fully paid and non-assessable.

           Subject to the rights of any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

PREFERRED STOCK

           The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the preferred stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the Common Stock. The issuance of one or more series of the preferred stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. The Company has no present plans to issue any additional shares of preferred stock.

           SERIES A PREFERRED STOCK. In April 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 200,000 shares of series A cumulative preferred stock ("Series A Preferred Stock"). In April 1996, an aggregate of 100,000 shares of Series A Preferred Stock were issued with an aggregate stated fair market value of $400,000 (stated value of $4.00 per share which management believes to reflect fair market value) to Mr. Hollenbeck and an aggregate of 18,750 shares of Series A Preferred Stock were issued to James Hull. In addition, Mr. Hollenbeck agreed to convert 37,500 shares of the Series A Preferred Stock contingent upon the Company receiving minimum additional capitalization of $3,000,000 and the payment to Mr. Hollenbeck of $64,000 in attorneys' fees and costs. The Series A Preferred Stock has a liquidation preference of $4 per share, plus any accrued unpaid dividends, is redeemable by the Company at a redemption price of $4 per share, plus accrued unpaid dividends to the date of redemption, after October 1, 1996 the holder can force redemption by the Company upon the same redemption terms that the Company possesses, and does not have any voting rights. The shares of Series A Preferred Stock are convertible into shares of Common Stock at the lessor or (i) $1.50 or (ii) 84% of the closing bid price on the day prior to conversion (subject to adjustment). In July 1997, Mr. Hull converted 18,750 shares of Series A Preferred Stock into 150,000 shares of Company Common Stock.

           SERIES B PREFERRED STOCK. In April 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 300,000 shares of series B cumulative preferred stock ("Series B Preferred Stock"). In April 1996, an aggregate of 300,000 shares of Series B Preferred Stock were issued with an aggregate stated fair market value of $600,000 (stated value of $2.00 per share which management believes to reflect fair market value). The Series B Preferred Stock has a liquidation preference of $2 per share, plus any accrued unpaid dividends, is junior in liquidation preference to the Series A Preferred Stock, is redeemable by the Company at a redemption price of $2 per share, plus accrued unpaid dividends to the date of redemption, and does not have any voting rights. The shares of Series B Preferred Stock are convertible by the holders in shares of Common Stock at the lesser of (i) $2.00 or (ii) 84% of the closing bid price on the day prior to conversion (subject to adjustment). The shares of Series B Preferred Stock automatically convert, at the above referenced conversion rate, into shares of Common Stock in April 1998. In April and May 1997, several Series B Preferred Stockholders converted 176,875 shares of Series B Preferred Stock into 1,412,923 shares of Common Stock.

           SERIES C PREFERRED STOCK. In March 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 500,000 shares of series C cumulative preferred stock ("Series C Preferred Stock"). Effective March 1996, an aggregate of 200,000 shares of Series C Preferred Stock were issued with an aggregate stated fair market value of $700,000 which management believes to reflect fair market value.

           SERIES D PREFERRED STOCK. In August 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 1,000,000 shares of series D convertible preferred stock ("Series D Preferred Stock"). In August 1996, an aggregate of 200,000 shares of Series D Preferred Stock were issued with an aggregate stated fair market value of $1,000,000 (stated value $5.00 per share which management believes to reflect fair market value). The Series D Preferred Stock pays interest quarterly at 10% per annum. The Series D Preferred Stock has a liquidation preference of $5 per share, is redeemable by the Company and does not have any voting rights. The shares of Series D Preferred Stock are convertible by the holders into shares of Common Stock at 100% of the closing bid price on the day of conversion, and are junior in liquidation preference to the Series A and B Preferred Stock. In April and May 1997, several Series D Preferred Stockholders converted 37,299 shares of Series D Preferred Stock into 259,909 shares of Common Stock. In April and May 1997, several Series D Preferred Stockholders redeemed 5,784 shares of Series D Preferred Stock for an aggregate sum of $30,262.

           SERIES E PREFERRED STOCK. In July 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 130,000 shares of series E convertible preferred stock ("Series E Preferred Stock"). In July 1996, an aggregate of 130,000 shares of Series E Preferred Stock were issued with an aggregate stated fair market value of $1,300,000 which management believes to reflect fair market value.

           SERIES F PREFERRED STOCK. In August 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 1,000,000 shares of series F convertible preferred stock ("Series F Preferred Stock"). In August 1996, an aggregate of 200,000 shares were issued with an aggregate stated fair market value of $1,000,000 (stated value $5.00 per share which management believes to reflect fair market value) and such shares are junior in liquidation preference to Series A, B and D Preferred Stock. The Series F Preferred Stock has a liquidation preference of $5 per share, is redeemable by the Company and does not have any voting rights. The shares of Series F Preferred Stock are convertible by the holders in shares of Common Stock at the greater of (i) $1.00 or (ii) the average closing bid price for the five days prior to conversion (subject to adjustment).

           SERIES G PREFERRED STOCK. Effective July 1997, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 100,000 shares of series G convertible redeemable preferred stock ("Series G Preferred Stock"). In July 1997, an aggregate of 100,000 shares of Series G Preferred Stock were issued with an aggregate stated fair market value of $500,000 (stated value $5.00 per share which management believes to reflect fair market value). The holder of the Series G Preferred Stock received 10% of the 100,000 shares, the remainder of which was placed in escrow to be released pending certain contractual obligations. The Series G Preferred Stock pays interest at 10% per annum. The Series G Preferred Stock has a liquidation preference of $5 per share, is redeemable by the Company and does not have any voting rights. The number of shares of Common Stock the Series G Preferred Stock shall be convertible into shall equal 5% of the issued and outstanding Company

Common Stock, on a fully diluted basis, on January 31, 1998 if all of the Series G Preferred Stock is converted and a pro rata portion thereof if less than all of the Series G Preferred Stock is converted. In the event Westmark Group Holdings, Inc. becomes insolvent, the shares are convertible into shares of Westmark Mortgage Corporation common stock . The Series G Preferred Stock is junior in liquidation preference to the Series A, B, C, D, E, and F Preferred Stock.

WARRANTS

           As discussed is in "Management - Employment Agreements," warrants were issued to Messrs. Birmingham and Schaftlein providing for the issuance of up to 180,000 shares of Common Stock. Additionally, there are Warrants outstanding authorizing the holders to purchase an aggregate of 1,608,188 shares of Common Stock, currently exercisable and expiring between one and eight years from the date of this Prospectus at exercise prices between $.53 and $9.00.

CONVERTIBLE DEBT

           In 1996, Mr. Adelson loaned the Company an aggregate of $100,320 pursuant to convertible notes which are discussed in "Management-Certain Transactions."

           In 1996, an affiliate of Mr. Chillingworth loaned the Company $150,000 of which $20,000 was repaid in 1996 and $10,000 was repaid in 1997, leaving an aggregate of $128,715 (principal and interest) pursuant to convertible notes which are discussed in "Management-Certain Transactions"

           In 1996, Eugene Snowden loaned the Company an aggregate of $81,000 pursuant to thirty- day renewable notes, which are presently convertible at a conversion price of $.45.

           In 1996, Ronald Snowden loaned the Company an aggregate of $13,750 pursuant to thirty -day renewable notes, which are presently convertible at a conversion price of $.45.

           In 1996, Bradley Ray loaned the Company $61,251 pursuant to a convertible note at $.56, of which $11,500 has been repaid.

           In 1996, the Timothy J. Murphy Charitable Unitrust loaned the Company $25,000 which is convertible into 36,000 shares of Company Common Stock should the Company default on repayment.

TRANSFER AGENT

           The Company's transfer agent for the Common Stock is Corporate Stock Transfer, Inc., Republic Plaza, 370 17th Street, Suite 2340, Denver, Colorado 80202.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

           The resale of shares by the Selling Stockholders, of which 4,442,442 are currently issued and outstanding and 6,894,418 will be issued upon (i) exercise of Warrants to purchase 1,608,188 shares, (ii) conversion of Preferred Stock to purchase 4,841,904 shares, and (iii) the conversion of Convertible Debt to purchase 444,326 shares, all of which are subject to adjustment.

           This table sets forth information with respect to the resale of Common Stock by the Selling Stockholders, including the resale of shares of Common Stock issued upon exercise of outstanding Warrants upon conversion of the outstanding Preferred Stock, and upon the conversion of Convertible Debt. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders for shares currently outstanding or upon conversion of Preferred Stock or conversion of Convertible Debt; however, the Company will receive the exercise price per share upon issuance of shares underlying the Warrants.


                 RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                     FOR SHARES CURRENTLY OUTSTANDING ("S"),
              SHARES TO BE ISSUED UPON EXERCISE OF WARRANTS ("W"),
               OPTIONS ("O"), CONVERSION OF PREFERRED STOCK ("P")
                           AND CONVERTIBLE DEBT ("D")

                                                                SHARES            AMOUNT             SHARES
                                                             BENEFICIALLY         OFFERED         BENEFICIALLY
                                                                 OWNED         (ASSUMING ALL          OWNED
                                                                BEFORE      SHARES IMMEDIATELY        AFTER
          STOCKHOLDER                                           RESALE             SOLD)             RESALE          PERCENTAGE
          -----------                                        ------------   -------------------    -----------       ----------
          Albert F. Abree, III and A. Ruth Murray                1,694             1,694P(1)              0               0.0
          D. Blair Adams                                         3,713              3,713   S             0               0.0
          Alan Adelson                                             945                945   S             0               0.0
                                                                 1,223              1,223   S             0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 6,600              6,600   W(2)          0               0.0
                                                                 6,600              6,600   W(2)          0               0.0
                                                                 4,500              4,500   W(2)          0               0.0
                                                                 4,500              4,500   W(2)          0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 9,500              9,500   W(2)          0               0.0
                                                                 9,500              9,500   W(2)          0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 7,000              7,000   W(2)          0               0.0
                                                                 2,167              2,167   W(3)          0               0.0
          Affiliated Services, Inc.                            104,000            104,000   S             0               0.0
          Sharon Aitken                                          1,000              1,000   S             0               0.0
          Amber Capital Corporation                             51,741             51,741   S             0               0.0
          Anacapa Venture Partners                             218,522            218,522   S             0               0.0

                                                                  37

          Richard Anderson                                       1,191              1,191   S             0               0.0
                                                                   596                596   S             0               0.0
                                                                   596                596   S             0               0.0
          Aqumulate, Ltd.                                          327                327   S             0               0.0
                                                                   340                340   S             0               0.0
                                                                 2,500              2,500   S             0               0.0
          Mark Atherstone                                        2,532              2,532   S             0               0.0
          Atlantic Bottled Gas                                   2,075              2,075   S             0               0.0
          Tom Baldwin                                              596                596   S             0               0.0
          Vincent Barras                                         1,334              1,334   S             0               0.0
          Kimberly L. Beller and Robert C. Beller               8,428               8,428   S             0               0.0
          Norman J. Birmingham (*)                              45,000             45,000   W(4)          0               0.0
                                                                45,000             45,000   W(5)          0               0.0
                                                                34,000            34,000    S
          David Blackman                                           334                334   S             0               0.0
          John Blausey                                           1,667              1,667   S             0               0.0
                                                                 6,667              6,667   S             0               0.0
                                                                 1,334              1,334   S             0               0.0
                                                                20,000             20,000   S             0               0.0
                                                                20,000             20,000   W(6)          0               0.0
          Martha Borman                                            370                370   S             0               0.0
          Kathy J. Bosch                                        31,650             31,650   S             0               0.0
          Thomas Burd                                              667                667   S             0               0.0
          R. Bushey                                              2,000              2,000   S             0               0.0
          Virginia C. Butler                                     2,000              2,000   S             0               0.0
                                                                 1,000              1,000   S             0               0.0
          Capitol Ventures International                        33,334             33,334   S             0               0.0
          Caribou Bridge Fund                                   98,875             98,875   P(7)          0               0.0
          Robert and Teresa Caffey                                 230                230   S             0               0.0
          Jeannie Caron                                            926                926   S             0               0.0
          Darren Cassey                                          1,067              1,067   S             0               0.0
          Jill Cather                                              801                801   S             0               0.0
          Tracey Cather                                            157                157   S             0               0.0
          Valerie Cawley                                           336                336   S             0               0.0
          Chez, Inc.                                            20,000             20,000   S             0               0.0
          Ted and Judy Childers                                157,680            157,680   S             0               0.0
          Charles Chillingworth                                 36,551             36,551   W(8)          0               0.0
          Harry Coolidge                                         2,218              2,218   S             0               0.0
                                                                 3,704              3,704   S             0               0.0
                                                                21,350             21,350   S             0               0.0
                                                               207,000            207,000   S             0               0.0
                                                                11,000             11,000   S             0               0.0
                                                                11,000             11,000   S             0               0.0
                                                                11,000             11,000   S             0               0.0
                                                                11,000             11,000   S             0               0.0
                                                                11,000             11,000   S             0               0.0
                                                                14,000             14,000   S             0               0.0
          John S. Copeland                                         334                334   S             0               0.0
          Corbin Trust                                           1,067              1,067   S             0               0.0
          F. Barbara Covington                                     374                374   S             0               0.0
          Griffin Dickerman                                      1,700              1,700   S             0               0.0
          Ilaine Dickerman                                       1,000              1,000   S             0               0.0

                                                                  38

          John J. Dickerman                                      1,834              1,834   S             0               0.0
                                                                 2,000              2,000   S             0               0.0
          Mario DiFilippo                                        3,852              3,852   S             0               0.0
                                                                 2,000              2,000   S             0               0.0
          Louis DiFilippo                                        1,852              1,852   S             0               0.0
          Richard Dillion                                        1,800              1,800   S             0               0.0
                                                                   581                581   S             0               0.0
                                                                 1,784              1,784   S             0               0.0
          Joseph Divilio                                           536                536   S             0               0.0
          Dawn Drella                                           10,000             10,000   S             0               0.0
          E.C.S. International, Inc.                             8,511              8,511   S             0               0.0
          Kelly Eilifritz                                        1,920              1,920   S             0               0.0
          Ray Eilifritz                                            157                157   S             0               0.0
          T. Byron and Dene Estes                                1,098              1,098   S             0               0.0
          Chuck Everill                                        156,088            156,088   S             0               0.0
          Kathryn Fabian                                         1,000              1,000   S             0               0.0
          Bevan Farber                                           2,000              2,000   S             0               0.0
          Craig Faria                                            1,127              1,127   P(1)          0               0.0
          M.S. Farrell                                           1,630              1,630   S             0               0.0
                                                                 1,261              1,261   S             0               0.0
                                                                33,333             33,333   W(9)          0               0.0
                                                                 6,500              6,500   W(3)          0              0.00
          William Field                                          1,191              1,191   S             0               0.0
                                                                   667                667   S             0               0.0
                                                                   334                334   S             0               0.0
          Charles G. Fink                                        3,334              3,334   S             0               0.0
          Thomas and Marisa Flint                                2,593              2,593   S             0               0.0
          Donald Fox                                             9,666              9,666   S             0               0.0
          Ellen Friedman                                           596                596   S             0               0.0
          G4, Inc.                                               1,457              1,457   S             0               0.0
          Albert Gardner                                         3,025              3,025   S             0               0.0
          David Gardner                                          1,167              1,167   S             0               0.0
          Generation Capital Associates                        328,406            328,406   P(7)          0               0.0
          Tarek Ghalwash                                           741                741   S             0               0.0
          Joseph Giglio                                          1,191              1,191   S             0               0.0
          Barry Goodin                                             871                871   S             0               0.0
          George Grahn                                           1,266              1,266   S             0               0.0
          Greentree Mortgage                                   150,000            150,000   W(10)         0               0.0
          GS Seagrass                                              167                167   S             0               0.0
          GTB Company                                        2,888,889          2,888,889   P(11)         0               0.0
          Gerard and Harriet Guitard                             1,000              1,000   S             0               0.0
          Pamela Haerther                                        4,400              4,400   S             0               0.0
          Lonnie F. Hall                                           167                167   S             0               0.0
          James Hamlet                                             712                712   S             0               0.0
          Charles Hanney                                           667                667   S             0               0.0
          Bradley Hanson                                         1,334              1,334   S             0               0.0
                                                                 1,134              1,134   S             0               0.0
          Boyd Harden                                          123,458            123,458   S             0               0.0
          Gail Harden                                           24,691             24,691   S             0               0.0
          Graham Harden, II                                     18,518             18,518   S             0               0.0
          Holmes Harden, Jr.                                    18,518             18,518   S             0               0.0
          Robert Harding                                         5,880              5,880   S             0               0.0

                                                                  39

          The Hayden Group, Inc.                                75,000             75,000   S             0               0.0
          Martin Heilbraun                                       2,000              2,000   S             0               0.0
          Steve Hembree                                         11,291             11,291   P(1)          0               0.0
          Darol M. Hoffman                                       7,223              7,223   S             0               0.0
          Richard Hofmann                                          667                667   S             0               0.0
          Drew Hollenbeck                                      800,000            800,000   P(12)         0               0.0
          Sheldon Honig                                          1,000              1,000   S             0               0.0
                                                                 1,852              1,852   S             0               0.0
          Abe Huberman                                             584                584   S             0               0.0
          James S. Hull                                        150,000            150,000   S             0               0.0
                                                                65,247             65,247   S             0               0.0
          James S. Hull, Trustee                                 2,000              2,000   S             0               0.0
          Nuge Johnson                                           1,191              1,191   S             0               0.0
          Michael Johnstone                                      2,591              2,591   S             0               0.0
          Ajit Kahaduwe                                            596                596   S             0               0.0
          Richard Klass                                          2,167              2,167   W(3)          0               0.0
                                                                 1,223              1,223   S             0               0.0
          Richard J. Krenn                                      32,500             32,500   S             0               0.0
          Jakob Krommenhock                                      1,067              1,067   S             0               0.0
          Donald E. and Nancy A. Kuellpier                       5,082              5,082   P(1)          0               0.0
          Kevin Lam                                             53,750             53,750   S             0               0.0
          Lebanon Valley Auto Racing                            52,968             52,968   P(3)          0               0.0
           Corporation
          Malcolm Lee                                            3,704              3,704   S             0               0.0
          Kent and Julie Leigh                                   3,065              3,065   S             0               0.0
          J. Lamar Lessor                                        1,068              1,068   S             0               0.0
          Mary C. Lessor                                         1,067              1,067   S             0               0.0
          Anna Liselli                                             334                334   S             0               0.0
          Sam Lockwood                                             596                596   S             0               0.0
          Robert and Donna Lopez                                 2,408              2,408   S             0               0.0
          Harold Lowell                                            834                834   S             0               0.0
          Thomas E. Lynch                                        1,387              1,387   S             0               0.0
          Magnum Financial Corporation                          31,482             31,482   S             0               0.0
          Shirley Mann                                           1,191              1,191   S             0               0.0
          Lorrie McClintock                                      3,334              3,334   S             0               0.0
          Ron McTighe                                              741                741   S             0               0.0
          Medical Industries of America                         70,000             70,000   S             0               0.0
          David Mihlroth                                           741                741   S             0               0.0
          Christopher Miller                                     2,000              2,000   S             0               0.0
          I.W. Miller                                          100,000            100,000   W(13)         0               0.0
                                                                22,000             22,000   S             0               0.0
                                                               140,000            140,000   S             0               0.0
          Danny Mills Profit Sharing                             1,067              1,067   S             0               0.0
          James Mitchell                                           186                186   S             0               0.0
          Kristen and Michael Mitchell                             898                898   P(1)          0               0.0
          Richard Molinsky                                       1,786              1,786   S             0               0.0
                                                                 1,191              1,191   S             0               0.0
          Linda Moore                                            4,815              4,815   S             0               0.0
                                                                67,000             67,000   W(14)         0               0.0
          Ahmad Moradi                                           2,223              2,223   S             0               0.0
          Harold and Dolores Morrell                             2,000              2,000   S             0               0.0
          Michael Morrell                                       16,204             16,204   S             0               0.0

                                                                  40

                                                               100,000            100,000   W(14)         0               0.0
          Patrick Morton                                       312,176            312,176   S             0               0.0
          Timothy J. Murphy Charitable Unitrust                 31,000             31,000   S             0               0.0
                                                                36,000             36,000   D             0               0.0
          John Murtha                                            2,000              2,000   S             0               0.0
          John and Ann Murtha                                    2,000              2,000   S             0               0.0
          Edward and Terri Myers                                   712                712   S             0               0.0
          Sharon M. Myers                                          186                186   S             0               0.0
          Shea Harden Naporano                                  18,518             18,518   S             0               0.0
          James Noonan                                          21,188             21,188   P(3)          0               0.0
          Gerald R. Novick                                     156,088            156,088   P(5)          0               0.0
          Theodore J. Orlando                                    2,667              2,667   S             0               0.0
          Renee Ortega                                             146                146   S             0               0.0
          George Paez                                            1,191              1,191   S             0               0.0
                                                                 2,917              2,917   S             0               0.0
          Palm Beach Farms                                    200,000             200,000   S             0               0.0
          William and Kathleen Papola                            1,067              1,067   S             0               0.0
          Richard Paull                                            167                167   S             0               0.0
          Petros Petrides                                          838                838   S             0               0.0
          Chris Phelan                                           2,500              2,500   S             0               0.0
          Michael S. Pomerantz                                   2,000              2,000   S             0               0.0
          Piere Pype                                             2,977              2,977   S             0               0.0
          Pyramid Holdings, Inc.                                37,037             37,037   S             0               0.0
          Ted Ralston                                            7,408              7,408   S             0               0.0
          Jackie Rankin                                            334                334   S             0               0.0
          Red River Cattle Company                             201,036            201,036   D(15)         0               0.0
          Kay Reese                                              3,000              3,000   S             0               0.0
          Louis Resewber                                        50,000             50,000   W(16)         0               0.0
                                                               200,000            200,000   W(16)         0               0.0
          David Rittmueller                                        596                596   S             0               0.0
          David Robbins                                          1,200              1,200   S             0               0.0
          Donald and Joan Rose                                   1,556              1,556   S             0               0.0
          Edward and Martina Russell                               712                712   S             0               0.0
          Dr. Frank W. Sannella                                 33,880             33,880   P(1)          0               0.0
          Thomas Sauthoff                                        1,000              1,000   S             0               0.0
          James E. and Elaine F. Savage                          1,204              1,204   S             0               0.0
          Mark Schaftlein (*)                                      667                667   S             0               0.0
                                                                45,000             45,000   W(4)          0               0.0
                                                                45,000             45,000   W(5)          0               0.0
                                                                72,700             72,700   S             0               0.0
          William Schneider                                      1,191              1,191   S             0               0.0
          Christine and Richard Schreier                           593                593   S             0               0.0
          Marcelo Scigiliano                                       149                149   S             0               0.0
          James Scordo                                           4,167              4,167   S             0               0.0
          William E Schenck                                      3,388              3,388   P(1)          0               0.0
          Michael Sherry                                        16,000             16,000   S             0               0.0
          Frank and Barbara Sirico                               5,556              5,556   S             0               0.0
          John M. Soldati                                          596                596   S             0               0.0
          Connie Solis                                             327                327   S             0               0.0
          Robert E. Sorenson                                     1,008              1,008   S             0               0.0
          Eugene Snowden                                        46,667             46,667   W(2)          0               0.0
                                                                46,667             46,667   W(2)          0               0.0

                                                                  41

                                                                57,778             57,778   W(2)          0               0.0
                                                                57,778             57,778   W(2)          0               0.0
                                                                33,333             33,333   W             0               0.0
                                                               180,000            180,000   D(17)         0               0.0
          Eugene and Ruth Snowden                               33,333             33,333   W             0               0.0
                                                                33,333             33,333   W             0               0.0
                                                                33,333             33,333   W             0               0.0
          Ronald Snowden                                         8,334              8,334   W(2)          0               0.0
                                                                 8,334              8,334   W(2)          0               0.0
                                                                30,556             30,556   D(18)         0               0.0
          Ronald and Paulette Snowden                           22,222             22,222   W(2)          0               0.0
                                                                22,222             22,222   W(2)          0               0.0
          Jean and Doug Stettirichs                                654                654   S             0               0.0
          Jeff and Jan Stoermer                                    247                247   S             0               0.0
          Jeffrey R. Stoermer, Jr.                                 286                286   S             0               0.0
          Roy R. and Ellinore Stoermer                           5,128              5,128   S             0               0.0
          Tom Stowe                                                801                801   S             0               0.0
          Rodger Stubbs                                         11,482             11,482   S             0               0.0
          Susan L. Suminski                                         19                 19   S             0               0.0
          Tissera Overseas Fund, NV                             52,968             52,968   P(3)          0               0.0
          Gaye Tosi                                                596                596   S             0               0.0
          Westport Capital Partners                            141,250            141,250   P(3)          0               0.0
          William Vitello                                          596                596   S             0               0.0
          Clifford D. and Annette L. Von Aspern                  1,204              1,204   S             0               0.0
          Arthur Vorel                                             926                926   S             0               0.0
          Kevin Walsh                                              596                596   S             0               0.0
          Eleanore and Hubert Watson                                34                 34   S             0               0.0
          Jack Webber                                            1,000              1,000   S             0               0.0
          Larry J. Wells                                        93,653             93,653   S             0               0.0
          Larry J. Wells                                         1,204              1,204   S             0               0.0
          Norman Wieselberg                                      1,191              1,191   S             0               0.0
          Whitehall Financial Services, Inc.                   200,000            200,000   S             0               0.0
          Barbara D. Wilt                                          167                167   S             0               0.0
          Richard C. Wilt III                                      667                667   S             0               0.0
          Sheila B. Williamson                                     260                260   S             0               0.0
          Kevin and Susan Wrenne                                 5,186              5,186   S             0               0.0
          Mike Yankish, Sr.                                      8,469              8,469   S             0               0.0
          Melvin Young                                             821                821   S             0               0.0
          Jackson, Tufts, Cole & Black                         169,491            169,491   S(19)         0               0.0
          Cassidy & Associates                                  90,820             90,820   S(20)         0               0.0
          Greentree Mortgage                                    59,322             59,322   S(21)         0               0.0
          Brentwood Computers                                   57,620             57,620   S(22)         0               0.0
          Cohen, Brame and Smith                                14,407             14,407   S(23)         0               0.0
          William Tetsworth                                     28,000             28,000   S(24)         0               0.0
          Teletrend Communications                              38,278             38,278   S(25)         0               0.0
          Republic Indemnity                                    29,661             29,661   S(26)         0               0.0
          Hakman & Company                                      31,615             31,615   S(27)         0               0.0
          Foster Ousley Conley                                  19,525             19,525   S(28)         0               0.0
          Theodore Orlando                                      20,000             20,000   S(29)         0               0.0
          Howard Rice                                           33,898             33,898   S(30)         0               0.0
          M.S. Farrell & Company, Inc.                           9,807              9,807   S(31)         0               0.0
          Richard L. Klass                                       3,116              3,116   S(32)         0               0.0

                                                                  42

          Alan H. Adelson                                      165,251            165,251   S(33)         0               0.0
          James D. Tucker                                        7,627              7,627   S(34)         0               0.0
          Lomas Mortgage USA, Inc.                              37,681             37,681   S(35)         0               0.0
          Kenny the Printer                                      7,627              7,627   S(36)         0               0.0
          Steve Jizmagian                                       10,169             10,169   S(37)         0               0.0
          Xpedite Systems                                       35,227             35,227   S(38)         0               0.0
          Copelco Capital                                        4,237              4,237   S(39)         0               0.0
          Papola Enterprises                                     4,461              4,461   S(40)         0               0.0
          MFS Intelenet                                         21,379             21,379   S(41)         0               0.0
          Ahmad F. Moradi                                       60,115             60,115   S(42)         0               0.0
          Grubb & Ellis                                         21,280             21,280   S(43)         0               0.0
          Hacienda Property Valuation                           27,703             27,703   S(44)         0               0.0
          Mediatel                                              26,259             26,259   S(45)         0               0.0
          Ousley                                                22,246             22,246   S(46)         0               0.0
          Charles Chillingworth                                 50,180             50,180   S(47)         0               0.0
          U.S. Milestone                                        24,000             24,000   S(48)         0               0.0
          Lee Danna                                             48,000             48,000   S(49)         0               0.0

-------------------------

(*) Is an officer or director of the Company. See "Management-Executive Officers and Directors."

(1) The Preferred Stock is currently convertible at a conversion price equal to 100% of the closing bid price per share of Common Stock as quoted by Nasdaq. For purposes of this table, the closing price was $.81 on March 21, 1997, resulting in a conversion price of $.68. This Prospectus covers additional shares that may be issued based on adjustments to the conversion price. See "Description of Capital Stock-Preferred Stock."

(2) Warrant expires December 31, 1997.

(3) Warrant expires July 1, 1998.

(4) Warrant expires January 17, 1998.

(5) Warrant expires depending upon any vesting, on the earlier of April 1, 2002 or April 1, 2004.

(6) Warrant expires April 1, 2001.

(7) The Preferred Stock is currently convertible at a price equal to 60% of the closing bid price per share of Common Stock as quoted by Nasdaq. For purposes of this table, the closing price was $.81 on March 21, 1997, resulting in a conversion price of $.567. This Prospectus covers additional shares that may be issued based on adjustments to the conversion price. See "Description of Capital Stock-Preferred Stock."

(8) Warrant expires August 30, 1997.

(9) Warrant expires November 30, 1997.

(10) Warrant expires April 16, 1999.

(11) The Preferred Stock is currently convertible into 2,888,889 shares of Common stock.

(12) The Preferred Stock is currently convertible at a conversion price equal to $4.00 divided by 84% of the closing bid price per share of Common Stock as quoted by Nasdaq. For purposes of this table, the closing price was $.59 on July 2, 1997, resulting in a conversion price of $.08. This Prospectus covers additional shares that may be issued based on adjustments to the conversion price. See "Description of Capital Stock-Preferred Stock."

(13) Warrant expires January 1999.

(14) Warrant expires January 23, 1998.

(15) The preferred stock is currently convertible at a conversion price equal to $5.00.

(16) Warrant expires January 10, 1998.

(17) The conversion price for this loan in the amount of $92,000 is $.45.

(18) The conversion price for this loan in the amount of $13,750 is $.45.

(19) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $170,000 in the aggregate, to be paid over a period of 10 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(20) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $70,308 in the aggregate, to be paid over a period of 12 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(21) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $35,000 in the aggregate, to be paid over a period of 7 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(22) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $33,996 in the aggregate, to be paid over a period of 6 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(23) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $24,720 in the aggregate, to be paid over a period of 6 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(24) These shares are issued in lieu of a cash payment for services rendered.

(25) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $22,584 in the aggregate, to be paid over a period of 6 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(26) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $17,500 in the aggregate, to be paid over a period of 7 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(27) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $18,652.84 in the aggregate, to be paid over a period of 3 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(28) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $11,520 in the aggregate, to be paid over a period of 6 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(29) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $6,935 in the aggregate, to be paid over a period of three months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(30) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $20,000 in the aggregate, to be paid over a period of two months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(31) These shares of Common Stock are issued pursuant to a settlement agreement.

(32) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $1,838.49 no later than sixty days after the effective date of the Registration Statement. In the event the number of shares is insufficient to gross that amount the Company may be obligated to issue additional shares.

(33) These shares are issued pursuant to a settlement agreement.

(34) These shares are issued pursuant to a settlement agreement.

(35) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $22,232 in the aggregate, to be paid over a period of four months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(36) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $4,500 in the aggregate, to be paid over a period of four months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(37) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $6,000 plus accrued interest, to be paid over a period of three months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(38) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $20,784 plus accrued interest, to be paid over a period of seven months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(39) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $2,500 plus accrued interest, to be paid no later than October 10, 1996.

(40) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $2,632 plus accrued interest, to be paid over a period of two months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(41) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $12,619.32 plus accrued interest, to be paid over a period of five months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(42) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $35,468 plus accrued interest, to be paid over a period of 18 months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(43) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $12,555. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(44) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $16,345, to be paid over a period of five months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(45) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $15,493, to be paid over a period of seven months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(46) These shares of Common Stock are issued pursuant to a settlement agreement. The Company has agreed that the shares will be sold to gross to the creditor $13,125, to be paid over a period of six months. In the event the number of shares is insufficient to gross that amount, the Company may be obligated to issue additional shares.

(47) These shares of Common Stock are issued pursuant to a settlement agreement.

(48) These shares of Common Stock are issued pursuant to a settlement agreement.

(49) These shares of Common Stock are issued pursuant to a settlement agreement.

           The shares offered by the Selling Stockholders may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, in connection with such sales. The Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus.

                                  LEGAL MATTERS

           Certain legal matters relating to the issuance and resale of shares hereby will be passed upon for the Company by Brewer & Pritchard, P.C., Houston, Texas.

                                     EXPERTS

           The financial statements of the Company as of December 31, 1995 and 1996 have been audited by Comiskey & Company, P.C., independent certified public accountants, for the periods and to the extent as set forth in the reports and have been included herein is in reliance upon such reports of said firm given on their authority as experts in accounting and auditing.

           In May 1994, Ernst & Young LLP ("E & Y") resigned as auditors. There were no disagreements with E & Y on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, and reports issued by E & Y on the Company's financial statements did not contain an adverse opinion, or were modified as to uncertainty, audit scope or accounting principles. In October 1993, E & Y informed the Company that it needed to strengthen its internal controls, and management believed that it adequately addressed this matter in 1993. The Company's current auditors were engaged, based on the Board of Directors approval, in May 1994.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have audited the accompanying consolidated balance sheet of Westmark Group Holdings, Inc. as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our repsonsiblity is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Westmark Group Holidings, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in footnote 2, the Company has incurred repeated operating losses, has a deficit in working capital, and insufficient equity for certain contractual commitments. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans with respect to these conditions are also described in footnotes 2 and 9. The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to accomplish its plans.

Aurora, Colorado
August 15, 1997

                                                        PROFESSIONAL CORPORATION

WESTMARK GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996

ASSETS

Current Assets

     Cash and Cash equivalents .............................     $       18,533
                                                                 --------------
     Mortgage Loans Held for Sale ..........................          4,995,193
     Inventory .............................................             41,008
     Accounts Receivable ...................................             18,711

     Total current assets ..................................          5,073,445

Property and Equipment

     Office buildings ......................................            167,560
     Office furniture and equipment ........................            429,951
                                                                 --------------
                                                                        597,511
     Accumulated depreciation ..............................            299,429
                                                                 --------------
     Property and equipment, net ...........................            298,082

Other assets

     Investment in preferred stock .........................          2,000,000
     Investment in land ....................................          1,000,000
     Goodwill, net of amortization .........................          1,753,044
     Dividends receivable ..................................            140,000
     Deposits and other assets .............................             60,272
                                                                 --------------
     Total other assets ....................................          4,953,316
                                                                 --------------
     Total assets ..........................................         10,324,843
                                                                 ==============

WESTMARK GROUP HOLDINGS, INC
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

     Warehouse line payable ................................          4,748,021
     Accounts payable ......................................          1,645,413
     Notes payable - related party .........................          1,727,569
     Notes payable .........................................            756,694
     Accrued settlement obligation .........................            407,560
     Accrued misc. liabilities .............................            290,639
     Dividends payable .....................................            126,000
     Accrued payroll taxes .................................            105,728
     Accrued interest ......................................            241,692
                                                                 --------------
     Total current liabilities .............................         10,049,316

Callable preferred stock - Series A -
 18,750 shares outstanding .................................             75,000

Stockholders' equity

     Preferred stock, $0.001 par value, 10,000,000
      shares authorized, 780,000 shares issued
      and outstanding ......................................          3,250,000
     Common stock, $0.001 par value, 50,000,000
      shares authorized, 4,833,002 shares issued
      and outstanding ......................................              4,833
     Additional paid-in capital ............................         24,801,364
     Accumulated deficit ...................................        (26,655,416)
                                                                 --------------
                                                                      1,400,781
     Stock issued but unearned/unpaid ......................         (1,200,254)
                                                                 --------------
     Total stockholders' equity ............................            200,527
                                                                 --------------
Total liabilities and stockholders' equity .................         10,324,843
                                                                 ==============

    The accompanying notes are an integral part of the financial statements.

WESTMARK GROUP HOLDINGS, INC.
STATEMENT OF LOSS AND ACCUMULATED DEFICIT
For the years ended December 31, 1996 and 1995

                                                    For the year ended Dec. 31,
                                                    ---------------------------
                                                        1996           1995
                                                    ------------   ------------
REVENUES

     Loan origination fees .......................       355,255        544,386
     Gain on sale of loans .......................     1,881,068      1,569,559
     Investment income - mortgages ...............       584,399        938,657
     Sales - refrigeration units .................        29,252              0
     Other .......................................        83,199         54,298
                                                    ------------   ------------

                                                       2,933,173      3,106,900

EXPENSES

     Direct loan fees ............................       432,425        212,309
     Interest expense ............................     1,172,852      1,223,875
     Non-cash compensation .......................     1,153,318      1,099,000
     General and administrative ..................     3,930,199      6,775,395
     Costs and expenses - refrigeration division .        97,488              0
     Loss on write-down of REO's .................             0        124,654
     Loss on write-down of servicing receivable ..             0        179,663
     Depreciation ................................        74,393         95,627
     Amortization ................................       110,864         98,916
     Bad debts ...................................             0         80,521
     Loss on investment in Greentree .............             0        225,000
     Repurchase losses ...........................             0        480,000
                                                    ------------   ------------

     Total expenses ..............................     6,971,539     10,594,960

Net operating loss ...............................    (4,038,366)    (7,488,060)

Other income (expense)
     Dividend income .............................       140,000              0
                                                    ------------   ------------

Loss from continuing operations before income tax     (3,898,366)    (7,488,060)

Provision for income tax benefit .................        39,000        180,000
                                                    ------------   ------------

Net loss before extraordinary items ..............    (3,859,366)    (7,308,060)

Extraordinary items
     Gain on extinguishment of debt,
       (net of tax of $180,000) ..................             0        270,000
     Gain on disposal of subsidiary
       (net of tax of $39,000) ...................        58,371              0
                                                    ------------   ------------

     Net Loss ....................................    (3,800,995)    (7,038,060)
                                                    ============   ============

Per share amounts
     Loss from continuing operations .............         (1.06)         (6.75)
     Extraordinary items .........................          0.02           0.25
                                                    ------------   ------------

     Net loss per share ..........................         (1.04)         (6.50)
                                                    ============   ============

     Weighted average number of shares
       outstanding ...............................     3,660,340      1,082,371
                                                    ============   ============

    The accompanying notes are an integral part of the financial statements.

WESTMARK GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
DECEMBER 31, 1996 and 1995

                                                             For the year ended Dec. 31,
                                                            -----------------------------
                                                                 1996            1995
                                                            -------------   -------------
CASH FLOWS FROM OPERATIONS:
  Consolidated net loss ..................................     (3,800,995)     (7,038,060)
  Adjustments to reconcile net loss to net
   cash flows from operations
     Depreciation and amortization .......................        185,256         194,543
     Non-cash compensation and stock for services ........      1,153,318       1,745,151
     Loss on disposal of assets ..........................         71,856         124,654
     Loss on investment in Greentree .....................              0         225,000
     Pre-tax extraordinary gains .........................        (97,371)       (450,000)
                                                            -------------   -------------
          Net cash used by operations before
            working capital changes ......................     (2,487,936)     (5,198,712)

     Net (increase) decrease in accounts receivable ......        365,717         466,498
     (Increase) decrease in other current assets .........        (41,008)        368,693
     (Increase) decrease in mortgage loans held for sale .     14,484,836     (14,208,495)
     (Increase) decrease in dividend receivable ..........       (140,000)              0
     (Increase) decrease in other assets .................         20,581       1,020,004
     Increase (decrease) in accounts payable .............       (131,292)        860,895
     Increase (decrease) in current liabilities ..........       (177,129)         25,259
                                                            -------------   -------------
          Net cash provided (used) by operations .........     11,893,769     (16,665,858)

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash invested in Greentree Mortgage ....................              0        (100,000)
  Purchase of fixed assets and improvements ..............        (13,752)        (50,133)
  Proceeds from sale of real estate ......................              0          49,053
                                                            -------------   -------------
          Net cash used by investing activities ..........        (13,752)       (101,080)

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on line-of-credit ...........................     73,633,630     158,020,868
  Repayments on line-of-credit ...........................    (87,511,475)   (144,480,885)
  Sale of stock for cash .................................        920,000       1,725,081
  Repurchases of common stock ............................       (802,000)              0
  Proceeds from issuance of notes payable ................      1,661,988       1,808,500
  Payments on line-of-credit and other notes payable .....        (75,543)       (102,283)
                                                            -------------   -------------
          Net cash provided (used) by
            financing activities .........................    (12,173,400)     16,971,281
                                                            -------------   -------------
          Net decrease in cash and cash
            equivalents ..................................       (293,383)        204,343

  CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...........        311,916         107,573
                                                            -------------   -------------
  CASH AND CASH EQUIVALENTS, END OF YEAR .................         18,533         311,916
                                                            =============   =============

    The accompanying notes are an integral part of the financial statements

WESTMARK GROUP HOLDINGS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1996

                                  Non-Callable
                                Preferred stock           Common stock          Additional     Other                      Total
                               -------------------  ------------------------     Paid In       equity     Accumulated  Stockholders'
                               # shares   amount     # shares      amount        Capital     reductions     Deficit       Equity
                                -------  ---------  ----------   -----------   -----------   ----------   -----------   ----------
Balance, December 31, 1994 ...        0          0     674,605    17,271,983        54,688            0   (15,690,361)   1,636,310

Issuance of common stock
January 1995 - December 1995 .        0          0   1,958,167     5,893,954             0            0             0    5,893,954

Paid in capital from option
arrangements .................        0          0           0             0     1,099,000            0             0    1,099,000

Net Loss .....................        0          0           0             0             0            0    (7,038,060)  (7,038,060)
                                -------  ---------  ----------   -----------   -----------   ----------   -----------   ----------
Balance December 31, 1995 ....        0          0   2,632,772    23,165,937     1,153,688            0   (22,728,421)   1,591,204

Repurchase and retirement
of common shares
April 1996 ...................        0          0    (240,000)     (802,000)            0            0             0     (802,000)

Issuance of common stock for
services and debt conversions
March 1996 - October 1996 ....        0          0   2,420,230     1,798,572             0     (950,254)            0      848,318

Issuance of common stock
for cash .....................        0          0      20,000        20,000             0            0             0       20,000

Issuance of Non-Callable
Series B Preferred Shares
for cancellation of warrants
April 1996 ...................  300,000    600,000           0             0      (600,000)           0             0            0

Issuance of Non-Callable
Series C Preferred Shares
for cash
April 1996 ...................  200,000    700,000           0             0             0            0             0      700,000

Issuance of Non-Callable
Series D Preferred Shares
for subscription receivable
August 1996 ..................   50,000    250,000           0             0             0     (250,000)            0            0

Issuance of Non-Callable
Series E Preferred Shares
for cash and acquisition of
Green World Technology
July 1996 ....................  130,000  1,300,000           0             0             0            0             0    1,300,000

Reclassification of 400,000
shares of preferred A to
non-callable to reflect the
relinquishment of the call
provision by the holder in
December, 1996 ...............  100,000    400,000           0             0             0            0             0      400,000

Cumulative preferred dividends
payable ......................        0          0           0             0             0            0      (126,000)    (126,000)

Non cash compensation
recognized for warrant
issuances ....................        0          0           0             0        70,000            0             0       70,000

Adjustment to reflect
reincorporation in Delaware
and change from no par value
common stock to par value
common stock .................        0          0           0   (24,177,676)   24,177,676            0             0            0

Net loss .....................        0          0           0             0             0            0    (3,800,995)  (3,800,995)
                                -------  ---------  ----------   -----------   -----------   ----------   -----------   ----------
Balance, December 31, 1996 ...  780,000  3,250,000   4,833,002         4,833    24,801,364   (1,200,254)  (26,655,416)     200,527
                                =======  =========  ==========   ===========   ===========   ==========   ===========   ==========

    The accompanying notes are an integral part of the financial statements.

WESTMARK GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

     Westmark Group Holdings, Inc. ("the Company") is a financial services company that, through its wholly owned subsidiary, Westmark Mortgage Corporation ("Westmark Mortgage") is engaged in the business of originating, purchasing and selling mortgage loans. The Company sells both conforming loans (generally those borrowers with perfect or good credit) and non-conforming loans (generally below average and delinquent credit). Originally incorporated in Colorado in 1986, the Company reincorporated in the state of Delaware in June 1996.

     Principles of Consolidation

     For all periods presented, the consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, Westmark Mortgage Corporation and Green World Technologies, Inc. Until its disposal in July 1996, Network Capital Group (an inactive wholly owned subsidiary with an interest in real property) is included in the consolidation. Intercompany transactions have been eliminated in consolidation.

     Mortgage Loans Held for Sale

     Mortgage loans are originated by retail brokers and purchased by the Company to be sold to investors. The loans are reported at the lower of cost or market. Loans covered by commitments are valued as specified in the commitment. Loans not covered by specific commitments are valued at market, as determined by reference to the Company's normal market outlets.

     At December 31, 1996, loans held for sale were valued at cost, which was lower than market. Anticipated prepayments on principal amounts of loans are not considered significant, since all loans are sold to investors, are generally held for a period of 60 days or less before the sale occurs, and are sold along with the related servicing rights.

     Real Estate Acquired in Settlement of Loans Repurchased

     Real estate acquired in settlement of loans repurchased (REO property) is recorded at the lower of cost of market.

     Revenue Recognition

     Premiums associated with the rights to service loans, fees for loan origination, the associated retail correspondent costs, and direct costs of originating loans are deferred and reflected in operations when the underlying loan is sold.

     Non-Cash Compensation

     Equity instruments issued to acquire goods and services from nonemployees have been accounted for based on the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable. Shares issued in consideration of services to be performed in future periods are considered unearned, and are shown as a deduction from shareholders' equity.

     Property and Equipment

     Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed on a straight line basis over estimated useful lives ranging from 4 to 7 years for office furnishings and equipment and 30 years for buildings.

     Investment in Real Estate
     The Company's investment in real estate is carried at the lower of cost or estimated fair value determined with respect to outside appraisal. This property is considered available for sale.

     Compensated absences

     Compensated absences are accrued as earned.

     Earnings per share

     Primary earnings per share have been computed using the weighted average shares outstanding. Fully diluted earnings per share has not been presented, since the effect of common share equivalents would be anti-dilutive.

     Goodwill

     Goodwill is being amortized over ten years using the straight-line method. Goodwill is evaluated periodically in accordance with the provisions of SFAS 121- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

     Income taxes

     Income taxes are allocated among subsidiaries in the ratio that each subsidiary contributes to the consolidated liability. Deferred taxes result from temporary differences in the recognition of income and expense for financial and income tax reporting purposes and as a result of non-benefitted net operating loss carryforwards.

     Cash equivalents

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Financial instruments

     The fair values of financial instruments closely approximate their carrying values in the accompanying financial statements with the exception of the Company's loans held for sale. Market value of loans held for sale, determined with reference to existing commitments, was $5,579,162.

     Reclassifications

     Certain reclassifications have been made to the 1995 consolidated financial statements to conform to the 1996 presentation.

     Use of Estimates

     The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

2.   COMMITMENTS AND CONTINGENCIES

     Classification as a going concern

     The Company has incurred significant and recurring operating losses, including $3.8 million in 1996 and $7.0 million in 1995. It has historically supplemented its operating cash flows with financing from outside sources. At December 31, 1996, the Company had negative working capital of $5.0 million, including $2.7 million in notes currently due by their terms or scheduled to come due in 1997. In addition, the Company has negotiated several settlement agreements with its creditors to settle its outstanding obligations through the issuance of stock. To date, the Company has been unsuccessful in registering the shares underlying many of these settlement agreements, and consequently various settlement defaults have resulted in unsatisfied judgments against the Company.

     The Company is required to maintain $1,000,000 in stockholders equity to remain listed for quotation on the NASDAQ SmallCap Market. With total stockholders' equity of $200,000 the Company does not meet this requirement. If the Company is unable to satisfy the requirements for continued listing with NASDAQ, trading, if any, in the securities listed thereon would be conducted in the over-the-counter market of the National Quotation Bureau or on the OTC Bulletin Board. This could significantly curtail the trading market for the Company's common stock. In the absence of a trading market for the Company's common stock, the Company will be unable to effect equity settlements for its outstanding debt or to satisfy existing settlement agreements though the issuance of shares.

     As further described in footnote 9, the Company has entered into an agreement to conduct a best efforts offering of preferred stock for a minimum of $3 million and a maximum of $6 million gross proceeds. Concurrently with and contingent upon the success of this offering is an agreement to defer or repay $ 1.7 million in outstanding debt payable to Medical Industries of America, Inc. (formerly Heart Labs of America, Inc.), a significant shareholder. Since the offering is conducted on a best efforts all-or-none minimum basis, there can be no guarantee that the offering will be successful and that the related restructuring of debt will be accomplished. Failure to obtain sufficient outside financing will have a direct, material adverse effect on the future operations of the Company.

     The Company believes that even in the event that the minimum amount of this offering is sold, the proceeds would be sufficient to restructure the Company's existing debt in such a way as to make possible its repayment with internally generated cash flows in the ordinary course of business. In addition, the restructuring is intended to result in improvements to the financial position of the Company which would allow for continuing inclusion on the NASDAQ SmallCap Market quotation system.

     Antidilution agreement

     The Company has an agreement with Medical Industries of America, Inc.,
     (MIOA) a 49% shareholder of the Company, to issue shares to MIOA which will be sufficient to maintain its 49% interest in the Company. As of December 31, 1996, the Company has not issued all of these shares. In the transaction more fully described in footnote 9, MIOA has agreed to relinquish its right to receive these shares as part of a restructuring of its ownership in WGHI and the renegotiation of certain debt advances by MIOA to WGHI.

     Off Balance Sheet Risk

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments represent commitments to fund loans and involve, to varying degrees, elements of interest-rate risk and credit risk in excess of the amount recognized in the balance sheet. The interest-rate risk is mitigated by the Company's commitments to sell loans to investors. The credit risk is mitigated by the Company's evaluation of the creditworthiness of potential borrowers on a case-by-case basis.

     At December 31, 1996, there were no interest rate commitments on loans in the pipeline, since the majority of the pipeline was comprised of B/C loans which are not typically locked by the borrower. The Company had interest rate commitments (rate locks) totaling $1.6 million at December 31, 1995. The total loan pipeline at those dates was $18,364,000 and $33,718,000, respectively. It is impractical to estimate market value of the portfolio at December 31, 1996, since its value is dependent on interest rates, time of closing, turndown ratio, and other variables which cannot be determined with any reasonable certainty at this time.

     At December 31, 1996, loans held for sale was comprised of 10% "A" (conforming) loans and 90% "B/C" (non-conforming) loans. At December 31, 1995, the breakdown was 78% "A" loans and 22% "B" loans.

     Litigation in Process

     The Company is a defendant in Robert J. Conover vs. Greentree Mortgage Co., L.P.. and Greentree Management Corporation (collectively "Greentree"), Westmark Group Holdings, Inc., Westmark Mortgage Corporation and Michael F. Morrell. The plaintiff served as president and chief financial officer of Greentree pursuant to an employment agreement between the plaintiff and Greentree. Plaintiff was discharged from those positions in September 1995. Plaintiff brought this action for compensatory damages based upon an alleged breach of such employment agreement. Greentree disputes the allegations of the complaint. The Company believes that there is no legal justification for the joinder of the Company and Mr. Morrell as defendants in the pending dispute between the plaintiff and Greentree, and that the likelihood of loss in this matter is remote. Consequently, no amount has been accrued in this matter at December 31, 1996.

     The Company is a defendant in Conway et al v. Danna, Network Financial Services, Inc., et al. The suit alleges Unfair Practices; Fraud (Negligent Misrepresentations; Intentional Misrepresentations; Concealment); Breach of Written Contract; Breach of Implied Covenant of Good Faith and Fair Dealing; Common Count; and Breach of California Securities Statutes against Network Financial Services, Inc. (AKA Westmark Group Holdings, Inc.) and others. The Company considers the risk of loss in this matter to be remote and, consequently, no amount has been accrued at December 31, 1996.

     The Company is a defendant in Knight v. Lomas Mortgage U.S.A. and Westmark Mortgage Corporation. The complaint is based upon a contention by the Plaintiff that Lomas Mortgage U.S.A. as the servicing agent wrongfully impaired the credit rating of Plaintiff and breached the written agreement between the parties. The company has been named as a party defendant in view of the original contractual relationship between the Plaintiff and Westmark. The Company considers the risk of loss in this matter to be remote, and consequently, no amount has been accrued as of December 31, 1996.

     The Company is a defendant in Ortega v. Michael Santa Maria et al filed in Orange County Superior Court of the State of California. The complaint is based upon a contention by the Borrower Ortega that Santa Maria, individually and as an owner/manager/broker of Bann Cor Mortgage made false presentations of material fact to the plaintiffs. The Company acquired this loan from Bann Cor and subsequently sold the loan to Imperial Credit Industries. A preliminary determination indicates that the basis for the dispute is between Santa Maria and Bann Cor. However, the Company has been named as a party defendant. The Company considers the risk of loss in the matter to be remote, and consequently, no provision for loss has been accrued at December 31, 1996.

     One of the Company's wholly owned subsidiaries, Green World Technologies, Inc. has been named, together with other defendants, in Shape Up America v. Phillippe et al,. The Complaint alleges breach of contract, conspiracy, fraud, and quantum meruit. The Plaintiff claims to be entitled to various forms of compensation based upon the sale of certain licensing, patent and marketing rights to the Talon Refrigerant Management System. Based upon a preliminary review of this information, the Company considers the risk of loss in this matter to be minimal, and consequently, no amount has been accrued at December 31, 1996.

     The Company is a defendant in Tula Business Inc., Pokras, Inc., Dovasar, S.A., Rafoel Lapidus and Eli Itzinger v. Medical Industries of America, Inc. et al. This action was initiated by certain shareholders of MIOA alleging fraud, misappropriation of funds and various securities violations. The Company is named as a peripheral defendant in view of various loans from MIOA to the Company and the position of MIOA as a 49% shareholder of the Company. It is anticipated that the company will have no liability whatsoever and that the matter will be resolved without the necessity of the Company's participation. Consequently, no loss amount has been accrued at December 31, 1996. See subsequent event footnote #10.

     The Company has entered into a series of settlement agreements with various creditors. Various settlement defaults have resulted in unsatisfied judgments. All amounts owed pursuant to ongoing settlements and defaulted amounts have been recorded at their full settlement amounts at December 31, 1996.

     Outstanding Settlement Agreements in Progress

     The Company currently has outstanding settlement agreements with various creditors totaling $882,000. These settlement agreements provide for periodic issuances of an estimated 1,020,000 common shares which will be sold at the prevailing fair market value to satisfy the claims of creditors. Shares remaining unsold, if any, after full satisfaction of these claims will be returned to the Company's treasury. Should the market price of the Company's stock decline, it is possible that the number of shares reserved to settle the claims of creditors would prove to be insufficient, and the Company would be required to satisfy the remaining liabilities in cash. The Company is in the process of preparing an SB-2 registration statement for the shares underlying these settlement agreements.

     Land Purchase Commitment

     The Company has agreed to place $5,000,000 of preferred stock in escrow to secure an option to purchase additional land parcels similar to the Company's current investment in land. The preferred stock may be convertible by the landowner into common stock at a minimum conversion price of $1.00 beginning in April 1997. The Company is contractually obligated to purchase $1,000,000 of land, which contractual obligation will be satisfied through the release of $1,000,000 in preferred shares from escrow. Additional shares of stock will be released through conversion to common equity only in the event that land sales net proceeds to the Company in excess of $1,000,000.

3.   RELATED PARTY TRANSACTIONS

     Effective November 1995, and through the year ended December 31, 1996, the Company owned a $2,000,000 investment in the preferred stock of Medical Industries of America, Inc. ("MIOA"). MIOA in turn owned approximately 49% of the outstanding common stock of the Company. In the transaction more fully described in Note 10, these shareholdings will be exchanged to eliminate all significant commonality of ownership between the two companies.

     From February 1996 to May 1996, MIOA advanced the Company a total of $1,727,569 for which the Company issued various 10% promissory notes payable between February 13, 1997 and May 1, 1997. The promissory notes are secured by Series C preferred stock of the Company which is convertible at 84% of the bid price on the date of the conversion. As more fully discussed in Note 10, this debt is to be refinanced on a long term basis, subject to the receipt by the Company of a minimum of $3,000,000 in equity financing.

     During the period January 1, 1996 to June 28, 1996, Mr. Norman J. Birmingham served as president of MIOA. From November 1995 to September 1996, Mr. Birmingham served as president of the Company, and in December 1996, he was named as chief financial officer of the Company. Mr. Birmingham owns 8,000 shares of MIOA (which is less than 1% of the total outstanding shares) and approximately 1,000 shares of the Company.

     The Company purchased its investment in lad from PBF Land Co. PBF Land Co. is owned and controlled by Mr. Charles Chillinsworth II.

     The Company purchased its investment in Green World Technologies, Inc. from GTB Company, which is owned and controlled by Mr. Charles Chillingsworth. For the period January 1, 1996 through March 1996, Mr. Chillingsworth provided consultant services to the Company totalling $78,000. For the period November 1995 through May 1996, Mr. Chillingsworth also provided legal services to MIOA. Mr. Chillingsworth owns no shares of MIOA, but is a party to a settlement agreement with the Company entitling him to 36,551 shares of the Company.

     In June 1996, the Company issued 150,000 shares of WGHI common stock with a fair value of $187,000 to Mr. Bradley T. Ray. Mr. Ray was a consultant to and held shares in MIOA through June 1996. The maximum aggregate number of shares of MIOA owned by Mr. Ray totaled 12,450 (on a post-split basis) which amount equates to approximately 12% of the then outstanding shares of MIOA.

     The Company is leasing its headquarters from a shareholder and former officer of the Company, Mr. Michael J. Morell for approximate monthly payments of $2,300 through April 1998. Mr. Morell is currently an officer and director of MIOA.

4.   OUTSTANDING DEBT
     Warehouse Lines
     As of December 31, 1996, Westmark Mortgage Corporation has a warehouse agreement with Princap Mortgage Warehouse, Inc. totaling $15,000,000 through November , 1997. The line is fully collateralized by the assignment and pledge of eligible mortgage loans. Interest on the line is payable at the time of purchase by the permanent investor at an annual rate of 2.0% above the prime rate of interest (10.25% at December 31, 1996). There is a transaction charge of $140 per loan. In addition the warehouse agreement requires Westmark Mortgage Corporation to possess minimum net worth of $250,000, and maintain a compensating cash balance on deposit with a designated financial institution totaling $5,000. At December 31, 1996, the balance outstanding on this line-of-credit totaled $4,748,021.

     Other Notes Payable
     The Company is obligated under the following notes payable at December 31, 1996:


10% notes payable, to MIOA, face amount $1,727,569, secured by
Series C Preferred Stock of the Company convertible at 84% of bid price on the date of conversion. Due at various dates
ranging from February 13, 1997 to May 1, 1997 ............  1,727,569

12% mortgage loan, secured by building. Face amount $87,000
Installment payments of $2,807 due monthly with entire amount due June 1, 1998 Foreclosure actions initiated in 1995 have
been cured in 1996 .......................................     48,005

12.5% unsecured demand note, face amount $25,000,
requiring payments of $3,500 per month pursuant to a 1996
settlement agreement.  These payments are in def ............  19,770

18% unsecured demand note, face amount $22,350, due
on demand ...................................................  22,350

10% convertible demand note, face amount $29,218, due
April 15, 1997, convertible into the Company's common
stock at a conversion price equal to the closing bid price
on the date of conversion ..................................   29,218

12% convertible, subordinated, unsecured promissory
notes, face amount $79,750, due thirty days from issuance
and renewable thereafter in thirty day increments by the
holder.  Convertible at the option of the holder into shares of the Company's common stock at a conversion rate
of $0.55 per share .........................................   79,750

10% convertible unsecured promissory notes, face
amount $39,850, due on demand,  convertible into shares
of the Company's common stock at prices ranging from
$0.42 to $0.61 per share ...................................   39,850

10% convertible unsecured promissory notes, face amount
$61,251, due June 30, 1997, convertible into shares of the
Company's common stock at the prevailing market value
in the event of default ....................................   59,751

10% convertible unsecured promissory note, face
amount $50,000, due June 14, 1996, convertible into
the Company's common stock at $0.81 per share ..............   30,000

10% convertible unsecured promissory note, face
amount $100,000, due Feb. 28, 1997, convertible into
shares of the Company's common stock at $0.81 pe ...........  100,000

10% unsecured promissory note, face amount $19,000,
due on demand ..............................................   19,000

13.54% convertible obligation, face amount $229,000,
$115,000 of which shall be payable in cash upon the
closing of a transaction whereby WGHI receives at least
$3,000,000 in additional capitalization, otherwise payable
in shares of the Company's stock.  Balance payable in
shares of the Company's common stock by January 30,
1997  ....................................................    229,000

11.25% convertible obligation, face amount $80,000
$40,000 of which shall be payable in cash upon the closing
of a transaction whereby WGHI receives at least
$3,000,000 in additional capitalization, otherwise payable
in shares of the Company's stock.  Balance payable in
shares of the Company's common stock by January 30,
1997  ....................................................     80,000
                                                            ---------

Total notes outstanding ..................................  2,484,263
                                                            =========
5.   LEASES
     Beginning in March 1995, the Company is leasing its headquarters from a consultant and former officer of the company for an average monthly rental of $2,300 through April 1998. The Company also leases office equipment for average monthly payments totaling approximately $10,000 through 2001. Future minimum lease payments under non-cancellable operating leases are as follows:

     For the year ended December 31,

                 1997                                       125,584
                 1998                                        48,288
                 1999                                        34,908
                 2000                                        33,780
                 2001                                         2,345
                                                            -------
     Future minimum operating lease payments                244,905
                                                            =======

     During 1996, the Company closed its offices in Costa Mesa, California, San Jose, California, and Honolulu, Hawaii, and to that end, negotiated final payments on leases previously extending through 2002. The amount of accrued rent for terminated leases at December 31, 1996 was $123,000. In addition, as part of the agreement to terminate the Costa Mesa lease, the Company agreed to transfer ownership of all furniture and equipment at that location to the succeeding tenants. The Company's cost basis in these assets was approximately $70,000 at the time of transfer. Miscellaneous costs related to the lease termination totaled $12,000. These amounts have been included in general and administrative expenses for the year ended December 31, 1996.

     Rent expense for the years ended December 31, 1996 and 1995 was $172,950 and $462,117 respectively.

6.   EXTRAORDINARY ITEMS

     Disposal of Network Capital Group

     On July 10, 1996, the Company sold all of its capital stock in Network Capital Group, Inc. to PBF Land Company (PBF) in exchange for various parcels of real property in Florida with an appraised value of $1.3 million. At the time of the sale, the recorded amounts of the assets of Network Capital Group exceeded its liabilities by $902,629. The Company recorded the real property parcels at $1,000,000, resulting in a gain on the disposal of Network Capital Group, Inc. of $97,371, ($0.03 per share) before tax effect of $39,000. As part of the same agreement, the Company extended a commitment to purchase an additional $1,000,000 in similar real estate through the issuance of preferred stock to be valued at $1,000,000.

     Loss from operations of Network Capital Group prior to disposal is immaterial to these financial statements.

     Gain on Extinguishment of Debt

     In 1995, the Company settled its litigation with Dolan Development Partners, Inc., effectively reducing the amount of principal and interest payable on two promissory notes from $1,500,000 to $1,050,000. These modifications have resulted in an extraordinary gain of $450,000 ($0.42 per share) before tax effect of $180,000.

7.   INCOME TAXES

     The Company's net operating and capital loss carryforwards are estimated to be $22 million for federal income tax purposes at December 31, 1996. The carryforwards expire in various years for 2003 to 2011, with the majority expiring in 2007 and 2008. These carryforwards are on a consolidated return basis for the members of the consolidated group and, thus, the loss carryforwards may have certain separate return limitations. Use of the Company's net operating and capital loss carryforwards may also be limited under Internal Revenue Code Section 382.

     Deferred taxes result from temporary differences in the recognition of income and expenses for financial and income tax reporting purposes and as a result of non-benefited net operating and capital loss carryforwards. The approximate effect of temporary differences that gave rise to deferred tax balances at December 31, 1996 were as follows:

       Deferred tax assets
         Unconsolidated subsidiary ..............      45,000
         Deferred compensation ..................      18,000
         Non-benefitted losses ..................   8,830,000
                                                    ---------
            Total deferred tax assets ...........   8,893,000

         Valuation allowance, deferred tax assets  (8,893,000)
                                                    ---------
         Net deferred tax assets ................           0
         Deferred tax liabilities ...............           0
                                                    ---------
         Net deferred tax asset .................           0
                                                    =========

     The valuation allowance for deferred tax assets increased 2,129,000 during the year ended December 31, 1996.

     The effective tax rate on income before provision for income tax and extraordinary items varies from the current statutory federal income tax rate as follows:

                                                          December 31,
                                                          1996    1995

     Statutory rate ................................     34.00   34.00%
     Non-benefitted losses and temporary differences    (34.00%)(34.00%)
     Tax effect of extraordinary items .............      1.00    2.40%
                                                         ------  ------
     Effective tax rate ............................      1.00    2.40%
                                                         ======  ======

8.   STOCKHOLDERS' EQUITY

     Overview

     In June 1996, the Company (formerly a Colorado corporation) reincorporated in the State of Delaware, which resulted in the number of authorized shares of common stock increasing to 50,000,000, $0.001 par value, and the number of authorized shares of preferred stock increasing to 10,000,000.

     In July 1995, the Company underwent a 1 for 30 reverse stock split. All share and per share amounts in these financial statements reflect this reverse split.

     In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("FAS 123"). As permitted by FAS 123, WGHI continues to apply the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25"). The differences between the recognition and measurement provisions of FAS 123 and APB 25 are not significant to WGHI's results of operations for the year ended December 31, 1996.

     Stock Option Plans

     1994 Stock Option Plan In May 1994, the shareholders approved the Network Financial Services, Inc. 1994 Stock Option Plan. The plan is established as a compensatory plan to attract, retain, and provide equity incentives to selected persons to promote the financial success of the Company. A total of 333,333 common shares have been reserved for grants under the plan. The options may be granted as either incentive stock options (ISO's) or Non-Qualified Stock Options (NQSO's).

     1993 Omnibus Stock Option Plan

     On May 26, 1993, the shareholders approved the 1993 Omnibus Stock Plan for the purpose of providing a long-term incentive vehicle to promote the Company's success under which a variety of stock-based incentives and other awards may be granted to employees and directors of the Company and its subsidiaries, and to selected consultants. The maximum number of 83,333 common shares are available for grants under this plan. Of this total, 16,667 may be awarded as restricted stock.

     1990 Nonqualified Stock Option Plan

     In October 1990, the shareholders adopted a Nonqualified Stock Option Plan (the 1990 NSOP). The 1990 NSOP was adopted in order to permit the exchange of prior options held by option holders of the Company for the new options of the Company. The 1990 NSOP provides that options may be granted at exercise prices equal to or less than the fair market value of the common shares of the Company on the date of the grant. As of December 31, 1996, all options issued under this plan had been canceled.

     Option plan activity

     The following summarized the stock option plan activity for the year ended December 31, 1996:

                                                     1990 NSOP
                                                 shares     price
     Beginning Balance ..........................5387    $15 TO $112

     Options granted .............................  0
     Options exercised ...........................  0
     Options canceled ...........................5387    $15 TO $112

     Ending Balance ..............................  0        N/A

                                                    1993 OMNIBUS
                                               shares        price
     Beginning Balance ......................  51,682    $45 TO $70.50

     Options granted ........................       0
     Options exercised ......................       0
     Options canceled .......................  38,266    $45 TO $70.50

     Ending Balance ........................   13,416    $53

                                                  1994 Stock Option Plan
                                               shares       price
     Beginning Balance .....................  323,906    $2 TO $45

     Options granted .......................        0
     Options exercised .....................        0
     Options canceled ......................  130,989    $2 TO $45

     Ending Balance ........................  192,917    $ 2


     Preferred Stock

     Series A Preferred Stock

     In April 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 200,000 shares of series A cumulative preferred stock ("Series A Preferred Stock"). An aggregate of 118,750 shares of series A preferred shares were issued in April, 1996, with an aggregate stated value of $475,000. Fair value of these shares at issuance was equal to the stated value, which was determined with respect to the value of the underlying common shares. The Series A Preferred Stock has a liquidation preference of $4 per share, plus any accrued unpaid dividends (at an annual dividend rate of 8%, cumulative whether or not declared), is redeemable by the Company at a redemption price of $4 per share plus accrued unpaid dividends to the date of redemption. The holder may enforce redemption by the Company upon the same redemption terms that the Company possesses, and has no voting rights. The shares are convertible into shares of Common stock at the lessor of $1.50 or 84% of the closing bid price on the day prior to conversion.

     In December 1996, the holder of 100,000 shares of Series A cumulative preferred stock waived his contractual right to enforce redemption of these shares by the Company. Consequently, $400,000 has been reclassified in these financial statements to non- redeemable preferred stock and has been included in stockholders' equity at December 31, 1996.

     Series B Preferred Stock

     In April 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 300,000 shares of series B cumulative preferred stock ("Series B Preferred Stock"). An aggregate of 300,000 shares of series B preferred shares were issued in April, 1996, with an aggregate stated value of $600,000. Fair value of these shares at issuance was equal to stated value, which was determined with respect to the value of the underlying common shares. The Series B Preferred Stock has a liquidation preference of $2 per share, plus any accrued unpaid dividends (at an annual dividend rate of 10%, cumulative whether or not declared), is junior in liquidation preference to the Series A preferred stock, is redeemable by the Company at a redemption price of $2 per share plus accrued unpaid dividends to the date of redemption, and does not have any voting rights. The shares are convertible into shares of Common stock at the lessor of $2.00 or 84% of the closing bid price on the day prior to conversion, subject to certain adjustments.

     Series C Preferred Stock

     In March 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 500,000 shares of series C cumulative preferred stock ("Series C Preferred Stock"). An aggregate of 200,000 shares of series C preferred shares were issued in April, 1996, with an aggregate stated value of $700,000. Fair value of these shares at issuance was equal to the stated value, which was determined with respect to the value of the underlying common shares. The Series C Preferred Stock has a liquidation preference of $3.50 per share, plus any accrued unpaid dividends (at an annual dividend rate of 10%, cumulatively, whether or not declared) , is redeemable by the Company at a redemption price of $3.50 per share plus accrued unpaid dividends to the date of redemption, and does not have any voting rights. The shares are convertible into shares of Common stock at the lessor of $1.50 or 84% of the closing bid price on the day prior to conversion.

     Series D Preferred Stock

     In November 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 1,000,000 shares of series D cumulative preferred stock ("Series D Preferred Stock"). An aggregate of 50,000 shares of series D preferred shares were issued in September, 1996, with an aggregate stated value of $250,000. Fair value of these shares at issuance was equal to stated value, which was determined with respect to the value of the underlying common shares. These shares were issued for the purpose of securing the default in the GTB/Green World transaction. The Company considers these shares unearned, since a contractual obligation exists on the part of GTB to indemnify the Company. The Series D preferred stock has a liquidation preference of $5.00 per share, plus any accrued unpaid dividends (at an annual dividend rate of 10%, cumulatively, whether or not declared) , is redeemable by the Company at a redemption price of $5.00 per share plus accrued unpaid dividends to the date of redemption, and does not have any voting rights. The shares are convertible into shares of Common stock at 100% of the closing bid price on the day prior to conversion. The series D preferred stock is junior in liquidation preference to previous series of preferred stock.

     Series E Preferred Stock

     In November 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 130,000 shares of series E cumulative preferred stock ("Series E Preferred Stock"). An aggregate of 130,000 shares of series E preferred shares were issued in July, 1996, with an aggregate stated value of $1,300,000. Fair value of these shares at issuance was equal to stated value, which was determined with respect to the value of the underlying common shares. These shares were issued for the purpose of acquiring the Company's interest in Green World Technologies Inc., and for cash. The Series E Preferred Stock has a liquidation preference of $10.00 per share, is redeemable by the Company at a redemption price of $10.00 per share, and does not have any voting rights. The shares are convertible into shares of Common stock at $0.45 per share, except that the conversion price shall be adjusted in the event that conversion of these shares will result in the holder receiving more than 49% of the outstanding common shares of the Company. The series E preferred stock is junior in liquidation preference to previous series of preferred stock.

     Series F Preferred Stock

     In November 1996, the Board of Directors established a series of shares setting forth the preferences, rights and limitations and authorizing the issuance of up to 1,000,000 shares of series F cumulative preferred stock ("Series F Preferred Stock"). An aggregate of 1,000,000 shares of series F preferred shares are to be placed in escrow to secure the Company's option to acquire additional parcels of land from PBF Land Company. The Series F Preferred stock has a liquidation preference of $5.00 per share, is redeemable by the Company at a redemption price of $5.00 per share, and does not have any voting rights. The shares are convertible into shares of common stock at the greater of $1.00 or the average closing bid price for the five days prior to conversion. No more than $200,000 in stated value of preferred stock may be converted to common over the five quarters beginning in the second calendar quarter of 1997, until such time as the land under option is sold for gross proceeds of greater than $1 million. The series F preferred stock is junior in liquidation preference to previous series of preferred stock.

     All conversion prices are considered to be representative of the fair market value of the underlying stock into which the preferred shares are convertible, when factors such as market liquidity and trading restrictions are taken into account. Consequently, no provision for non-cash compensation has been recorded in connection with conversion prices included in these preferred shares.

     Warrants

     In March , 1996, warrants were issued to officers of the company providing for the issuance of up to 180,000 shares of common stock at an exercise price of $2.25 per share, 90,000 of which are fully vested immediately, and 90,000 of which will vest upon the Company's attainment of certain earnings levels by December 1997.

     Warrants issued to non-employees during the year consisted of warrants to purchase a total of 1,619,485 shares of common stock at prices ranging from $0.55 per share to $2.38 per share. The warrants expire on various dates from December 1997 through April 2004. The Company's policy is to consider warrants issued to acquire common shares at a strike price within 84% of the trading price on the date of the grant as issued for the fair market value of the warrant. Up to a 16% reduction from the trading price of the stock may be contained in the warrant price due to trading restrictions on the underlying shares as well as market illiquidity, and not to provide additional compensation to the non-employee recipient. During 1996, the Company issued warrants at prices which contained discounts from the trading price of the stock of more than 16%. The Company recorded a total of $70,000 in non-cash compensation related to the issuance of these warrants.

     Convertible debt

     During 1996, the Company issued debt instruments with conversion prices equal to 84% of the bid price of the Company's common stock at the date of issuance. Non-cash compensation has not been recorded, since this discount is considered to be representative of the fair market value of the underlying common stock, when factors such as market liquidity and trading restrictions are taken into account.

     Common share repurchases

     Effective March 15, 1996, the Company redeemed a total of 240,000 shares of previously issued common stock for total consideration of $802,000.

     Flexible options

     During 1995, the company entered into several financing arrangements which provided for settlement of certain liabilities through the issuance of the Company's common stock at a price equal to 50% of the bid price at the date of conversion to equity. Both the debt and the equity portion of these transactions have been recorded as compensation expense. A credit to additional paid in capital has been recorded for the effect of the equity doubler portion of these financing arrangements. Total amount recorded for equity doublers for 1995 was $1,074,000, which consisted of debt issue costs of $765,000, and salary liabilities convertible at 50% of bid, totaling $309,000.

9.   INVESTMENTS


     Investment in Land

     The company is the owner of various parcels of real property in Florida. The subject property consists of various strips of 25-30 foot and 50 foot (perimeter) platted road rights of way located in Palm Beach County. The Company acquired the property pursuant to a recorded Quit Claim Deed from PBF Land Co. The Company has obtained an MAI appraisal establishing a value of $1.3 million for a fee simple interest in the property.

     There are approximately 170 different parcels comprising the total property. These platted road rights of way strips are in some cases included in the adjacent property owners' sites. The Company has been unable to obtain a policy of title insurance on the property. In order to identify its rights in the property, the Company has obtained an attorney's opinion of title, which verifies fee simple title to the property. The Company has also obtained an affidavit of no liens.

     Florida case law has held that property owners hold title to the center of the road. However, the Company is relying upon the 1995 Federal Court Case of West Peninsula Title v. Palm Beach County, 41 Federal 3rd, page 1490 which holds that title to the road strips rests with the owner of the strips.

     The Company has discounted the fee simple appraised amount of $1,300,000 to $1,000,000 to reflect potential reduced marketability of these properties due to title considerations.

     Due to the nature of the property (road rights of way) independent development by the owner is not feasible without acquiring the surrounding lands. It is not the Company's strategy to acquire and develop additional properties, but rather, to hold the subject properties for sale until such time as the surrounding properties are developed.

     Investment in Green World Technologies, Inc.

     In July 1996, the Company acquired 100% of the stock of Green World Technologies, Inc. from GTB, Inc. for a total purchase price of $1,300,000, payable through the issuance of 130,000 shares of Series E preferred stock, with a fair market value of $10 per share. Of this amount, $200,000 was received in cash, and $1,100,000 was allocated to the assets and liabilities of Greenworld Technologies, Inc. These shares are convertible into common shares of the Company at a rate of $0.45 per share, which was the fair value of the underlying common stock at the date of issuance of the preferred shares. The transaction has been accounted for as a purchase. The purchase price may be increased by amounts payable under a two year commitment for quarterly payments of royalties equal to 14% of the gross sales of Green World. These payments, considered contingent additional consideration for the acquisition of Green World, will be expensed as incurred. The total cost of the acquisition exceeded the fair value of net tangible assets of Green World by $1,078,000, which amount has been recorded as goodwill. This amount is being amortized on the straight line method over 10 years. Green World is in the business of refrigerant management systems for energy savings.

     In February, 1997, the Company agreed to transfer 15% of its interest in Green World Technologies to GTB Company in connection with GTB's agreement to convert 130,000 shares of Series E preferred stock to common. This transfer and conversion are contingent upon the Company obtaining outside financing equal to at least $3,000,000 - see Note 10. The agreement also provides for a waiver of the payment of additional consideration in the form of royalties. It is anticipated that the transfer of this interest in Green World will be recorded at the fair market value of Green World at the time of transfer.

     In addition, the Company intends to spin off as a dividend to its shareholders, a majority of its remaining interest in Green World. The exact percentage of Green World to be distributed as a dividend has not yet been determined.

     The results of operations of Green World Technologies, Inc., whose fiscal year end is September 30, 1996, have been included in the accompanying financial statements for the period July 21, 1996 through September 30, 1996.

     The following summarized financial information portrays the effect on the results of operations of the Company as if the acquisition of Green World Technologies, Inc. was made at January 1, 1996. Since Green World was not in existence in 1995, the effect on the comparative 1995 fiscal year has not been presented.

     Total revenue ....................   $2,947,572

     Loss before extraordinary items ..  ($3,620,453)

     Net loss .........................  ($4,039,908)

     Loss per share:
        Loss before extraordinary items  ($     0.99)

        Net loss ......................  ($     1.10)

     The above proforma amounts reflect adjustments for the amoritzation of goodwill from January 1, 1996.

     During the period October 1, 1996 through December 31, 1996, the Company advanced a total of $52,605 to further fund the operations of Green World.

     Investment in Preferred Stock - MIOA

     The Company is the owner of 200,000 shares of Medical Industries of America, Inc. convertible, redeemable, non- voting preferred stock, series
     B. The stock carries a 7% cumulative dividend, payable whether or not declared, a $10 per share liquidation preference, and is convertible, for a period of 10 years from the date of issuance into registered shares of MIOA at the average of the bid and asked price of the MIOA stock for the thirty days prior to conversion. MIOA may redeem the shares of preferred stock at any time for $10 per share.

     This investment is classified as available for sale under the criteria established by SFAS No. 115 - Accounting for Investments in Marketable Securities. Its market value is deemed to be $2,000,000, which is equal to cost, and which has been determined in reference to the common stock into which it is convertible. The Company considers current liquidity of MIOA common stock to be sufficient to sustain this market value. There were no unrealized holding gains and losses attributable to this investment in 1996.

     This investment will be returned to MIOA in exchange for capital stock of the Company in the equity restructuring arrangement discussed in Note 10.

10.  PROPOSED EQUITY FINANCING AND CAPITAL RESTRUCTURING

     Private Placement

     The Company is currently pursuing a Private Placement of units on a best efforts basis for a maximum of $6,000,000 and a minimum of $3,000,000 in gross proceeds to the Company. The units will consist of one share of 10% convertible preferred stock and one five year warrant to purchase one share of common stock for every two preferred shares issued. Each share of Preferred Stock is convertible into one share of the Company's common. Dividends on the Preferred stock may be paid in 10% Convertible Preferred Stock or in cash at the Company's option.

     Westmark-Medical Industries Agreement

     The Company and Medical Industries of America, Inc. ("MIOA") entered into an agreement dated January 23, 1997 which was amended March 31, 1997. The performance of this agreement are conditioned upon the Company receiving at least $3,000,000 in the financing transaction mentioned above by April 21, 1997. MIOA presently owns 1,667,284 shares of the Company's common stock and 200,000 shares of its Series C Preferred stock. MIOA also has a contractual right to receive additional shares sufficient to enable it to maintain up to a 49% ownership interest in the Company. At December 31, 1996, the Company owes MIOA $1,727,569.

     MIOA has agreed to return all of its shares of capital stock in the company, both common and preferred, and to forego its 49% antidilution protection in exchange for the transfer by the Company of its $2,000,000 investment in MIOA, and the agreement to pay a total of $3,953,000 upon the following terms. The Company must make a cash payment to MIOA from the proceeds of the financing. In the event the Company receives only $3,000,000, the cash payment shall be $300,000. If the Company receives more than $3,000,000 but not more than $5,000,000, the cash payment shall be 10% of the financing. If the Company receives more than $5,000,000 but less than $6,000,000, the payment shall be 10% of the financing plus the amount of the funds exceeding $5,000,000. The principal amount of the promissory note to be executed after this initial cash payment will be reduced by any cash payment made as previously described. In the event that the cash payment exceeds $1,000,000, the principal balance will be reduced by $230,000 for every $100,000 paid in excess of $1,000,000. The note will bear interest at 10%, with principal and interest due January 2000. The note is to be secured by the Company's land investment.

11.  EFFECT OF YEAR END ADJUSTMENTS WHICH ARE MATERIAL TO FOURTH
     QUARTER RESULTS

     Significant year end adjustments which affect the fourth quarter's results of operations are summarized as follows:


     Disposal of assets for rent settlements ..........     70,000

     Increase in loan origination expenses ............    255,000

     Reversal of servicing sale adjustments ...........     70,000

     Understatement of accrued interest on debt .......    216,000

     Overstatement of revenue .........................    150,000

     Increase in goodwill amortization and depreciation     45,000

     Non-cash compensation not recorded ...............    831,000

     Total effect of fourth quarter adjustments .......  1,637,000


     In 1993, the Company was advised by its independent auditors that there were material weaknesses in its system of internal accounting controls. Since that time, the Company has continued to exhibit material weaknesses in accounting practices relating to timing of revenue and expense recognition, consistent and timely performance of monthly closing procedures including appropriate account reconciliations, recognition of non-cash compensation, and the recording of other significant non-cash transactions.

     Effective in 1997, management has adopted a corrective action plan to its system of accounting controls which includes the following elements:

     Monthly closing procedures, including systematic account reconciliations and internal review, are documented and consistently applied.

     Interim financial statements are produced monthly and are reviewed on a timely basis by responsible parties including upper management.

     Quarterly reporting has been automated to ensure consistency both between quarters and as compared to year end.

     Appropriate consideration is given to proper accounting treatment of significant, unusual and non-cash transactions, including the requirement for consultation with experts, as necessary.

12.  SUBSEQUENT EVENTS

     Line of credit modifications

     In the first fiscal quarter, the Company secured two additional $5 million warehouse lines of credit under the following terms and conditions:
     Warehouse line number one charges interest at prime plus 1.5%, will lend 100% of the face amount of the mortgage loan, and charges no loan fees. Warehouse line number two charges interest at 2% over prime, funds 100% of the mortgage loan amount, and charges a $100 all inclusive administrative fee per loan.

     Concurrently, the Company reduced its existing line of credit from $15,000,000 to $10,000,000.

     In March 1997, 1,000,000 shares of Series F Preferred stock with a fair market value of $1,000,000 were issued into escrow to acquire additional land parcels. The transaction will be consummated upon delivery of deeds to the Company of $1,000,000 in land parcels. The market value of this stock is determined with respect to the underlying common shares into which it is convertible, and to the appraised value of the land to be received.

     Effective April 8, 1997, the Company was released from liability in the matter of Tula Business Inc., et al v. Medical Industries of America, Inc. et al.

     In the first quarter of 1997, a total of 1,019,019 common shares were placed in trust pursuant to settlement agreements.


13.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     During the year ended December 31, 1996, the Company issued 110,000 shares of Series E preferred stock to acquire its investment in Green World Technologies, Inc. The Company traded land valued at approximately $2.0 million with associated liabilities of approximately $900,000 for land with a value of $1.0 million. The Company issued stock for services and debt conversions of approximately $1.8 million in 1996.

     During the year ended December 31, 1995, the Company issued $2,000,000 in common shares for its investment in preferred stock, issued $1,053,000 in common shares for debt retirement, and financed the acquisition of a building for $87,000.

14.  SUBSEQUENT EVENTS (UNAUDITED)

     Westmark-MIOA Modification

     Effective June 26, 1997, the Company amended its agreement with MIOA previously discussed in note 10 above, to provide for the termination of MIOA's 49% anti-dilution provision. The agreement calls for the repayment of $1,953,000 in outstanding indebtedness pursuant to a three year 10% promissory note with monthly payments of $25,000. MIOA shall also be entitled to certain guaranteed repayments as follows: if the Company receives additional capitalization between $300,000 and $1.5 million, MIOA shall be entitled to the first $300,000. If the additional capitalization exceeds $1.5 million, MIOA shall receive the first $500,000 in excess of $1.5 million. In the event that additional capitalization exceeds $3.0 million, MIOA shall be entitled to receive 50% of the excess until the entire WGHI indebtedness to MIOA is paid in full.

     In addition, MIOA is entitled to a percentage of positive operating cash flows after settlement agreements for the next two years, and 50% of the cash proceeds from the sale of spin-off of subsidiaries. Pursuant to a separate agreement, MIOA is entitled to demand registration rights for its shares of Common stock.

             FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 1997

                          WESTMARK GROUP HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                       JUNE 30,
                                                                         1997
                                                                     (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Account Payable ......................................           $  561,593
     Warehouse line of credit .............................           $3,167,355
     Interest payable .....................................           $  303,071
     Settlement liability .................................           $  407,560
     Notes Payable Current ................................           $  661,757
     Payroll taxes payable ................................           $   43,976
     Dividends Payable ....................................           $  188,476
     Other current liabilities ............................           $  210,625
                                                                      ----------
     Total Current Liabilities ............................           $5,544,413

     Long Term Notes ......................................           $1,760,778
                                                                      ----------
     Total Long Term Liabilities ..........................           $1,760,778

Total Liabilities .........................................           $7,305,191
                                                                      ==========

Stockholders' Equity
     Preferred shares, $.001 par value, 10,000,000
     shares authorized, 503,314 issued
     and outstanding .........................................     $  2,459,755
     Common stock, $.001 par value, 50,000,000
     shares authorized, 10,023,082 issued
     and outstanding .........................................     $     10,023
     Additional paid in capital ..............................     $ 27,733,111
     Stock issued unearned/unpaid ............................     $ (1,592,435)
     Accumulated deficit .....................................     $(26,997,731)
                                                                   ------------
    Total Stockholders' Equity ...............................     $  1,612,723

Total Liabilities and Stockholders' Equity ...................     $  8,917,914
                                                                   ============

                          WESTMARK GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED                    SIX MONTHS ENDED

                                                                 JUNE 30,           JUNE 30,          JUNE 30,            JUNE 30,
                                                                   1997               1996              1997                1996
Revenues:
    Loan origination and gain on sale ..................       $ 1,509,970        $   611,391        $ 2,540,752        $ 1,208,712
    Product Sales ......................................       $    55,888                           $    80,528
    Interest Income ....................................       $   220,651        $    35,154        $   451,390        $   110,735
    Other income .......................................       $    (4,325)       $     7,155        $    14,789        $    11,325
                                                               -----------        -----------        -----------        -----------
Total Revenues .........................................       $ 1,782,184        $   653,700        $ 3,087,459        $ 1,330,772

EXPENSES:
    Loan origination costs .............................       $    28,154        $   119,523        $    73,549        $   572,747
    Cost of goods sold .................................       $    36,205        $    43,272
    Interest ...........................................       $   264,237        $   188,434        $   465,411        $   511,668
    General and administrative .........................       $ 1,085,681        $   374,026        $ 1,933,846        $   722,085
    Professional fees ..................................       $   180,490        $    36,851        $   308,236        $   106,835
    Marketing and advertising ..........................       $     8,093        $     8,397        $    13,959        $    32,053
    Non cash compensation ..............................       $   180,735        $   392,000        $   483,052        $   392,000
    Servicing sale adjustment ..........................                          $   (70,000)                          $   (70,000)
    Goodwill amortization ..............................       $    51,681        $    24,729        $   103,362        $    49,458
    Depreciation .......................................       $    17,846        $    23,812        $    35,692        $    47,624
                                                               -----------        -----------        -----------        -----------
Total Expenses .........................................       $ 1,853,122        $ 1,097,772        $ 3,460,379        $ 2,364,470

Other Income (Expenses)
    Gain on debt extinguishment ........................       $    68,976                           $    68,976
    Dividend income ....................................       $    35,000        $    70,000        $    70,000        $    70,000
                                                               -----------        -----------        -----------        -----------
Gain (Loss) from continuing operations .................       $    33,038        $  (374,072)       $  (233,944)       $  (963,698)

    Provision for income tax

Net Income (Loss) ......................................       $    33,038        $  (374,072)       $  (233,944)       $  (963,698)
                                                               ===========        ===========        ===========        ===========

NET LOSS PER SHARE .....................................       $      0.01        $     (0.12)       $     (0.04)       $     (0.33)

WEIGHTED AVERAGE SHARES OUTSTANDING ....................         5,581,489          3,016,122          5,581,489          3,016,122

                          WESTMARK GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                        SIX MONTHS ENDED
                                                                                                 JUNE 30,                JUNE 30,
                                                                                                   1997                    1996
OPERATING ACTIVITIES
Consolidated net income (loss) ....................................................            $  (233,944)            $   (963,698)
Adjustment to reconcile consolidated net
(loss) to cash used in operations:
    Depreciation ..................................................................            $    35,692             $     47,624
    Stock issued for services .....................................................            $   483,052             $    392,000
    Amortization ..................................................................            $   103,362             $     49,458
                                                                                               -----------             ------------
Cash provided (used) in operations before working capital .........................            $   388,162             $   (474,616)

    (Increase)/Decrease in accounts receivable ....................................            $    (3,937)            $    (67,296)
    (Increase)/Decrease in current assets .........................................            $   (11,553)            $     25,996
    (Increase)/Decrease in mortgages held for sale ................................            $ 1,381,420             $ 12,671,366
    (Increase)/Decrease in other assets ...........................................            $     2,120
     Increase/(Decrease) in accounts payable ......................................            $(1,083,820)            $   (620,895)
     Increase/(Decrease) in other notes ...........................................            $(1,822,506)            $ (1,482,154)
     Increase/(Decrease) in long term  notes ......................................            $ 1,760,778
     Increase/(Decrease) in interest payable ......................................            $    61,379             $    (80,008)
     Increase/(Decrease) in other current liabilities .............................            $   141,766             $   (267,395)
                                                                                               -----------             ------------
Net cash provided for working capital changes .....................................            $   423,527             $ 10,181,734
Cash provided for operating activities ............................................            $   811,689             $  9,707,118

INVESTING ACTIVITIES
     Purchase of fixed assets and improvements ....................................            $   (25,040)
                                                                                               -----------             ------------
     Cash provided/(used) in investing activities .................................            $   (25,040)            $    --

FINANCING ACTIVITIES
     Net Increase/(Decrease) in warehouse line of credits .........................            $(1,580,666)            $(12,053,377)
     Stock for payment of debt ....................................................            $   833,812
     Cash received MIOA ...........................................................            $ 2,428,593
     Payment of notes receivable stock sale .......................................            $   374,222
     Repurchase of stock ..........................................................            $  (700,000)
     Sale of stock for cash .......................................................            $    10,000
                                                                                               -----------             ------------
Cash provided/(used)by financing activities .......................................            $  (746,854)            $ (9,940,562)

Net Increase/(Decrease) in cash ...................................................            $    39,795             $   (233,444)
Cash and cash equivalent, beginning period ........................................            $    49,837             $    311,916
Cash and cash equivalent, end of period ...........................................            $    89,632             $     78,472
                                                                                               ===========             ============

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

               E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Certificate of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Certificate of Incorporation.

               H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

              SEC Registration Fee................................... $  1,734
               Printing and Engraving Expenses.......................    25,000
               Legal Fees and Expenses...............................    60,000
               Accounting Fees and Expenses..........................    75,000
               Blue Sky Fees and Expenses............................    25,000
               Transfer Agent Fees...................................     2,000
               Miscellaneous.........................................    11,266
                                                                         ------
                    TOTAL............................................  $200,000

--------------------

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES

               In August 1993, the Company issued 61,796 shares of Common Stock to eight investors for an aggregate purchase price of approximately $61,796. The Company believes that the transaction herein is exempt from registration pursuant to Regulation S of the Act as a transaction sold only to non-United States resident investors.

               Between January and December 1994, the Company issued a total of 84,821 shares of Common Stock to eight investors for an aggregate purchase price of approximately $700,000. The Company believes that the transaction herein is exempt from registration pursuant to Regulation S of the Act as a transaction sold only to non-United States resident investors.

               In March 1994, the Company issued options to purchase a total of 81,095 shares of Common Stock at an exercise price of $2.00 per share to employees in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between March and April 1994, the Company issued options to purchase a total of 13,333 shares of Common Stock at an exercise price of $3.75 per share to employees in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between April and August of 1994, the Company raised approximately $2,000,000 in a private placement of its securities through the sale of 77,477 units, each unit consisting of one share of the Company's Common Stock and one warrant which has expired. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between June and July 1994, the Company issued options to purchase a total of 46,560 shares of Common Stock at exercise prices of between $2.00 and $45.00 per share to employees in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In July 1994, the Company issued 13,334 shares of Common Stock to Primark Corporation in addition to a $500,000 cash payment for the acquisition of Westmark Mortgage. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In August 1994, the Company issued 8,067 shares of Common Stock to two individuals in consideration for converting $50,000 of indebtedness into equity. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In August through December 1994, the Company issued an aggregate of 71,747 shares of Common Stock to employees and consultants for services rendered valued at nominal consideration. The Company believes that the transactions herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In November 1994, the Company issued M.S. Farrell a warrant to purchase 33,333 shares of Common Stock at a purchase price of $9.00 per share in consideration for services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In December 1994, the Company issued options to purchase a total of 3,332 shares of Common Stock at an exercise price of $15 per share to employees is in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between January and May 1995, the Company raised approximately $700,000 in a private placement of its securities through the sale of 220,032 shares of Common Stock. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In March 1995, the Company issued 42,968 shares of Common Stock to three individuals and/or entities for an aggregate consideration of approximately $100,000. The Company believes that the transaction herein is exempt from registration pursuant to Regulation S of the Act as a transaction by an issuer only to non-resident United States investors.

               In March 1995, the Company issued 47,190 shares of Common Stock to various employees and consultants for services rendered valued at a nominal amount. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between March and June 1995, the Company issued four former officers an aggregate of 9,891 shares of Common Stock for accrued salary of approximately $62,500. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               Between March and July 1995, the Company issued an option to purchase a total of 173,848 shares of Common Stock at an exercise price of between $2.00 and $3.75 per share to employees in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In May 1995, the Company issued 16,667 shares of Common Stock to Greentree Mortgage Company as a portion of the aggregate sales price for the acquisition of certain of the production assets of Greentree Mortgage. The

Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In June 1995, the Company issued three individuals an aggregate of 11,000 shares of Common Stock for services rendered valued at a nominal amount. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In August 1995, the Company issued 75,000 shares of Common Stock to an entity for an aggregate consideration of $75,000. The Company believes that the transaction herein is exempt from registration pursuant to Regulation S of the Act as a transaction by an issuer only to non-resident United States investors.

               In September 1995, the Company issued 125,000 share of Common Stock to an individual in connection with converting a promissory note in the amount of $250,000 for such shares. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In November 1995, the Company issued an aggregate of 112,419 shares of Common Stock to five individuals in consideration for consultant services rendered. The Company believes that the transactions herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In November 1995, the Company issued 1,298,000 shares of Common Stock to MIOA, pursuant to a stock purchase agreement. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In November 1995, the Company issued a warrant to purchase 300,000 shares of Common Stock at $1.00 per share to Ocean Marketing Corp. in consideration for consulting services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.


               Between January and April 1996, the Company issued an option to purchase a total of 3,332 shares of Common Stock at an exercise price of $2.00 per share to employees in consideration for services rendered. The Company believes that the transactions herein are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In March 1996, an individual exercised an option to purchase 5,000 shares of Common Stock is in satisfaction of accrued debt of $10,000. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, the Company issued warrants to purchase 90,000 of Common Stock at a price of $2.25 per share to Norman J. Birmingham in connection with his employment agreement. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, the Company issued warrants to purchase 90,000 of Common Stock at a price of $2.25 per share to Mark Schaftlein in connection with his employment agreement. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, the Company issued a warrant to purchase 150,000 shares of Common Stock at a price of $2.375 per share to Greentree Mortgage in consideration of restructuring a $100,000 debt owed by the Company to Greentree Mortgage. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, an aggregate of 151,350 shares of Common Stock were issued in consideration for services rendered valued at nominal consideration. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, an aggregate of 138,656 shares of Common Stock were issued to five individuals in consideration for converting $165,000 of indebtedness into equity. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In April 1996, an aggregate of 21,700 shares of Common Stock were issued to ten individuals in consideration for converting $60,500 of indebtedness into equity. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In May 1996, an option to purchase 10,000 shares of Common Stock was issued to a third party, at a purchase price of $2.00 per share, for services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In May 1996, 368,896 shares of Common Stock were issued to MIOA pursuant to the November 1995 Stock Purchase Agreement. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In January 1997, 250,000 shares of Common Stock were issued for services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In January 1997, 200,000 shares of Common Stock were issued for services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In March 1997, 23,000 shares of Common Stock were issued for services rendered. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In March 1997, 4,200 shares of Common Stock were issued in connection with loans to the Company in the amount of $27,000. The Company believes that the transaction herein is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In June 1997, 1,254,002 shares of Common Stock were issued pursuant to settlement agreements. The Company believes that the transaction herein is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

               In June 1997, 2,943,202 shares of Common Stock were issued upon conversion of indebtedness, and conversion of preferred stock. The Company believes that the transaction herein is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

ITEM 27.       EXHIBITS

               The following exhibits are to be filed as part of the Registration Statement:

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT

2.1(3)       Form of Merger between Colorado and Delaware Companies

3.1(1)(2)    Articles of Incorporation of the Company and
             Amendments thereto

3.2(3) Certificate of Incorporation of the Company, filed in the office of the Secretary of State of Delaware on May 10, 1996, and incorporated herein by reference

3.3(1)       By-Laws of the Company

4.1(3)       Form of specimen Common Stock

4.2(3)       Series A Preferred Stock Designation

4.3(3)       Series B Preferred Stock Designation

4.4(3)       Series C Preferred Stock Designation

4.5(3)       Series D Preferred Stock Designation

4.6(3)       Series E Preferred Stock Designation

4.7(3)       Series F Preferred Stock Designation

5.1(3)       Opinion Regarding Legality

10.1(3)      Green World Stock Purchase Agreement

10.2(3) Mortgage Warehouse and Security Agreement between the Company and Princap Mortgage Warehouse, Inc. dated October 26, 1995

10.3(5) Purchase and Sale Agreement between the Company and MIOA dated November 1995, as amended.

10.5(3)      Rodger Stubbs Termination Agreement

10.6(3)      Michael Morrell Termination Agreement

10.7(3)      Linda Moore Termination Agreement

10.8(3)      Norman J. Birmingham  Employment Agreement

10.9(3)      Mark Schaftlein Employment Agreement

10.10(3)     Payton Story Employment Agreement

10.11(3)     Louis Resweber Director Agreement

10.12(3)     Norman J. Birmingham  Warrant

10.13(3)     Mark Schaftlein Warrant

10.14(3)     1990 Non-Qualified Stock Option Plan

10.15(3)     1993 Non-Qualified Stock Option Plan

10.16(3)     1994 Non-Qualified Stock Option Plan

10.17(3) Settlement Agreement between the Company and Greentree Mortgage Company dated April 19, 1996

10.18(3) Settlement Agreement between the Company and First American Flood Data, Inc. dated March 29, 1996

10.19(3) Note Modification Agreement between the Company and Dolan Development Partners, Inc. dated July 12, 1995

10.20(3) Form of Settlement Agreement between the Company and Each Party to the Bridge Financing dated April 1, 1996

10.21(3) Settlement Agreement between the Company and James S. Hull dated April 25, 1996

10.22(3) Settlement Agreement between the Company and Svarna Offshore Fund dated March 21, 1996

10.23(3) Settlement Agreement between the Company and Drew Hollenbeck dated March 21, 1996

10.24(3) Settlement Agreement between the Company and Nationwide Computer Corporation dated March 26, 1996

10.25(3) Settlement Agreement between the Company and Teletrend Communications dated March 27, 1996

10.26(3) Settlement Agreement between the Company and Mortgage Quality Management, Inc. dated March 27, 1996

10.27(3) Settlement Agreement between the Company and Hakman & Company dated March 27, 1996

10.28(3) Settlement Agreement between the Company and Republic Indemnity dated February, 1996

10.29(3) Settlement Agreement between the Company and Jackson, Tufts, Cole & Black dated February 22, 1196

10.30(3)     Settlement Agreement between the Company and Cassidy & Associates

10.31(3) Settlement Agreement between the Company and Howard Rice dated March 26, 1996

10.32(3) Settlement Agreement between the Company and M.S. Farrell & Company, Inc. dated May 29, 1996

10.33(3)     Settlement Agreement between the Company and Ahmad F. Moradi

10.34(3)     Settlement Agreement between the Company and Grubb & Ellis

10.35(3)     Settlement Agreement between the Company and Ousley, Inc.

10.36(3)     Settlement Agreement between the Company and Curci-England

10.37(3)     Agreement between the Company and GTB Company

10.38(3)     Agreement between the Company and PBF Land Company

10.39(4) Settlement Agreement between the Company and Medical Industries of America, Inc., and Amendments thereto.

10.40(3)     Hollenbeck Settlement Agreement

10.41(4)     Lee Danna Settlement Agreement

11.1(3)      Statement Re: Computation of Per Share Earnings

21.1(3)      List of Subsidiaries

24.1(4)      Consent of Comiskey & Company, P.C.

24.2(3)      Consent of Brewer & Pritchard, P.C. (Contained  in Exhibit 5.1)

---------------------

(1) The information required by this exhibit is incorporated by reference to the exhibits filed in connection with the Company's prior Registration Statement on Form S-18 (Commission File No. 33-16715-D)

(2) The Articles of Amendment to the Articles of Incorporation dated July 11, 1994, were attached to the December 31, 1994 Form 10-KSB.

(3) The information required by this exhibit is incorporated by reference to the exhibits filed in connection with the Company's prior Registration Statement on Form SB-2 (Commission File No. 333-05569).

(4) Filed herewith.



ITEM 28.       UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              iii. To include any additional or changed material information with respect to the plan of distribution.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4)    I.     That, for the purpose of determining liability under the
                     Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule
                     424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray, State of Florida, on the 15th day of August, 1997.

                                               Westmark Group Holdings, Inc.

                                               By//S// MARK SCHAFTLEIN
                                                 Mark Schaftlein, President,
                                                 Chief Executive Officer and
                                                 Director

                          ----------------------------

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                 TITLE                                     DATE

//S// MARK SCHAFTLEIN          President, Chief Executive Office               August 15, 1997
      Mark Schaftlein          and Director

//S// NORMAN J. BIRMINGHAM     Director, Chief Financial Officer,              August 15, 1997
      Norman J. Birmingham     Chief Accounting Officer

//S// TODD WALKER              Director                                        August 15, 1997
      Todd Walker

//S// LOUIS RESWEBER           Director                                        August 15, 1997
      Louis Resweber

//S// PAYTON STORY             Director                                        August 15, 1997
      Payton Story